As filed with the Securities and Exchange Commission on July 22, 2011

Registration No.: 333 -174599

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
Form S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

COMMITTED CAPITAL ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6770	14-1961545
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

712 Fifth Avenue 22nd Floor
New York, NY 10019
(212) 277-5301

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Michael Rapoport (a/k/a Michael Rapp)
President and Chairman
c/o Broadband Capital Management LLC
712 Fifth Avenue 22nd Floor
New York, NY 10019
(212) 277-5301

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Kenneth R. Koch, Esq. Jeffrey P. Schultz, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center 666 Third Avenue New York, NY 10017 (212) 935-3000 (212) 983-3115 — Facsimile	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, New York 10017 (212) 370-1300 (212) 370-7889 — Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 22, 2011

$25,000,000

COMMITTED CAPITAL ACQUISITION CORPORATION

5,000,000 Units

Committed Capital Acquisition Corporation is a blank check company formed in the State of Delaware on January 24, 2006 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable stock transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified. We filed a Registration Statement on Form 10-SB with the U.S. Securities and Exchange Commission, or the SEC, and since its effectiveness in May 2007, we have focused our efforts on identifying possible business transactions but have not conducted any active operations.

This is a public offering of our units. Each unit is being sold at a purchase price of $5.00 per unit and consists of (i) one share of our common stock and (ii) one warrant to purchase one share of our common stock at a price of $5.00. Under the terms of the warrant agreement, we have agreed to use our best efforts to file a post-effective amendment or new registration statement under the Securities Act of 1933, as amended, or the Securities Act, to cover the shares of common stock underlying the public warrants after the completion of our initial business transaction. Each warrant will become exercisable upon effectiveness of such post-effective amendment or new registration statement and will expire 45 days from that effectiveness date.

Unlike most other blank check companies, our board of directors will have the sole discretion and authority to approve and consummate our initial business transaction without seeking stockholder approval. We will not provide our stockholders with the opportunity to redeem their shares of common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account upon the consummation of our initial business transaction. We will not provide our stockholders with the right to vote on our business transaction unless required by law. If a stockholder vote is required by law, we will conduct a proxy solicitation pursuant to the proxy rules but will not offer our stockholders the opportunity to redeem their shares of common stock in connection with such vote.

We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating our initial business transaction. We will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable stock transaction or other similar business transaction under consideration or discussion.

Our officers and directors have agreed that we will have only 21 months from the date of effectiveness of the registration statement of which this prospectus forms a part (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period) to consummate our initial business transaction.

Our initial stockholders and their designees have committed to purchase 2,000,000 shares of our common stock at $5.00 per share in a private placement to occur concurrently with the closing of our initial business transaction for gross proceeds of $10,000,000. Our board of directors will have the ability to increase the size of the private placement at its discretion.

We have granted Broadband Capital Management LLC, as the representative of the underwriters for this offering, a 45-day option to purchase up to 750,000 units (over and above the 5,000,000 units referred to above) solely to cover over-allotments, if any.

There is presently no public market for our units, common stock or warrants. It is anticipated that our units, common stock and warrants will be quoted on the OTC Bulletin Board under the symbols “    ”, “    ” and “    ”, respectively, and anticipate that the units will begin trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin separate trading ten business days following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our filing of a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing the trading date when such separate trading will commence.

All proceeds we receive from this offering of $25,000,000 ($5.00 per public share) or, if the underwriters’ over-allotment option is exercised in full, $28,750,000 ($5.00 per public share), will be deposited into a trust account at               maintained by Continental Stock Transfer & Trust Company, acting as trustee. None of the funds held in trust will be released from the trust account except as described in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 18 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Price to Public	Proceeds, to us(1)
Per Unit	$5.00	$5.00
Total	$25,000,000	$25,000,000

(1)	All of the gross proceeds of this offering will be held in the trust account. There is no compensation, commission or discounts to the underwriters except $50,000 to be paid to a “qualified independent underwriter”. See “Underwriting — Conflict of Interest.” All expenses of this offering, including the compensation to the qualified independent underwriter, and expenses relating to investigating and selecting a target business and other working capital requirements after this offering and prior to our initial business transaction have been or will be funded by loans provided to us from BCM and interest earned on the amount in the trust account.

We are offering the units for sale on a firm-commitment basis. Delivery of the units will be made on or about         , 2011.

Broadband Capital Management LLC

The date of this prospectus is         , 2011

Until           , 2011 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer of solicitation is not authorized or is unlawful.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our,” “company” or “our company” are to Committed Capital Acquisition Corporation (formerly known as Plastron Acquisition Corp. II), a Delaware corporation.
•	references to “BCM” are to Broadband Capital Management LLC, the representative of the underwriters for this offering.
•	references to “Exchange Act” are to the Securities Exchange Act of 1934, as amended.
•	references to “initial business transaction” and to “business transaction” are to our initial acquisition of one or more operating businesses or assets through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction.
•	references to “initial shares” are to the 6,750,000 shares of our common stock issued and outstanding as of the date of this prospectus, including (i) up to 750,000 shares which are subject to pro-rata forfeiture by our initial stockholders if the underwriters’ over-allotment option is not exercised in full, (ii) up to 2,875,000 shares which are subject to pro-rata forfeiture if the public warrants are not exercised in full, and (iii) up to 3,375,000 shares of common stock which are subject to forfeiture based on the degree of participation of our initial stockholders in activities relating to the initial business transaction. As a result of such forfeiture, after giving effect to (i) this offering, (ii) any exercise of the over-allotment option, (iii) a private placement of $10,000,000, and (iv) any exercises of the public warrants, the initial shares beneficially owned by our initial stockholders collectively will be equal to 20.0% of our issued and outstanding shares of common stock. Notwithstanding such forfeiture, the initial shares beneficially owned by P&P 2, LLC and Michael Serruya will be equal to at least two percent (2%) and one percent (1%) of our issued and outstanding shares of common stock, respectively. If shares of common stock are issued in the initial business transaction, the initial shares will not be subject to any adjustment and the beneficial ownership of the initial stockholders, as a percentage of the outstanding shares of common stock, will decrease. All shares subject to forfeiture will be forfeited as promptly as practicable after the warrant expiration time. The initial stockholders’ beneficial ownership of the initial shares and all shares of common stock, represented as percentages of the issued and outstanding shares of the common stock, contained in this prospectus are calculated based on the assumptions set forth in this prospectus. Such percentages will vary depending on the assumptions. See “Principal Stockholders — Illustration of Forfeiture of Initial Shares and Effect on Beneficial Ownership” for examples relating to the forfeiture of initial shares.
•	references to “initial stockholders” are to our existing stockholders prior to this offering, who collectively own all the initial shares. Our initial stockholders are Michael Rapp, our founder, President and Chairman, Philip Wagenheim, our Secretary and director, P&P 2, LLC, Michael Serruya, and Committed Capital Holdings LLC.
•	references to “placement shares” are to the shares of common stock to be issued in the private placement.
•	references to “private placement” are to the private placement of shares of common stock in which our initial stockholders and/or their designees have committed to purchase 2,000,000 shares at $5.00 per share concurrently with the closing of our initial business transaction.
•	references to “private placement investors” are to the investors that will purchase the placement shares, which investors will be our initial stockholders and their designees.
•	references to “public shares” are to shares of common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market).

•	references to “public stockholders” are to holders of public shares, including our initial stockholders to the extent they purchase public shares, provided that their status as “public stockholders” shall only apply with respect to such public shares.
•	references to “public warrants” are to the warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market), which warrants will entitle the holder to purchase one share of our common stock at a price of $5.00.
•	references to “registration statement” are to the registration statement of which this prospectus forms a part.
•	references to a “target business” are to one or more operating businesses or assets which, after completion of this offering, we may target for our initial business transaction.
•	references to the “warrant expiration time” are to the time at which the public warrants cease to be exercisable, which will occur at 5:00 p.m., New York City time, on the 45th day after the effectiveness of the registration statement covering the shares of common stock underlying the public warrants.
•	the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

We effected a 4.21875-for-1 forward stock split on May 20, 2011. Unless otherwise stated, all share and per share amounts in this prospectus have been adjusted to reflect such post-forward stock split amounts.

Our Business

We are a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified. To date, we have not conducted any active operations since inception, except for (i) minimal efforts to locate suitable acquisition candidates unrelated and prior to this offering and (ii) activities relating to this offering. We have not conducted any material search activities nor had any specific discussions with any potential business transaction candidate. We do not have any specific initial business transaction under consideration or discussion as of the date of this prospectus.

We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating our initial business transaction, although we intend to focus on operating businesses within the United States having a fair market value of between $100,000,000 and $300,000,000 at the time of our signing a definitive agreement in connection with our initial business transaction.

We will seek to capitalize on the 57 years of combined transaction and investing experience of our management team: Michael Rapp, our founder, President and Chairman, and Philip Wagenheim, our Secretary and director. Our management team has been involved in excess of 65 transactions ranging from financing activities to advisory engagements. In addition, Messrs. Rapp and Wagenheim are the founders of BCM, a boutique investment bank and broker-dealer, which has arranged financings, provided advisory services for, invested in, and has held interests in a diverse portfolio of high-growth companies. BCM has led numerous initial public offerings and private placements and has also specialized in providing its clients solutions with regard to accessing the capital markets through non-traditional methods such SPACs and reverse mergers. Prior to forming BCM, Messrs. Rapp and Wagenheim were managing directors and founders of Oscar Gruss & Son Incorporated's private client group.

Our initial stockholders also include: P&P 2, LLC, the managing members of which are Richard E. Perlman and James K. Price; and Michael Serruya.

P&P 2, LLC and Mr. Serruya collectively beneficially own 3,881,250 initial shares of our common stock as of the date of this prospectus, a portion of which will be subject to forfeiture as described in this prospectus. Notwithstanding such forfeiture, the initial shares beneficially owned by P&P 2, LLC and Mr. Serruya will be equal to at least two percent (2%) and one percent (1%) of our issued and outstanding shares of common stock, respectively. These initial stockholders do not have a contractual or fiduciary obligation to assist in the identification of potential candidates for our initial business transaction or present business opportunities to us.

While we intend to utilize the criteria listed below in evaluating business transaction opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business transaction opportunity which we ultimately determine to pursue may not meet one or more of these criteria:

•	Domestic U.S. Business. We will seek to acquire a business that is focused primarily on doing business in and is headquartered in the United States. However, we will consider acquiring businesses domiciled overseas or with significant operations overseas if those businesses meet a significant portion of our other investment criteria.
•	Established Companies with Proven Track Records. We will seek to acquire established companies with sound historical financial performance. We intend to focus our search for acquisition targets on companies with a history of strong operating and financial results. We do not intend to acquire start-up companies with a limited history of operations.
•	Companies with Strong Free Cash Flow Characteristics. We will seek to acquire companies that have a history of strong, stable free cash flow generation (i.e. companies that typically generate cash in excess of that required to maintain or expand the business’s asset base).
•	Strong Industry Position. We will seek to acquire businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry.
•	Competitive Barriers. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability, and deliver strong free cash flow. Factors that we will consider include the strengths and weaknesses of target businesses relative to their competitors with regard to product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning.
•	Experienced Management Team. We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our officers and directors will complement, not replace, the target’s management team.
•	Diversified Customer and Supplier Base. We will seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business transaction may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

Effecting a Business Transaction

Unlike most other blank check companies, our board of directors will have the sole discretion and authority to approve and consummate our initial business transaction without seeking stockholder approval. We will not provide our stockholders with the opportunity to redeem their shares of common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account upon the consummation of our initial business transaction. We will not provide our stockholders with the right to vote on our business transaction unless required by law. If a stockholder vote is required by law, we will conduct a proxy solicitation pursuant to the proxy rules but will not offer our stockholders the opportunity to redeem their shares of common stock in connection with such vote.

Our officers and directors have agreed that we will have only 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period) to consummate our initial business transaction. If we do not consummate our initial business transaction within such 21-month (or 24-month) period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably practicable, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders. Such redemption of public shares from our funds in the trust account shall be done automatically by function of our amended and restated certificate of incorporation and prior to any voluntary winding up, although at all times subject to the Delaware General Corporation Law.

We will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. We plan to consummate our initial business transaction with a target business having a fair market value of between $100,000,000 and $300,000,000 at the time of our signing a definitive agreement in connection with our initial business transaction, although we are not required to set a minimum valuation on either the fair market value or the net assets of a target business and, accordingly, the target business may have a fair market value of substantially less than $100,000,000. We anticipate structuring a business transaction to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business transaction to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest. We will acquire a controlling interest through the acquisition of at least 50.1% of the voting equity interests in the target. Upon the completion of our initial business transaction, we will file a Form 8-K which will include disclosure responsive to the applicable items of Form 8-K, including Items 2.01 and 5.06, within the time periods required by such form.

We expect to have a private placement of common stock at $5.00 per share which will occur concurrently with the closing of our initial business transaction. Our initial stockholders and their designees have committed to purchase 2,000,000 shares of common stock at $5.00 per share in such private placement for gross proceeds of $10,000,000. Our board of directors will have the ability to increase the size of the private placement at their discretion.

While we do not intend to pursue our initial business transaction with any company that is affiliated with our initial stockholders, officers or directors, or any of our affiliates (including BCM), we are not prohibited from pursuing such a transaction. In the event we seek to complete our initial business transaction with such a company, we would obtain an opinion from an independent investment banking firm which is a member of the FINRA that such an initial business transaction is fair to our stockholders from a financial point of view and require approval of a majority of disinterested members of our board of directors.

Potential Conflicts of Interest

Our directors and officers may have legal obligations relating to presenting business opportunities to multiple entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity. If any of our officers becomes aware of a business transaction opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business transaction opportunity to such entity prior to presenting such business transaction opportunity to us or, in the case of a noncompete obligation, possibly prohibited from referring such opportunity to us. We cannot guarantee that these conflicts of interest will be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

The discretion of our officers and directors, some of whom may be officers and/or directors of other companies, including BCM, in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business transaction are appropriate and in our stockholders’ best interest. Investors should be aware of the following potential conflicts of interest:

•	None of our officers or directors is required to commit his full time to our affairs and, accordingly, each may have conflicts of interest in allocating his time among various business activities. None of our other initial stockholders is obligated to commit any time to our affairs.
•	Our officers and directors are affiliated with other entities. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business transaction.
•	As of the date of this prospectus, our initial stockholders, including our officers and directors, own an aggregate of 6,750,000 initial shares of common stock, a portion of which will be subject to forfeiture as described in this prospectus. All of the initial shares not subject to forfeiture will be released from transfer restrictions if our initial business transaction is successfully completed. Since our officers and directors may own securities which will become worthless or be forfeited if our initial business transaction is not consummated, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business transaction.
•	All of the expenses associated with this offering and up to $800,000 of expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business after this offering but prior to the consummation of our initial business transaction have been or will be funded by BCM via loans to us. All BCM loans will be on terms that waive any and all rights to the funds in the trust account. Since BCM may not be repaid unless our initial business transaction is consummated, our directors, who are affiliated with BCM, may have a conflict of interest in determining whether a particular target business is appropriate to effect a business transaction.
•	If our management negotiates to be retained post-business transaction as a condition to any potential business transaction, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

Conflict of Interest

Michael Rapp, our President and Chairman, Philip Wagenheim, our Secretary and director, and Jason Eiswerth, our director, who collectively own approximately 42.5% of our issued and outstanding shares before this offering, all serve as management of BCM. Therefore, we are deemed to be an affiliate of BCM, a member of the Financial Industry Regulatory Authority or FINRA. As a result, BCM is deemed to have a “conflict of interest” under Rule 5121(f)(5) of the Conduct Rules of FINRA. Accordingly, this offering will be made in compliance with Rule 5121(a)(2) of FINRA’s Conduct Rules, which requires that a “qualified independent underwriter,” as defined by FINRA participate in the preparation of the registration statement and exercise the usual standard of due diligence with respect to such document. We have engaged Rodman & Renshaw to be the qualified independent underwriter and participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. We agreed to pay Rodman & Renshaw a fee of $50,000 in consideration for its services and expenses as the qualified independent underwriter. We will pay such fee from the proceeds of a loan provided to us from BCM. Rodman & Renshaw will receive no other compensation.

Initial Shares and Placement Shares

As of the date of this prospectus, we have 6,750,000 shares of common stock outstanding, which we refer to in this prospectus as the initial shares, all of which were issued from January 2006 to May 2009 for nominal consideration. Immediately after our initial public offering but prior to the consummation of our initial business transaction and the issuance of any placement shares, our initial stockholders will beneficially own 6,750,000 initial shares, representing 57.45% of our outstanding common stock. Immediately following the warrant expiration time, assuming: no exercise of the over-allotment option, the consummation of our initial business transaction, the issuance of the placement shares, that our initial stockholders do not purchase any public shares in the open market and that no shares of common stock are issued to the target in connection with our initial business transaction, our initial stockholders will beneficially own 3,000,000 initial shares, representing 20% of our issued and outstanding common stock. Additionally, assuming a $10,000,000 private placement and that all such placement shares (2,000,000) are purchased by our initial stockholders, at such time our initial stockholders will own an aggregate of 5,000,000 shares of our common stock, representing 33.33% of our issued and outstanding common stock.

The initial shares will be subject to forfeiture in an amount such that the aggregate number of initial shares beneficially owned by our initial stockholders would equal 20.0% of our issued and outstanding common stock after giving effect to (i) this offering, (ii) any exercise of the over-allotment option, (iii) a private placement of $10,000,000, and (iv) any exercises of the public warrants. Notwithstanding such forfeiture, the initial shares beneficially owned by P&P 2, LLC and Michael Serruya will be equal to at least two percent (2%) and one percent (1%) of our issued and outstanding shares of common stock, respectively. If shares of common stock are issued in the initial business transaction, the initial shares and the placement shares will not be subject to any adjustment and the beneficial ownership of the initial stockholders, as a percentage of the outstanding shares of common stock, will decrease on the same proportionate basis as the public stockholders. All shares subject to forfeiture will be forfeited as promptly as practicable after the warrant expiration time.

Our initial stockholders will be required to forfeit (i) up to 750,000 initial shares on a pro rata basis if the underwriters’ over-allotment option is not exercised in full, (ii) up to 2,875,000 initial shares on a pro rata basis if the public warrants are not exercised in full, and (iii) up to an aggregate of 3,375,000 initial shares based on the degree of participation of our initial stockholders in activities relating to the initial business transaction. In respect of the 3,375,000 initial shares subject to forfeiture based on contributions made in respect of the initial business transaction, our board of directors will have the sole discretion to decide how many initial shares will be forfeited by each such person, subject to the minimum ownership threshold for P&P 2, LLC and Mr. Serruya discussed above.

Our initial stockholders and their designees have committed to purchase 2,000,000 shares of our common stock at $5.00 per share in a private placement to occur concurrently with the closing of our initial business transaction for gross proceeds of $10,000,000. Our board of directors will have the ability to increase the size of the private placement at their discretion.

The initial stockholders’ beneficial ownership of the initial shares and all shares of common stock, represented as percentages of the issued and outstanding shares of the common stock, contained in this prospectus are calculated based on the assumptions set forth in this prospectus. Such percentages will vary depending on the assumptions. As such, after the completion of the initial business transaction and the private placement and giving effect to all forfeitures of initial shares, the aggregate beneficial ownership of our initial stockholders in shares of our common stock may exceed 33% of the issued and outstanding shares at such time. See “Principal Stockholders — Illustration of Forfeiture of Initial Shares and Effect on Beneficial Ownership” for examples relating to the forfeiture of initial shares.

The initial shares will not be released from transfer restrictions until the earlier of (i) one year after the completion of our initial business transaction or earlier if, subsequent to our initial business transaction, the last sales price of our common stock equals or exceeds $7.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after our initial business transaction and all public warrants either have been exercised or expired, or (ii) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The placement shares are not subject to the transfer restrictions set forth above.

Our initial stockholders, private placement investors and their permitted transferees will be entitled to registration rights. Such holders will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares and the placement shares, commencing, in the case of the initial shares, one year after the consummation of our initial business transaction and, in the case of the placement shares, 30 days after the consummation of our initial business transaction.

Our executive offices are located at 712 Fifth Avenue 22nd Floor, New York, NY, 10019, and our telephone number at that location is (212) 277-5301.

THE OFFERING

Securities offered
5,000,000 units, at $5.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
Proposed OTC Bulletin Board symbols for our:
Units
“ ”
Common Stock
“ ”
Warrants
“ ”
Trading commencement and separation of common stock and warrants
We anticipate that the units will begin trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin to trade separately on the tenth business day following the earlier to occur of the expiration of the underwriters’ over-allotment option (which is 45 days from the date of this prospectus), its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option.
In no event will the shares of our common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and we have issued a press release announcing the trading date on which separate trading will commence. We intend to file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the underwriters’ over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the over-allotment option. For more information, see “Description of Securities — Units.”
Following the date that the shares of our common stock and warrants are eligible to trade separately, the units will continue to be quoted for trading, and any security holder may elect to separate a unit and trade the common stock or warrants separately or as a unit. Even if the component securities of the units are separated and traded separately, the units will likely continue to be quoted as a separate security, and consequently, any subsequent security holder owning shares of our common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire.

Number of securities to be outstanding

	Before this Offering(1)	After this Offering(2)
Units	0	5,000,000
Common Stock	6,750,000	11,000,000
Warrants	0	5,000,000

(1)	Includes (i) up to 750,000 initial shares which are subject to pro-rata forfeiture by our initial stockholders if the underwriters’ over-allotment option is not exercised in full, (ii) up to 2,875,000 initial shares which are subject to pro-rata forfeiture if the public warrants are not exercised in full, and (iii) up to 3,375,000 initial shares which are subject to forfeiture based on the degree of participation of our initial stockholders in activities relating to the initial business transaction.
(2)	Assumes no exercise of the underwriters’ over-allotment option and excludes the 750,000 initial shares to be forfeited due to the underwriters not exercising their over-allotment option. Includes (i) up to 2,875,000 initial shares which are subject to pro-rata forfeiture if the public warrants are not exercised in full, and (ii) up to 3,375,000 initial shares which are subject to forfeiture based on the degree of participation of our initial stockholders in activities relating to the initial business transaction. Does not include 2,000,000 shares of common stock to be issued in the private placement. Immediately after our initial public offering but prior to the consummation of our initial business transaction and the issuance of any placement shares, our initial stockholders will beneficially own 6,750,000 initial shares, representing 57.45% of our outstanding common stock. Immediately following the warrant expiration time, assuming: no exercise of the over-allotment option, the consummation of our initial business transaction, the issuance of the placement shares, that our initial stockholders do not purchase any public shares in the open market and that no shares of common stock are issued to the target in connection with our initial business transaction, our initial stockholders will beneficially own 3,000,000 initial shares, representing 20% of our issued and outstanding common stock. Additionally, assuming a $10,000,000 private placement and that all such placement shares (2,000,000) are purchased by our initial stockholders, at such time our initial stockholders will own an aggregate of 5,000,000 shares of our common stock, representing 33.33% of our issued and outstanding common stock.
Warrant exercisability
Each warrant is exercisable for one share of common stock. The warrants may not be net-cash settled.
Warrant exercise price
$5.00, subject to adjustment as described herein.
Warrant exercise period
The warrants will become exercisable upon effectiveness of the post-effective amendment or new registration statement, which we have agreed to use our best efforts to file to cover the shares of common stock underlying the public warrants after the completion of our initial business transaction and will expire at 5:00 p.m., New York City time, on the 45th day after the effectiveness of such registration statement. We will issue a press release and file a Current Report on Form 8-K announcing the effectiveness of such registration statement no later than 6:00 p.m. New York City time on the second trading day after we telephonically confirm effectiveness of such registration statement with the SEC.
The warrants will be exercisable only for cash and only if we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock.
The warrants are not redeemable.
Offering proceeds to be held in trust
All proceeds we receive from this offering, $25,000,000 ($5.00 per public share), or, if the underwriters’ over-allotment option is exercised in full, $28,750,000 ($5.00 per public share), will be deposited into a trust account at maintained by Continental Stock Transfer & Trust Company, acting as trustee. None of the funds held in trust will be released from the trust account, other than any interest earned to pay our income or other tax obligations and any remaining interest that we need for our working capital requirements, until the earlier of (i) the consummation of our initial business transaction, (ii) subject to the requirements of state law, our redemption of the public shares sold in this offering if we are unable to consummate our initial business transaction within 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period), or (iii) our liquidation (if no redemption occurs).
The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which would have priority over the claims of our public stockholders.
None of the warrants may be exercised until the effectiveness of the post-effective amendment or new registration statement, which we have agreed to use our best efforts to file to cover the shares of common stock underlying the public warrants after the consummation of our initial business transaction and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and will not be placed in the trust account.
Anticipated expenses and funding sources
Unless and until our initial business transaction is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account (i) that we need to pay our income or other tax obligations; and (ii) any remaining interest that we need for our working capital requirements. All the expenses relating to this offering (estimated at $322,926) have been or will be funded by proceeds from loans with BCM. Following the consummation of this offering and prior to the consummation of our initial business transaction, in order to fund all expenses relating to investigating and selecting a target business, negotiating an acquisition agreement and consummating such acquisition and our other working capital requirements (estimated at $680,000 in aggregate), BCM has agreed to loan us funds from time to time of up to $800,000. All these loans will be due and payable upon the completion of our initial business transaction and will be on terms that waive any and all rights to the funds in the trust account. Accordingly, BCM will bear the risk that no business transaction will occur and that its loans will not be repaid.

Limited payments to insiders
There will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of our company, made to our initial stockholders, officers and directors or their affiliates other than:
• repayment of a loan of $120,000 made by BCM on May 27, 2011, the repayment of which will be made upon the consummation of our initial business transaction;

•

repayment of loans provided or to be provided to us by BCM to fund our expenses of this offering and expenses relating to investigating and selecting a target business and other working capital requirements after this offering and prior to our initial business transaction; and

•

reimbursement for any out-of-pocket expenses incident to the offering and finding a suitable initial business transaction. There is no limit on the amount of out-of-pocket expenses reimbursable by us (except that reimbursement may not be made using funds in the trust account unless and until our initial business transaction is consummated).

No redemption rights or stockholder vote upon consummation of our initial business transaction.
Unlike most other blank check companies, our board of directors will have the sole discretion and authority to approve and consummate our initial business transaction without seeking stockholder approval. We will not provide our stockholders with the opportunity to redeem their shares of common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account upon the consummation of our initial business transaction. We do not intend to provide our stockholders with the right to vote on our business transaction unless required by law. If a stockholder vote is required by law, we will conduct a proxy solicitation pursuant to the proxy rules but will not offer our stockholders the opportunity to redeem their shares of common stock in connection with such vote.
Redemption of common stock and dissolution and liquidation if no initial business transaction
Our officers and directors have agreed that we will have only 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period) to consummate our initial business transaction. If we do not consummate our initial business transaction within such timeframe, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably practicable, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, which redemption will completely extinguish public stockholders’ rights as stockholders

(including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Such redemption of public shares from our funds in the trust account shall be done automatically by function of our amended and restated certificate of incorporation and prior to any voluntary winding up, although at all times subject to the Delaware General Corporation Law.
In the event that our remaining stockholders did not approve such liquidation of our remaining net assets following the redemption of the public shares, such remaining stockholders would not receive any remaining net assets until such approval was obtained.
The distribution of our assets in contemplation of liquidation must provide for all claims against us to be paid in full or for us to make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. We cannot assure you that we will have access to funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties such as vendors and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements. BCM and Michael Rapp have agreed that each will be liable to us jointly and severally, if and to the extent that any claims by a vendor for services rendered or products sold to us, or to a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $5.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, BCM and Mr. Rapp will not be responsible to the extent of any liability for such third party claims.
We have not, however, independently verified whether BCM and Mr. Rapp have sufficient funds to satisfy their indemnity obligations or asked BCM and Mr. Rapp to reserve for such indemnification obligations. As such, there is no assurance BCM and Mr. Rapp will be able to satisfy those obligations. We believe the likelihood of their having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. The indemnification provisions are set forth in the letter agreements which we have included as exhibits to the registration statement.
Our initial stockholders have agreed to waive their redemption rights or right to any liquidating distributions with respect to their respective initial shares if we fail to consummate an initial business transaction.

However, if our initial stockholders or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to a pro rata share of the trust account with respect to such shares upon our redemption or liquidation in the event we do not consummate our initial business transaction within the required time period.
If all of the net proceeds of this offering were used for redemption, and without taking into account interest, if any, earned on the trust account, we anticipate that the (i) per share redemption price or (ii) per share liquidation price would be $5.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors that have a higher priority than the claims of our public stockholders. We cannot assure you that the actual value of the (i) per share redemption price or (ii) per share liquidation price will not be less than $5.00.
After distributing the proceeds of our trust account pursuant to our redemption of our public shares as described in this prospectus in the event we do not consummate our initial business transaction within the required time period, we will promptly, subject to the approval of our remaining stockholders and our board of directors, distribute the balance of our net assets to our remaining stockholders. We will pay the costs of liquidation from interest earned on the funds in the trust account and loans provided to us from BCM which has agreed to advance us the funds necessary to pay any and all costs involved or associated with the process of liquidation and the return of the funds in the trust account to our public stockholders (currently anticipated to be no more than approximately $30,000) and has agreed not to seek repayment for such expenses.
In the event no business transaction is consummated within 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period) and we are unable to redeem the shares sold in this offering because such redemption would be in violation of Section 160 of the Delaware General Corporation Law or other applicable law, we intend to submit a plan of dissolution to our public stockholders, requiring a majority of shares voted for approval, in which (i) the proceeds held in our trust account, together with interest, less taxes and amounts released to us for working capital purposes, would be distributed to only our public stockholders on a per share pro rata basis and (ii) the remaining net assets of the company, if any, would be distributed on a per share pro rata basis to our stockholders. If we are required to submit such plan of dissolution to our public stockholders for approval, the initial stockholders have agreed to vote their initial shares in accordance with the majority of the public stockholders. In such a case, we will also hire a proxy solicitor in order to maximize the number of public shares that vote on the plan of dissolution and increase the likelihood of dissolving the company and returning the pro rata portion of the proceeds held in the trust account. Although we believe it is unlikely that we would not be able to redeem the public shares due to the applicability of Section 160 of the Delaware General Corporation Law or other applicable law, if we were required to submit a plan of dissolution to our public stockholders for approval, our public stockholders may be forced to wait longer than 21 months (or 24 months if extended) before they receive their pro rata portion of the proceeds from our trust account. To the extent that the public stockholders did not approve such plan of dissolution, our public stockholders would not receive their pro rata portion of the proceeds from our trust account until such approval was obtained.
Lockup of initial shares
The initial shares will not be released from transfer restrictions until the earlier of (i) one year after the completion of our initial business transaction or earlier if, subsequent to our initial business transaction, the last sales price of our common stock equals or exceeds $7.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after our initial business transaction and all public warrants either have been exercised or expired, or (ii) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided, however, that all or any part of the initial shares may be transferred in a permitted transfer. “Permitted transfers” include transfers (i) to our officers or directors, the initial stockholders or the private placement investors, to any affiliate of our officers or directors, the initial stockholders or the private placement investors, or to any immediate family member of our officers or directors, the initial stockholders or the private placement investors or their respective affiliates; (ii) by gift to a member of the immediate family of an initial stockholder or, if the initial stockholder is an entity, a member of the immediate family of a member, partner or stockholder of the initial stockholder (a “Member”), or a trust, the beneficiary of which is an immediate family member of the initial stockholder or an immediate family member of a Member of the initial stockholder, or to an affiliate of the initial stockholder or a Member of the initial stockholder, or to a charitable organization; (iii) by virtue of the laws of descent and distribution upon death of an initial stockholder or a Member of the initial stockholder; (iv) pursuant to a qualified domestic relations order; (v) if the initial stockholder is an entity, by virtue of the laws of the state of formation of the initial stockholder or the organizational documents of the initial stockholder upon dissolution of the initial stockholder; (vi) in the event of our liquidation prior to the completion of the initial business transaction; or (vii) in the event that we consummate a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the consummation of our initial business transaction; provided, however, that, in the case of clauses (i) through (v), such transferees enter into a written agreement with us agreeing to be bound by the transfer restrictions. The placement shares are not subject to the transfer restrictions set forth above.

Risks

We are a blank check company that has not conducted any active operations since inception, except for minimal efforts to locate suitable acquisition candidates unrelated and prior to this offering and activities relating to this offering, and has generated no revenues. Until we complete our initial business transaction, we will have no active operations and will generate no operating revenues. In making your decision as to whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 18 of this prospectus.

SUMMARY FINANCIAL DATA

The following presents our summary historical financial information as of the dates and for the periods presented. The summary of our consolidated statement of operation data for the two years ended December 31, 2009 and 2010 and consolidated balance sheet data as of December 31, 2009 and 2010 presented below are derived from our audited consolidated financial statements and related notes thereto included elsewhere in this prospectus. The summary of our consolidated statement of operation data for the three months ended March 31, 2010 and 2011 and consolidated balance sheet data as of March 31, 2011 presented below have been derived from our unaudited consolidated financial statements as of March 31, 2011 included elsewhere in this prospectus, which have been prepared on a basis consistent with our audited financial statements.

This data should be read in conjunction with our audited and unaudited consolidated financial statements and the related notes included elsewhere in this prospectus.

	Year ended December 31,		Three months ended March 31,		Inception (January 24, 2006) to March 31, 2011
	2009	2010	2010	2011
			(Unaudited)	(Unaudited)	(Unaudited)
Consolidated Statement of Operation Data:
REVENUE	$—	$—	$—	$—	$—
OPERATING EXPENSES:
General and administrative expenses	$22,331	$26,094	$3,020	$10,677	$111,874
LOSS FROM OPERATIONS	$(22,331)	$(26,094)	$(3,020)	$(10,677)	$(111,874)
OTHER (EXPENSE)
Interest expense – related party	$(2,642)	$(4,347)	$(868)	$(1,454)	$(10,479)
Total other (expense)	$(2,642)	$(4,347)	$(868)	$(1,454)	$(10,479)
NET LOSS	$(24,973)	$(30,441)	$(3,888)	$(12,131)	$(122,353)
BASIC NET LOSS PER SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC	8,603,368	8,698,455	8,698,455	8,698,455

	As of December 31, 2009	As of December 31, 2010	As of March 31, 2011 (Actual)	As of March 31, 2011 (As Adjusted)
			(Unaudited)	(Unaudited)
Balance Sheet Data:
TOTAL ASSETS	$6,559	$5,112	$746	$25,000,746
LIABILITIES AND STOCKHOLDERS’ DEFICIT
TOTAL LIABILITIES	$55,412	$84,406	$98,171	$421,097
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	$(48,853)	$(79,294)	$(97,425)	$24,579,649
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)	$6,559	$5,112	$746	$25,000,746

The “as adjusted” information gives effect to the sale of the units that we are offering (other than pursuant to the underwriters’ over-allotment option), including the application of the related gross proceeds and the incurrence of an estimated $322,926 of loans from BCM in order to pay for all expenses associated with this offering.

The “as adjusted” total assets amount includes the $25,000,000 held in the trust account for our benefit, which amount will be available to us only upon the consummation of our initial business transaction within 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period). If we do not consummate our initial business transaction within such 21-month (or 24-month) period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably practicable, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The “as adjusted” total liabilities amount gives effect to all of the estimated expenses associated with this offering (estimated at $322,926), including the compensation to Rodman & Renshaw, which have been or will be funded to us by BCM through non-interest bearing loans. All these loans will be due and payable upon the completion of our initial business transaction and will be on terms that waive any and all rights to the funds in the trust account.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business, financial conditions or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements.

Certain aspects of this offering are different from offerings of most other blank check companies in that our investors will likely have no control over the selection of a target business for our initial business transaction or the terms thereof, will not have the right to vote on the initial business transaction and will not have a redemption right if they are not satisfied with the choice of target business or the terms of the initial business transaction.

Unlike most other blank check companies, our public stockholders will not be afforded an opportunity to vote on our initial business transaction. Although a vote of stockholders may be required in connection with our initial business transaction under state law, we believe that it is unlikely that such vote will be required. Accordingly, our board of directors will have complete control, subject to their fiduciary duties, to choose a target business and to set the terms of the initial business transaction. Investors investing in this offering will have no control over (i) what industry sector the target is involved in, (ii) whether the acquisition will be relatively large or small, (iii) the financial position of the target, including whether or not it is generating positive cash flow or is highly leveraged, (iv) the terms of the business transaction or (v) any other aspect relating to the target business or the business transaction.

Unlike most other blank check companies, the public stockholders will have no right to have their shares of common stock redeemed if they are not satisfied with the proposed business transaction. The only immediate means of exiting from the investment would be to sell their securities and there is no assurance that the market would be liquid enough to accommodate such sales or that the sale price would not be substantially below the public offering price.

We are a development stage company with no operating history and, accordingly, our stockholders will not have any basis on which to evaluate our ability to achieve our business objective.

We are a development stage company and have not conducted any active operations since inception. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, our stockholders will have no basis upon which to evaluate our ability to achieve our business objective, the focus of which is to acquire through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified. As of the date of this prospectus, we have not conducted any material search activities nor had any specific discussions with any potential business transaction candidate. We have no present revenue and will not generate any revenues or income until, at the earliest, after the consummation of our initial business transaction. We do not know when or if our initial business transaction will occur. The reports of our independent registered public accountants on our financial statements include explanatory paragraphs stating that our ability to continue as a going concern is in substantial doubt due to our recurring losses from operations. The financial statements do not include any adjustments that might result from this uncertainty.

If we are unable to consummate a business transaction, our public stockholders will be forced to wait the full 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period) or longer, before receiving distributions from our trust account.

We have 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period) to complete our initial business transaction. If we do not consummate our initial business transaction within such 21-month (or 24-month) period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably practicable, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders. If we redeem such shares, such redemption must comply with the applicable provisions of the Delaware General Corporation Law, including Section 160 thereof, governing rights of redemption. Upon the termination of our corporate existence, the balance of our net assets will be distributed to our remaining stockholders. In the event we are unable to redeem the public shares in compliance with Section 160 of the Delaware General Corporation Law, compliance with Delaware law may require that we submit a plan of dissolution and liquidation to our then stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, investors may be forced to wait beyond 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period) before the liquidation proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. To the extent that the public stockholders did not approve such plan of dissolution, our public stockholders would not receive their pro rata portion of the proceeds from our trust account until such approval was obtained. Except for the above redemption, we have no obligation to return funds to investors prior to the date of our liquidation. Only upon our liquidation will public stockholders be entitled to liquidation distributions if we are unable to complete our initial business transaction.

We may not be able to consummate our initial business transaction within the required timeframe, in which case we will be forced to redeem our public shares and liquidate.

Our officers and directors have agreed that we will have only 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period) to consummate our initial business transaction. If we do not consummate our initial business transaction within such 21-month (or 24-month) period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably practicable, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders. We may not be able to find a suitable target business within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any prospective target may be reduced as we approach the deadline for the consummation of our initial business transaction. As of the date of this prospectus, we have not conducted any material search activities nor had any specific discussions with any potential business transaction candidate.

Public stockholders may receive less than their pro rata share of the trust account upon redemption due to claims of creditors.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers (other than our independent accountants), prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, such entities may not agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and may seek recourse against the trust account for any reason. Upon redemption of our public shares if we are unable to complete our initial business transaction within the required timeframe, we will be required to provide for payment of claims of creditors which were not waived that may be brought against us within the subsequent ten years following redemption. Accordingly, the (i) per share redemption price or (ii) per share liquidation price could be less than the $5.00 per share held in the trust account, due to claims of such creditors. In addition, BCM and Mr. Rapp have agreed that each will be liable to us jointly and severally, if and to the extent that any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $5.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, BCM and Mr. Rapp will not be responsible to the extent of any liability for such third party claims. We have not, however, independently verified whether BCM and Mr. Rapp have sufficient funds to satisfy their indemnity obligations or asked BCM and Mr. Rapp to reserve for such indemnification obligations. As such, there is no assurance BCM and Mr. Rapp will be able to satisfy those obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account could be subject to applicable bankruptcy law, and may be included as an asset in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent that any bankruptcy claims deplete the trust account, we may not be able to return $5.00 per share to our public stockholders.

Our directors may decide not to enforce the indemnification obligations of BCM and Mr. Rapp, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $5.00 per share and BCM and Mr. Rapp assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our directors, would determine whether to take legal action against BCM and Mr. Rapp to enforce their indemnification obligations. While we expect that our directors would take legal action on our behalf against BCM and Mr. Rapp to enforce their indemnification obligations to us, it is possible that our directors in exercising their business judgment may choose not to do so in any particular instance. If our directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $5.00 per share.

Our stockholders will not have any rights or interests in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our redemption of our public shares for a per share pro rata portion of the trust account (including interest but net of any taxes and amounts released to us for working capital purposes), subject to the requirements of applicable law, if we do not consummate our initial business transaction within the required time frame, or (ii) our liquidation (if redemption does not occur). In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

We do not intend to establish an audit committee or a compensation committee until the consummation of our initial business transaction.

Our board of directors intends to establish an audit committee and a compensation committee upon consummation of our initial business transaction. Our board of directors intends to adopt charters for these committees at that time. Prior to such time, we do not intend to establish either committee. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses nor will there be a separate committee to review the reasonableness of expense reimbursement requests by anyone other than our board of directors, which includes persons who may seek such reimbursements. For a more complete discussion of audit and compensation committees, please see “Management — Compensation for Officers and Directors” and “— Board Committees” below.

Our stockholders will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business transaction with an unidentified target business, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419 of the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable, as set forth in this prospectus, prior to the completion of a business transaction. For a more complete discussion of the differences between the terms of this offering and terms of an offerings subject to Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419” below.

If the loans provided to us from BCM and interest earned on the trust account balance are insufficient to allow us to operate for at least the next 21 months (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period), we may not be able to complete our initial business transaction.

Upon the consummation of this offering, any amounts that we need to pay our income or other tax obligations or to fund our expenses relating to investigating and selecting a target business and other working capital requirements will be funded solely from loans provided to us from BCM and interest earned on the trust account balance, net of taxes payable on such interest. Our board of directors will review and approve all of our significant expenditures. We believe that the funds available to us will be sufficient to allow us to operate for at least the next 21 months (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period) assuming that our initial business transaction is not consummated during that time. However, we cannot assure you that our estimates will be accurate or that BCM will make such loans as necessary. If we do not have enough loans to fund our operation for the next 21 (or 24) months, we may not be able to complete our initial business transaction.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business transaction.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities;

each of which may make it difficult for us to complete our initial business transaction.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and consummate a business transaction and, thereafter, to operate the acquired business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor. We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 of the Investment Company Act. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, growing and operating businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business transaction; or (ii) absent a business transaction, our return of the funds held in the trust account to our public stockholders as part of our redemption of public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expense for which we have not accounted.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and us to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to redeem our public shares for a per share pro rata portion of the trust account, in the event we do not consummate our initial business transaction within 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period), this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or as having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we do not consummate our initial business transaction within 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period), our officers and directors have agreed that we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably practicable, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to the requirements of Delaware General Corporation Law Section 160 and other applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them pursuant to a dissolution, and our redemption of the shares sold in this offering may be deemed a liquidating distribution. If a corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Because we will not be complying with certain procedures set forth in Section 280 of the Delaware General Corporation Law, as set forth above, a stockholder who received distributions in the redemption may be liable for the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder until the tenth anniversary of the dissolution.

Although we are required to use our best efforts to file a registration statement after the completion of our initial business transaction and keep such registration statement covering the issuance of the shares of common stock underlying the warrants effective for at least 45 days after such effectiveness date, a registration statement may not be effective, in which case our warrant holders may not be able to exercise their warrants.

Holders of our warrants will be able to exercise the warrants only if we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock (which we intend to file after the completion of our initial business transaction), and such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the warrants for at least 45 days after such effectiveness date, and we intend to comply with our undertaking, we may not be able to do so. Factors such as our inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining an effective registration statement and a current prospectus. Holders of warrants will not be able to settle their warrants for cash if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants.

Unlike most other blank check companies, the holders of our warrants have only a 45-day period to exercise their warrants.

Holders of warrants will have a short period of time to exercise their warrants. This 45-day exercise period could occur at a time when a warrantholder might not have the financial resources to exercise its warrants or may have other personal or business reasons preventing the exercise of its warrants during the exercise period. In addition, there is no assurance that the exercise price of the warrants will be lower than the value of the common stock during the exercise period for such warrants. The expiration of the exercise period would result in each unit holder paying the full unit purchase price solely for the shares of common stock underlying the unit. If the warrants are not exercised during the 45-day exercise period, they will expire and become worthless. See “Proposed Business — Comparison of This Offering to Those of Most Blank Check Companies Not Subject to Rule 419.”

As we are not limited to a particular geographic area or industry and we have not yet selected a target business with which to complete a business transaction, investors in this offering are unable to currently ascertain the merits or risks of the target business and will be relying on our management’s ability to identify a target business or businesses and complete a business transaction.

We are not limited to targeting a business transaction with a target business in a particular geographic area or industry, although we intend to focus on operating businesses in the United States. To the extent we complete our initial business transaction, we may be affected by numerous risks inherent in the business operations of those entities which our management may not properly ascertain. An investment in our units may ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. We will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

If we decide to complete a business transaction with a target business outside of the expertise of our officers and directors, we cannot assure you that our officers and directors will have sufficient knowledge relating to the target, the jurisdiction in which it operates or its industry to make an informed decision regarding such business transaction.

Should a favorable business opportunity present itself in an industry or area that is outside of our management’s expertise, our ability to assess the growth potential, financial condition, experience and skill of incumbent management, competitive position, regulatory environment and other criteria in evaluating such a business opportunity may be adversely affected. If we determine to enter into a business transaction with a prospective target business which is outside of the expertise of our management, no assurance can be given that we will be able to complete such a business transaction.

Unlike most other blank check companies, we are not required to consider a target’s valuation when entering into or consummating our business transaction although we plan to consummate our initial business transaction with a target business having a fair market value of between $100,000,000 and $300,000,000 at the time of our signing a definitive agreement in connection with our initial business transaction. Management’s unrestricted flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial business transaction, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders.

Unlike most blank check companies, we are not required to consummate our initial business transaction with a target whose value is equal to at least 80% of the amount of money deposited in the trust account of the blank check company at the time of entry into a materially definitive agreement. We will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on our management’s ability to identify business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s unrestricted flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial business transaction, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders. See “Proposed Business — Comparison of This Offering to Those of Most Blank Check Companies Not Subject to Rule 419.”

Public stockholders will not be afforded the opportunity to vote on our initial business transaction or redeem their shares in connection with the consummation of our initial business transaction, which may result in the consummation of an initial business transaction that would not have otherwise been approved by our public stockholders.

In most other blank check companies, the initial business transaction would not be consummated if the requisite number of stockholders disapproved of the transaction. Furthermore, in most other blank check companies, even if the transaction is consummated, disapproving stockholders would be able to redeem their shares of common stock. Unlike most blank check companies, our stockholders will not be afforded the opportunity to vote on our initial business transaction. Furthermore, we will not provide our stockholders with the opportunity to redeem their shares of common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account upon the consummation of our initial business transaction. This provides the sole discretion to our board of directors to select a target business and negotiate the terms of the initial business transaction.

Although our board of directors is obligated to act in the best interest of the stockholders, their business judgment is given a wide range of latitude in discharging its fiduciary duties to the stockholders. As such, a target business that is selected by the board of directors to be in the best interest of the stockholders, or the terms of the initial business transaction, may be ones that would not have been otherwise approved by some or most of our stockholders. If our board of directors seeks to consummate a transaction that the stockholders and other potential investors view as unfavorable, or there is a perception that such a transaction may be pursued, it may make it more difficult for you to receive cash for your shares of common stock because your sole option would be to sell your shares. This may lead to a less liquid and more volatile trading market as compared to the market for the equity securities of similar investment vehicles.

We may issue shares of our capital stock to complete our initial business transaction, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (based on the assumptions set forth in Note 2 to the table in “The Offering — Number of Securities to be Outstanding”), there will be 64,000,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants, a total of 59,000,000 will be available for issuance). Although we have no commitment as of the date of this prospectus other than the $10,000,000 private placement with our initial stockholders and their designees, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete our initial business transaction. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;
•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business transaction, see the section below entitled “Proposed Business — Effecting a Business Transaction.”

Substantial resources could be expended in researching initial business transactions that are not consummated, which could materially adversely affect subsequent attempts to locate and consummate an initial business transaction.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other third party fees and expenses. If we decide not to enter into an agreement with respect to a specific proposed initial business transaction we have investigated, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business transaction for any number of reasons, many of which are beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and consummate a business transaction.

Our ability to successfully effect a business transaction and to be successful thereafter will be dependent in large part upon the efforts of our key personnel, including our officers and directors.

Our ability to successfully effect a business transaction is dependent upon the efforts of our key personnel. Our key personnel will also be officers, directors, key personnel and/or members of other entities, to whom we anticipate we will have access on an as needed basis, although such personnel may not be able to devote sufficient time, effort or attention to us when we need it. None of our key personnel, including our executive officers, will have entered into employment or consultant agreements with us.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could impair our ability to consummate a business transaction.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. Certain of our executive officers and directors are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If the other business affairs of our key personnel require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could impair our ability to consummate a business transaction. These conflicts may not be resolved in our favor.

Our officers and directors owe fiduciary or similar duties to certain other entities and may be required to present a particular business opportunity to such other entities. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Certain of our officers and directors are affiliated with other entities, and hold positions in such other entities that give rise to fiduciary and other similar duties to such other entities. For example, Mr. Rapp, our Chairman, is the chairman of BCM, a registered broker-dealer, and is also a director of Omtool, Ltd., a provider of document and information handling solutions that control the enterprise document lifecycle. As such, Mr. Rapp is obligated to present corporate opportunities relating to the broker-dealer business and enterprise document and information handling solutions business to BCM and Omtool, Ltd., respectively, prior to presenting such opportunities to us. Mr. Wagenheim is the Vice Chairman of BCM and owes fiduciary duties to BCM similar to those of Mr. Rapp. Mr. Eiswerth is a senior managing director of BCM, and is subject to certain employment policies of BCM that require all employees to present business opportunities to BCM prior to any other person or entity. Mr. Eiswerth is also a director of Manx Energy, Inc. and, as such, he is required to present corporate opportunities in the oil and gas industry to Manx Energy, Inc. prior to presenting such opportunity to us. In addition, Mr. Rapp and Mr. Wagenheim are officers and directors of Plastron Acquisition Corp. III and Plastron Acquisition Corp. IV, which are recently formed shell corporations. Due to these affiliations, and their obligations to such affiliated organizations, our officers and directors have obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause conflicts of interest.

Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor. Furthermore, our amended and restated certificate of incorporation provides that the corporate opportunity doctrine will not apply to any of our officers or directors in respect of existing and future fiduciary duties or contractual obligations that they may owe to third parties due to relationships and agreements with such third parties that exist on the date on which the amended and restated certificate of incorporation is filed with the

Secretary of State of the State of Delaware, other than such duties or obligations our officers or directors may have to Plastron Acquisition Corp. III and Plastron Acquisition Corp. IV. Such conflicts may have an adverse effect on our ability to consummate a business transaction. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that our stockholders should be aware of, see “Management—Conflicts of Interest.”

Our management may negotiate employment or consulting agreements with a target business in connection with a particular business transaction. These agreements may provide for them to receive compensation following our initial business transaction and, as a result, may cause them to have conflicts of interest in determining whether a particular business transaction is in the best interest of our public stockholders.

Our management may not be able to remain with the company after the consummation of our initial business transaction unless they are able to negotiate employment or consulting agreements in connection with our initial business transaction. If, as a condition to a potential initial business transaction, our existing officers negotiate to be retained after the consummation of our initial business transaction, such negotiations may result in a conflict of interest. Such negotiations would take place simultaneously with the negotiation of our initial business transaction and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of our initial business transaction. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of our initial business transaction will not be the determining factor in our decision as to whether or not we will proceed with any potential business transaction. In making the determination as to whether current management should remain with us following our initial business transaction, we will analyze the experience and skill set of the target business’s management and negotiate as part of our initial business transaction that our existing officers and directors remain if it is believed to be in the best interests of the combined company after the consummation of our initial business transaction.

We will only have a limited ability to evaluate the management of the target business.

We intend to closely scrutinize the management of the target business; however, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.

We may engage in a business transaction with one or more target businesses that have relationships or are affiliated with our initial stockholders, directors or officers, which may raise potential conflicts.

We may engage in a business transaction with one or more target businesses that have relationships or are affiliated (as defined in Rule 405 promulgated under the Securities Act) with our initial stockholders, directors or officers, which may raise potential conflicts. Also, the completion of our initial business transaction between us and an entity owned by a business in which one of our directors, officers or initial stockholders may have an interest could enhance their prospects for future business from such client. To minimize potential conflicts of interest, we have agreed not to consummate, and our amended and restated certificate of incorporation provides that we may not consummate, a business transaction with a target business that is affiliated with our initial stockholders, directors or officers or any of our or their affiliates unless we obtain an opinion from an independent investment banking firm that is a member of FINRA that our business transaction is fair to our stockholders from a financial point of view.

Since our initial stockholders will lose their entire investment in us if our initial business transaction is not consummated and may be required to pay costs associated with our liquidation and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business transaction.

As of the date of this prospectus, our initial stockholders, including our officers and directors, own an aggregate of 6,750,000 initial shares of common stock, a portion of which will be subject to forfeiture. Immediately after our initial public offering but prior to the consummation of our initial business transaction and the issuance of any placement shares, our initial stockholders will beneficially own 6,750,000 initial shares, representing 57.45% of our outstanding common stock. Immediately following the warrant expiration time, assuming: no exercise of the over-allotment option, the consummation of our initial business transaction, the issuance of the placement shares, that our initial stockholders do not purchase any public shares in the open market and that no shares of common stock are issued to the target in connection with our initial business transaction, our initial stockholders will beneficially own 3,000,000 initial shares, representing 20% of our issued and outstanding common stock. Additionally, assuming a $10,000,000 private placement and that all such placement shares (2,000,000) are purchased by our initial stockholders, at such time our initial stockholders will own an aggregate of 5,000,000 shares of our common stock, representing 33.33% of our issued and outstanding common stock. Such initial shares include (i) up to 750,000 initial shares which are subject to pro-rata forfeiture by our initial stockholders if the underwriters’ over-allotment option is not exercised in full, (ii) up to 2,875,000 initial shares which are subject to pro-rata forfeiture if the public warrants are not exercised in full, and (iii) up to 3,375,000 initial shares which are subject to forfeiture based on the degree of participation of our initial stockholders in activities relating to the initial business transaction. As a result of such forfeiture, after giving effect to (i) this offering, (ii) any exercise of the over-allotment option, (iii) a private placement of $10,000,000, and (iv) any exercises of the public warrants, the initial shares beneficially owned by our initial stockholders collectively will be equal to 20.0% of our issued and outstanding shares of common stock. Notwithstanding such forfeiture, the initial shares beneficially owned by P&P 2, LLC and Michael Serruya will be equal to at least two percent (2%) and one percent (1%) of our issued and outstanding shares of common stock, respectively.

Our initial stockholders have waived their rights to receive distributions with respect to the initial shares upon our liquidation if we are unable to consummate our initial business transaction. Accordingly, the initial shares will be worthless if we do not consummate our initial business transaction within 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period). In the event we are forced to liquidate, BCM has agreed to advance us the entire amount of the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $30,000) and has agreed not to seek repayment for such expenses. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business transaction and completing our initial business transaction. Consequently, the discretion of our officers and directors in identifying and selecting a suitable target business transaction may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial business transaction are appropriate and in the best interest of our public stockholders.

The requirement that we complete our initial business transaction within 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period) may give potential target businesses leverage over us in negotiating a business transaction and may decrease our ability to conduct due diligence on potential business transaction targets as we approach our deadline, which could undermine our ability to consummate our initial business transaction on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business transaction will be aware that we must consummate our initial business transaction within 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period). Consequently, such target businesses may obtain leverage over us in negotiating a business transaction, knowing that if we do not complete our initial business transaction with that particular target business, we may be unable to complete a business transaction with any target business. This risk will increase as we get closer to the deadlines described above. In addition, we may have limited time to conduct due diligence and may enter into a business transaction on terms that we would have rejected upon a more comprehensive investigation.

The requirement that we complete a business transaction within 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period) may motivate our officers and directors to approve a business transaction that is not in the best interests of stockholders.

Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business transactions. The funds for such reimbursement will be provided from the interest earned on the amount held in trust and loans provided to us from BCM. In the event that we do not effect a business transaction within 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period), then any expenses incurred by such individuals in excess of the interest earned on the amount held in trust and loans provided to us from BCM will not be repaid and we will liquidate. On the other hand, if we complete a business transaction within such time period, those expenses will be repaid by the target business from the funds in the trust account. Consequently, our officers and directors may have a conflict of interest when determining whether the terms, conditions and timing of a particular initial business transaction are appropriate and in the best interest of our public stockholders. In addition, all the expenses associated with this offering and expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business after this offering but prior to the consummation of our initial business transaction have been or will be funded by BCM via loans to us and interest earned on the amount in the trust account. All BCM loans will be on terms that waive any and all rights to the funds in the trust account. Since BCM may not be repaid unless a business transaction is consummated, our directors, who are affiliated with BCM, may have a conflict of interest in determining whether a particular target business is appropriate to effect a business transaction.

Our securities will be quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or another national exchange.

We anticipate that our units, common stock and warrants will be traded in the over-the-counter market and will be quoted on the OTC Bulletin Board, a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market, promptly after the date of this prospectus. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or another national securities exchange. Lack of liquidity will limit the price at which our stockholders may be able to sell our securities or our stockholders’ ability to sell our securities at all.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we intend to apply to have our securities quoted on the OTC Bulletin Board, as of the date of this prospectus, there is currently no market for our securities. We anticipate the units will begin trading on or promptly after the date of this prospectus. Prospective stockholders therefore have no access to information about the prior trading history of our securities on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business transactions, the filing of periodic reports with the SEC, and general market and economic conditions. Once quoted on the OTC Bulletin Board, an active trading market for our securities may never develop or, if one does develop, it may not be sustained. In addition, the price of the securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Our stockholders may be unable to sell their securities unless a market can be established and sustained.

If you are not an institutional investor, you may purchase securities in this offering only if you reside within the states in which we will apply to have the securities registered or have received an exemption from registration. Although individual states are preempted from regulating the resales of our securities, state securities regulators who view blank check offerings unfavorably could use or threaten to use their investigative or enforcement powers to hinder resales of our securities in their states.

We have applied, or will apply to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, Georgia, Hawaii, Illinois, Indiana, Louisiana, Minnesota, Missouri, New York, Rhode Island, South Dakota, Utah, Wisconsin and Wyoming. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements because we will file periodic and annual reports under the Exchange Act. However, individual states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state other than Idaho which has used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and may use these powers, or threaten to use these powers, to hinder the resale of our securities in their states. For a more complete discussion of the state securities laws and registrations affecting this offering, please see “Underwriting — State Blue Sky Information” below.

We will likely complete only one business transaction with the proceeds of this offering. As a result, our operations will depend on a single business and we will be exposed to higher risk than other entities that have the resources to complete several transactions.

The net proceeds from this offering and private placement will provide us with $35,000,000 ($38,750,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete a business transaction. We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, notice disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination. Due to these added risks, we are more likely to choose a single target business with which to pursue a business transaction than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only one business transaction with the proceeds of this offering. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business transactions, or that operate in diversified industries or industry segments.

Unlike most other blank check companies, the provisions of our amended and restated certificate of incorporation may be amended with the approval of at least 65% of our outstanding common stock.

Most blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business transaction activity, without approval by a certain percentage of the company’s stockholders. Typically, an amendment of these provisions requires approval by between 90% and 100% of the company’s public stockholders. Our amended and restated certificate of incorporation provides that any of its provisions, including those related to pre-business transaction activity, may be amended if approved by at least 65% of our outstanding common stock.

Immediately after our initial public offering but prior to the consummation of our initial business transaction and the issuance of any placement shares, our initial stockholders will beneficially own 6,750,000 initial shares, representing 57.45% of our outstanding common stock. Immediately following the warrant expiration time, assuming: no exercise of the over-allotment option, the consummation of our initial business transaction, the issuance of the placement shares, that our initial stockholders do not purchase any public shares in the open market and that no shares of common stock are issued to the target in connection with our initial business transaction, our initial stockholders will beneficially own 3,000,000 initial shares, representing 20% of our issued and outstanding common stock. Additionally, assuming a $10,000,000 private placement and that all such placement shares (2,000,000) are purchased by our initial stockholders, at such time our initial stockholders will own an aggregate of 5,000,000 shares of our common stock, representing 33.33% of our issued and outstanding common stock. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-business transaction activities more easily that other blank check companies, and this may increase our ability to consummate a business transaction with which our stockholders do not agree. However, we and our initial stockholders agree not to take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us not to redeem our public shares if we do not complete our initial business transaction within 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period). See “Proposed Business — Comparison of This Offering to Those of Most Blank Check Companies Not Subject to Rule 419.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business transaction, which may adversely affect our leverage and financial condition.

In order to meet our working capital needs following the consummation of this offering and before our initial business transaction, BCM has agreed to loan us funds, from time to time, of up to $800,000. However, though we have no commitments as of the date of this prospectus to issue any other notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business transaction. The incurrence of debt could result in:

•	the default and foreclosure on our assets if our operating cash flow after a business transaction is insufficient to pay our debt obligations;
•	the acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt arrangement contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions;
•	our inability to obtain additional financing, if necessary, if the debt arrangement contains covenants restricting our ability to obtain additional financing while such debt is outstanding;
•	our inability to pay dividends on our common stock;
•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Our initial stockholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

It is anticipated that our initial stockholders will beneficially own a substantial proportion of our issued and outstanding shares of common stock at all times through the expiration of their lockup provisions. Assuming (i) no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 750,000 shares of common stock, (ii) the full exercise of the public warrants, (iii) the forfeiture of an aggregate of 3,000,000 shares of common stock based on the degree of participation of our initial stockholders in activities relating to the initial business transaction, and (iv) the completion of a $10,000,000 private placement in which our initial stockholders are the sole participants and acquire an additional 2,000,000 shares of common stock, our initial stockholders would hold 3,000,000 initial shares. As a result, based on the above, if we assume that the initial stockholders do not acquire any shares of common stock in this offering or in open market purchases and that we do not issue any shares as part of the consideration for the initial business transaction, the initial stockholders will collectively own 5,000,000 shares of our common stock, which would equal 33.3% of our outstanding shares of common stock, after the warrant expiration time. For an illustration of the potential number of shares that may be held by our initial stockholders, see “—Illustration of Forfeiture of Initial Shares and Effect on Beneficial Ownership.”

This ownership interest, together with any other acquisitions of our shares of common stock, could allow our initial stockholders to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after the consummation of our initial business transaction. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to re-elect existing directors or elect new directors prior to the consummation of a business transaction, in which case all of the current directors will continue in office until at least the consummation of our initial business transaction. If there is an annual meeting, as a consequence of our staggered board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of its ownership position, will have considerable influence regarding the outcome of an election of directors. The interests of our initial stockholders and other stockholders’ interests may not always align and taking actions which require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish.

We may not have an effective registration statement for the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at the time when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants.

Under the terms of the warrant agreement, we have agreed to use our best efforts to file a post-effective amendment or new registration statement under the Securities Act covering the shares of common stock underlying the public warrants and maintain a current prospectus relating to such shares after the completion of our initial business transaction for at least 45 days after such registration statement becomes effective, and to use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the shares issuable upon exercise of the warrants, to the extent an exemption is not available. We cannot assure you that we will be able to do so. No warrant will be exercisable and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless there is an effective registration statement and the issuance of the shares upon such exercise is registered and qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In no event will we be required to issue cash, securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of common stock included in the units.

We may be unable to obtain additional financing, if required, to complete a business transaction or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business transaction.

We believe that the net proceeds of this offering and a $10,000,000 private placement will be sufficient to allow us to consummate a business transaction. However, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and private placement prove to be insufficient, either because of the size of our business transaction or the depletion of the available net proceeds in search of a target business, and if we are unable to secure further loans from BCM or our initial stockholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business transaction, we would be compelled to either restructure the transaction or abandon that particular business transaction and seek an alternative target business candidate. None of our officers, directors or initial stockholders are required to provide any financing to us in connection with or after a business transaction.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business transaction.

In connection with this offering, we will be issuing warrants to purchase up to 5,000,000 shares of common stock (5,750,000 if the underwriters’ over-allotment option is exercised in full). To the extent we issue shares of common stock to effect an initial business transaction, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete our business transaction. Therefore, our warrants may make it more difficult to effectuate an initial business transaction or increase the cost of acquiring the target business.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of a majority of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to extend the exercise period, reduce the exercise price, cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in an adverse way to a holder if holders of at least a majority of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least a majority of the then outstanding warrants is unlimited, examples of such adverse amendments could be amendments to increase the exercise price of the warrants or decrease the number of shares of our common stock purchasable upon exercise of a warrant, among other things.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering is more arbitrary than would typically be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering, there has been no public market for our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the result of a negotiation between the underwriters and us. Factors that were considered in making these determinations include:

•	the information presented in this prospectus and otherwise available to the underwriters;
•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	the ability of our management and their experience in identifying operating companies suitable for our initial business transaction;
•	prior offerings of companies whose principal business is the acquisition of other companies;
•	our prospects for acquiring an operating business at attractive values;
•	the present state of our development and our current financial condition and capital structure;
•	the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies;
•	the general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds is more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, our assessment of the financial requirements necessary to complete a business transaction may prove inaccurate, in which case we may not have sufficient funds to consummate a business transaction and we would be forced to either find additional financing or liquidate.

Our stockholders will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to our stockholders and other investors in this offering. The fact that the initial shares were originally issued at a nominal price significantly contributed to this dilution. Assuming this offering is completed and no value is ascribed to the warrants included in the units, our stockholders and the other new investors will incur an immediate and substantial dilution of approximately 55.3% or $2.77 per share (the difference between the pro forma net tangible book value per share after this offering of $2.23 and the initial offering price of $5.00 per unit).

Since our initial stockholders have a lower cost basis in their investment in us than our public stockholders, a conflict of interest may arise in determining whether a particular target business is appropriate for our initial business transaction.

From January 24, 2006 to May 27, 2011, we sold an aggregate of 8,697,316 shares of common stock to our directors and officers for an aggregate purchase price of $30,927.84, or $0.003556 per share. On March 31, 2011 and April 28, 2011, we repurchased an aggregate of 1,947,316 shares from two former stockholders for an aggregate repurchase price of $6,928, or $0.003556 per share. Accordingly, our initial stockholders’ cost basis in us is approximately $24,000. Since our public stockholders will be purchasing our units in this offering at a per-unit price of $5.00, a conflict of interest may arise because our initial stockholders have a lower cost basis in their investment. As a result, our initial stockholders could profit from a business transaction even though such business transaction may be unprofitable for public stockholders.

Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our staggered board of directors may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock without stockholder approval.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Recent revisions to Sections 1-202 and 2-202 of Regulation S-X and Item 308 of Regulation S-K require the expression of a single opinion directly on the effectiveness of our internal control over financial reporting from our independent registered public accounting firm. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We do not currently intend to hold an annual meeting of stockholders until after our consummation of a business transaction.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business transaction, and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business transaction, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

The grant of registration rights to our initial stockholders may make it more difficult to complete our initial business transaction, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders and private placement investors and their permitted transferees can demand that we register the initial shares and placement shares. The registration rights will be exercisable at any time commencing upon the date that such shares are released from transfer restrictions. We will bear the cost of registering these securities.

It is anticipated that our initial stockholders will beneficially own a substantial proportion of our issued and outstanding shares of common stock at all times through the expiration of their lockup provisions. Assuming (i) no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 750,000 shares of common stock, (ii) the full exercise of the public warrants, (iii) the forfeiture of an aggregate of 3,000,000 shares of common stock based on the degree of participation of our initial stockholders in activities relating to the initial business transaction, and (iv) the completion of a $10,000,000 private placement in which our initial stockholders are the sole participants and acquire an additional 2,000,000 shares of common stock, if such persons exercise their registration rights in full, there will be an additional 5,000,000 shares of common stock eligible for trading in the public market.

The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business transaction more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholders are registered.

Because of our limited resources and the significant competition for business transaction opportunities, it may be more difficult for us to complete a business transaction. If we are unable to complete our initial business transaction, our public stockholders may receive only $5.00 per share on our redemption, which may be less than such amount in certain circumstances, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business transaction. If we are unable to complete our initial business transaction, our public stockholders may receive only $5.00 per share on our redemption, and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $5.00 per share on the redemption of their shares. See “—Public stockholders may receive less than their pro rata share of the trust account upon redemption due to claims of creditors.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business transactions, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for expenses. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. You should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand), regulatory conditions and the following:

•	our status as a development stage company;
•	the reduction of the proceeds held in the trust account due to third party claims;
•	our selection of a prospective target business or asset for the initial business transaction and the inability of the investors in this offering to affect the determination of our board of directors in respect of such initial business transaction;
•	our issuance of our capital shares or incurrence of debt to complete a business transaction;
•	our ability to consummate an attractive business transaction due to our limited resources and the significant competition for business transaction opportunities;
•	conflicts of interest of our officers, directors and initial stockholders;
•	potential current or future affiliations of our officers and directors with competing businesses;
•	our ability to obtain additional financing if necessary;
•	our initial stockholders’ ability to control or influence the outcome of matters requiring stockholder approval due to their substantial interest in us;
•	the adverse effect the outstanding warrants may have on the market price of our common stock;
•	the adverse effect on the market price our common stock due to the existence of registration rights with respect to the securities owned by our initial stockholders and private placement investors;
•	the lack of a market for our securities;
•	our dependence on our key personnel;
•	the general business and market outlook;
•	our stockholders’ lack of approval rights over our business transaction;
•	the short exercise period of our warrants;
•	Stockholders’ lack of redemption rights in connection with the consummation of our initial business transaction; and
•	the costs of complying with applicable laws.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and loans provided to us from BCM will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised in Full
Gross proceeds
Proceeds from units offered to the public	$25,000,000	$28,750,000
Loans provided to us from BCM	322,926	322,926
Estimated offering expenses(1)
Compensation to Rodman & Renshaw	$50,000	$50,000
Legal fees and expenses	150,000	150,000
Printing and engraving expenses	30,000	30,000
Accounting fees and expenses	35,000	35,000
SEC filing fee	6,676	6,676
FINRA filing fee	6,250	6,250
Blue Sky legal and filing fees	35,000	35,000
Miscellaneous expenses	10,000	10,000
Total offering expenses	$322,926	$322,926
Held in trust	25,000,000	28,750,000
Percentage of public offering proceeds held in trust	100%	100%

	Amount	Percentage
Stockholder loans to be made to us and amounts available from interest income earned on the trust account(2)
Due diligence (excluding accounting and legal due diligence) of prospective target(s)	$50,000	7.35%
Legal and accounting expenses attendant to the due diligence investigations, structuring, negotiations and consummation of our initial business transaction	200,000	29.41%
Legal and accounting fees relating to SEC reporting obligations	50,000	7.35%
Reserve for liquidation expenses	30,000	4.41%
Directors’ and Officers’ insurance	200,000	29.41%
Other miscellaneous expenses	150,000	22.06%
Total	$680,000	100%

(1)	All the proceeds from this offering will be held in trust and all the offering expenses have been or will be funded from loans made to us by BCM. BCM has agreed to make loans to us from time to time as these expenses are incurred. These loans will be repaid upon the consummation of our initial business transaction. All these loans will be due and payable upon the completion of our initial business transaction and will be on terms that waive any and all rights to the funds in the trust account.
(2)	After this offering and prior to our initial business transaction, all expenses relating to investigating and selecting a target business, negotiating an acquisition agreement and consummating such acquisition and our other working capital requirements will be funded by loans provided to us from BCM and interest earned on the funds in the trust account. BCM has agreed to loan us funds from time to time of up to $800,000. All of these loans will be due and payable upon the completion of our initial business transaction and will be on terms that waive any and all rights to the funds in the trust account. We anticipate that approximately $43,750 (after payment of taxes owed on such interest income) will be available to us, from interest income to be earned on the funds held in the trust account. The estimated interest earned on funds held in the trust account is based on what believe to be a conservative interest rate of 0.10% per annum following this offering generated from the funds in the trust account. During the six month period ended May 27, 2011, U.S. Treasury Bills with six month maturities were yielding approximately 0.10% per annum. The 0.10% assumed interest rate has been applied for the purpose of the above calculation because we believe it represents a conservative estimate calculated based on the above described yields. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

All the proceeds from this offering of $25,000,000 (or $28,750,000 if the underwriters’ over-allotment option is exercised in full) will be deposited into the trust account at             , maintained by Continental Stock Transfer & Trust Company, as trustee. All of the expenses associated with this offering (estimated at $322,926) have been or will be funded to us by BCM through non-interest bearing loans. Following the consummation of this offering and prior to the consummation of our initial business transaction, in order to fund all expenses relating to investigating and selecting a target business, negotiating an acquisition agreement and consummating such acquisition and our other working capital requirements, BCM has agreed to loan us funds from time to time of up to $800,000. All these loans will be due and payable upon the completion of our initial business transaction and will be on terms that waive any and all rights to the funds in the trust account.

None of the funds held in trust will be released from the trust account, other than any interest earned on the funds in the trust account that we need to pay our income or other tax obligations, any remaining interest that we need for our working capital requirements, until the earlier of (i) the consummation of a business transaction, (ii) our redemption of the public shares sold in this offering if we are unable to consummate a business transaction within 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period), or (iii) our liquidation (if no redemption occurs). The proceeds held in the trust account (net of taxes and amounts released to us for working capital purposes) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business transaction or, if there are insufficient funds, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business transaction. In the event there are funds remaining in the trust account after satisfaction of all of such obligations, such funds may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. All amounts held in the trust account will be released to us on the closing of our initial business transaction with a target business.

We intend to use proceeds from loans provided to us from BCM, and interest earned on the funds in the trust account which we are permitted to withdraw for working capital purposes for due diligence, legal, accounting, fees and expenses of the acquisition, including investment banking fees, and other expenses, including structuring and negotiating a business transaction, as well as a possible down payment, reverse break up fees (a provision which requires a payment to the target company if the financing for an acquisition is not obtained), lock-up or “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses), if necessary. While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business transaction, if we were to enter into such an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business transaction and the amount of our available funds at the time. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business.

We may not use all of the proceeds in the trust account in connection with a business transaction, either because the consideration for our business transaction is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or the issuance of our debt securities. In such event, the proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire in our business transaction, to effect other acquisitions, or for expenses, as determined by our board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target business, to make other acquisitions and to pursue our growth strategy.

To the extent that our capital stock or the issuance of our debt securities are used in whole or in part as consideration to effect a business transaction, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business transaction, the proceeds held in the trust account which are not used to consummate a business transaction will be disbursed to the combined company and will, along with any other interest earned on the funds held in the trust account not expended, be used to finance our operations. In the event that third party indebtedness is used as consideration, our officers and directors will not be personally liable for the repayment of such indebtedness.

On May 27, 2011, we entered into a loan payable agreement for approximately $120,000 with BCM, which consolidated all of our accrued interest-related party, related party advances and note payable-related party outstanding as of such date into one instrument as well as provided additional advances to us. The loan is payable upon the consummation of our initial business transaction, bears no interest and contains a waiver of any and all rights to the funds in the trust account resulting from the consummation of this offering. Accordingly, the loan will become worthless and will not be repaid unless and until the consummation of our initial business transaction.

All of the expenses associated with this offering (estimated at $322,926) have been or will be funded to us by BCM through non-interest bearing loans. Following the consummation of this offering and prior to the consummation of our initial business transaction, in order to fund all expenses relating to investigating and selecting a target business, negotiating an acquisition agreement and consummating such acquisition and our other working capital requirements, BCM has agreed to loan us funds of up to $800,000. All these loans will be due and payable upon the completion of our initial business transaction and will be on terms that waive any and all rights to the funds in the trust account.

The proceeds held in the trust account may be invested by the trust account agent only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 of the Investment Company Act. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act.

In no event will any of our initial stockholders, officers or directors, or any of our or their respective affiliates be paid any finder’s fee, consulting fee or any other form of compensation, prior to, or for any services they render in connection with, the consummation of a business transaction. However, upon the closing of our initial business transaction, our board of directors will have the sole discretion to determine the number of initial shares to be forfeit by each of our initial stockholders, based on the degree of participation of our initial stockholders in activities relating to the initial business transaction; provided that after such forfeiture, the initial shares beneficially owned by P&P 2, LLC and Michael Serruya will be equal to at least two percent (2%) and one percent (1%) of our issued and outstanding shares of common stock, respectively. As a result, certain of our initial stockholders may forfeit a lesser number of their initial shares than other initial stockholders if our board of directors determines that such individuals played a more prominent role in identifying, evaluating and closing a business transaction. See “Principal Stockholders — Forfeiture of Initial Shares” and “Management — Compensation for Officers and Directors.” However, our initial stockholders, officers or directors will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business transactions. Reimbursement for such expenses will be paid by us out of related party loans and interest earned on the trust account and currently allocated in the above table to “Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of a business transaction,” “Due diligence (excluding accounting and legal due diligence) of prospective targets,” “Legal and accounting fees relating to SEC reporting obligations,” and “Other miscellaneous expenses.” There is no limit on the amount of out-of-pocket expenses reimbursable by us (except that reimbursement may not be made using funds in the trust account unless and until a business transaction is consummated). Since the role of present management after a business transaction is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business transaction.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our redemption of our public shares for a per share pro rata portion of the trust account (including interest but net of any taxes amounts released to us for working capital purposes, subject to applicable law, or (ii) our liquidation (if redemption does not occur). In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business transaction. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to the completion of a business transaction. The payment of any dividends subsequent to a business transaction will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future; however, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend immediately prior to the consummation of the offering in an amount such that the aggregate number of initial shares beneficially owned by our initial stockholders would continue to equal 20.0% of our issued and outstanding shares of common stock after giving effect to all forfeitures discussed in this prospectus. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. In addition to excluding the effects of the warrants, the information below also (i) assumes no exercise of the underwriters’ over-allotment option, (ii) excludes the private placement and its effects, and (iii) includes all initial shares subject to forfeiture other than the 750,000 initial shares to be forfeited due to the underwriters not exercising their over-allotment option. Based on such assumptions, we would have 6,000,000 shares of common stock outstanding immediately prior to the completion of this offering and 11,000,000 shares of common stock outstanding immediately after the completion of this offering. The following information also gives effect to the estimated expenses associated with this offering (estimated at $322,926), which have been or will be funded to us by BCM through non-interest bearing loans. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of outstanding shares of our common stock.

At March 31, 2011, our net tangible book value was ($97,425) or approximately ($0.0162) per share of common stock, based on 6,000,000 shares of common stock outstanding. After giving effect to the sale of 5,000,000 shares of common stock included in the units we are offering by this prospectus, our pro forma net tangible book value at $5.00 would have been $24,579,649 or $2.23 per share, representing an immediate increase in net tangible book value of $2.25 per share to our initial stockholders and an immediate dilution of $2.77 per share or 55.3% to new investors.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$5.00
Net tangible book value before this offering(1)	$(0.0162)
Increase attributable to new investors	2.24
Pro forma net tangible book value after this offering		2.23
Dilution to new investors		$2.77

(1)	Calculated based on 6,000,000 shares of common stock outstanding, which is the number of shares of common stock that would be outstanding immediately prior to this offering (i) assuming no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 750,000 shares of common stock and (ii) after giving effect to our repurchase of 260,955 shares on April 28, 2011 for $928, which shares were recorded as treasury stock.

The following table sets forth information with respect to our initial stockholders and the new investors:

	Total shares(1)		Total consideration		Average price per share(1)
	Number	%	Amount	%
Initial stockholders (initial shares)	6,000,000	54.5%	$24,000	0.10%	$0.004
New investors	5,000,000	45.5%	25,000,000	99.9%	$5.00
Total	11,000,000	100%	$25,024,000	100%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(97,425)
Net proceeds from this offering	25,000,000
Offering costs to be excluded from net tangible book value(a)	(322,926)
$24,579,649
Denominator:
Shares of common stock outstanding prior to this offering	6,000,000
Shares of common stock included in the units offered	5,000,000
Total shares of common stock after this offering	11,000,000

(a)	All of the expenses associated with this offering (estimated at $322,926) have been or will be funded to us by BCM through non-interest bearing loans. BCM has agreed to loan us funds from time to time, or at any time, in whatever amount it deems reasonable in its sole discretion. All these loans will be due and payable upon the completion of our initial business transaction and will be on terms that waive any and all rights to the funds in the trust account.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2011 and our capitalization as adjusted to give effect to this offering and the application of the estimated net proceeds therefrom as described in “Use of Proceeds” (excluding the expected interest income on the proceeds held in trust). The following table also gives effect to the expenses associated with this offering, which have been or will be funded to us by BCM through non-interest bearing loans.

	Actual		As Adjusted
Total debt	$		$
Loan payable to related parties(1)		98,171		421,097
Stockholders’ equity:
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized; 0 issued and outstanding, actual and as adjusted		0		0
Common Stock, $0.0001 par value, 75,000,000 shares authorized, 8,698,455 shares issued and 7,010,955 shares outstanding, actual, and 12,948,455 shares issued and 11,000,000 shares outstanding, as adjusted(2)		869		1,294
Additional paid-in capital		30,059		24,706,708
Treasury stock		(6,000)		(6,000)
Deficit accumulated during the development stage		(122,353)		(122,353)
Total stockholders’ equity		(97,425)		24,579,649
Total capitalization		$746		$25,000,756

(1)	The actual figure represents accrued interest-related party, related party advances and note payable-related party as of March 31, 2011. On May 27, 2011, we entered into a loan payable agreement for approximately $120,000 with BCM, which consolidated all of our accrued interest-related party, related party advances and note payable-related party outstanding as of such date into one instrument as well as provided additional advances to us. The loan is payable upon the consummation of our initial business transaction, bears no interest and contains a waiver of any and all rights to the funds in the trust account resulting from the consummation of this offering.

The as adjusted figure gives effect to the estimated expenses associated with this offering (estimated at $322,926), which have been or will be funded to us by BCM through non-interest bearing loans. BCM has agreed to loan us funds from time to time, or at any time, in whatever amount it deems reasonable in its sole discretion. All such loans will be due and payable upon the consummation of our initial business transaction.

(2)	Actual number of shares are based on 8,698,455 shares of common stock issued as of March 31, 2011. Of such shares, 1,687,500 shares were recorded in treasury, On April 28, 2011, we repurchased 260,955 shares for $928, which were recorded as treasury stock. As a result, as of the date of this prospectus, 6,750,000 shares of common stock were outstanding.

As adjusted number of shares issued and outstanding assumes no exercise of the underwriters’ over-allotment option and excludes the 750,000 initial shares to be forfeited due to the underwriters not exercising their over-allotment option. Includes (i) up to 2,875,000 initial shares which are subject to pro-rata forfeiture if the public warrants are not exercised in full, and (ii) up to 3,375,000 initial shares which are subject to forfeiture based on the degree of participation of our initial stockholders in activities relating to the initial business transaction. Does not include 2,000,000 shares of common stock to be issued in the private placement. The as adjusted number of shares also assumes that 1,948,455 shares would be recorded in treasury.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

We are a blank check company formed on January 24, 2006, for the purpose of acquiring one or more operating businesses or assets, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction under consideration. As of the date of this prospectus, we have not conducted any material search activities nor had any specific discussions with any potential business transaction candidate.

We intend to use cash from the proceeds of this offering, our capital stock, incurred debt, or a combination of cash, capital stock and debt, in effecting our initial business transaction. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;
•	may likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we incur substantial debt, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business transaction is insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions;
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;
•	our inability to pay dividends on our common stock;
•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Recent Developments

We effected a 4.21875-for-1 forward stock split on May 20, 2011. Unless otherwise stated, all share and per share amounts in this section have been adjusted to reflect such post-forward stock split amounts.

As discussed below, on May 27, 2011, we entered into a loan payable agreement for approximately $120,000 with BCM, which consolidated all of our accrued interest-related party, related party advances and note payable-related party outstanding as of such date into one instrument as well as provided additional advances to us. The loan is payable upon the consummation of our initial business transaction, bears no interest and contains a waiver of any and all rights to the funds in the trust account resulting from the consummation of this offering.

Results of Operations and Known Trends or Future Events

We have not conducted any active operations since inception, except for our efforts to locate suitable acquisition candidates. No revenue has been generated since our inception (January 24, 2006) to March 31, 2011. It is unlikely we will have any revenues unless we are able to effect an acquisition or merger with an operating company, of which there can be no assurance. It is management’s assertion that these circumstances may hinder our ability to continue as a going concern. Our plan of operation for the next 24 months shall be to continue our efforts to locate suitable acquisition candidates.

For the three months ended March 31, 2011 and 2010, we had a net loss of $12,131 and $3,888, respectively, consisting of legal, accounting, audit, and other professional service fees incurred in relation to the preparation and filing of our periodic reports and interest expense.

For the fiscal years ended December 31, 2010 and 2009, we had a net loss of $30,441 and $24,973, respectively, consisting of legal, accounting, audit, and other professional service fees incurred in relation to the preparation and filing of our periodic reports and interest expense.

For the cumulative period from our inception (January 24, 2006) to March 31, 2011, we had a net loss of $122,353 comprised of legal, accounting, audit, and other professional service fees incurred in relation to our incorporation, the filing of our Registration Statement on Form 10-SB in May 2007, and the filing of our periodic reports, and interest expense.

Following this offering, we will not generate any operating revenues until after the consummation of our initial business transaction, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering. As we expect to continue to generate net losses, we do not anticipate incurring substantial income or other tax expense until the consummation of our initial business transaction, at the earliest.

Liquidity and Capital Resources

As of March 31, 2011, we had assets equal to $746, comprised of cash and cash equivalents and prepaid expenses. This compares with assets of $5,112, comprised of cash and cash equivalents and prepaid expenses, as of December 31, 2010. Our current liabilities as of March 31, 2011 totaled $98,171, comprised of notes payable, accrued interest and advances. This compares to our current liabilities as of December 31, 2010 of $84,406, comprised of notes payable, accrued interest and advances. We can provide no assurance that we can continue to satisfy our cash requirements for at least the next twelve months.

As of December 31, 2010, we had assets equal to $5,112, comprised exclusively of cash and cash equivalents and prepaid expenses. This compares with assets of $6,559, comprised exclusively of cash and cash equivalents as of December 31, 2009. Our current liabilities as of December 31, 2010 totaled $84,406, comprised exclusively of notes payable, accrued interest and related party advances. This compares with current liabilities equal to $55,412, comprised exclusively of notes payable, accrued interest and accounts payable as of December 31, 2009.

The following is a summary of our cash flows provided by (used in) operating, investing, and financing activities for the three month periods ended March 31, 2011 and 2010, for the years ended December 31, 2010 and 2009, and for the cumulative period from January 24, 2006 (Inception) to March 31, 2011:

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	Fiscal Year Ended December 31, 2010	Fiscal Year Ended December 31, 2009	For the Cumulative Period from January 24, 2006 (Inception) to March 31, 2011
Net cash used in operating activities	$(6,886)	$(4,155)	$(32,329)	$(21,451)	$(112,584)
Net cash used in investing activities	—	—	—	—	—
Net cash provided by financing activities	$6,795	—	$26,382	$27,428	$113,105
Net Increase (Decrease) in Cash and Cash Equivalents	$(91)	$(4,155)	$(5,947)	$5,977	$521

We intend to use substantially all of the funds held in the trust account (net of taxes and amounts released to us for working capital purposes) and proceeds from the private placement which will occur concurrently with our initial business transaction, to consummate our initial business transaction. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our initial business transaction, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

We believe that interest earned on the funds in the trust account released to us for working capital purposes and proceeds of the loans provided to us from BCM will be sufficient to allow us to operate for at least the next 24 months. All the expenses relating to this offering have been or will be funded by proceeds from loans with BCM. Following the consummation of this offering and prior to the consummation of our initial business transaction, in order to fund all expenses relating to investigating and selecting a target business, negotiating an acquisition agreement and consummating such acquisition and our other working capital requirements, BCM has agreed to loan us funds from time to time, or at any time, in whatever amount it deems reasonable in its sole discretion. All these loans will be due and payable upon the completion of our initial business transaction and will be on terms that waive any and all rights to the funds in the trust account.

The terms of such loans will not have any recourse against the trust account nor pay any interest prior to the consummation of our business transaction and be no more favorable than could be obtained by a third party.

We estimate that we will incur approximately:

•	$50,000 of expenses for the due diligence (excluding accounting and legal due diligence) of prospective target businesses by our officers and directors;
•	$200,000 of legal and accounting expenses attendant to the due diligence investigations, structuring and negotiating of our initial business transaction;
•	$50,000 of legal and accounting fees relating to SEC reporting obligations;
•	$30,000 reserve for liquidation expenses;
•	$200,000 reserve for Directors and Officers insurance; and
•	$150,000 that will be used for other miscellaneous expenses.

The amounts set forth above may differ materially from our actual expenses. In addition, we could use a portion of the interest earned on the funds in the trust account and loans provided to us from BCM to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business transaction, although we do not have any current intention to do

so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business transaction and the amount of our available funds at the time.

We do not believe we will need to raise additional funds other than the loans provided to us from BCM following the date of this prospectus until the consummation of our initial business transaction to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business transaction that is presented to us. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business transaction. Our initial stockholders and their designees have committed to purchase 2,000,000 shares of our common stock at $5.00 per share in a private placement to occur concurrently with the closing of our initial business transaction for gross proceeds of $10,000,000. Our board of directors will have the ability to increase the size of the private placement at its discretion.

We have evaluated the appropriate accounting treatment for the warrants attached to the public units. As we are not required to net-cash settle such warrants under any circumstances, including if we are unable to maintain sufficient registered shares to settle such warrants, the terms of the warrants satisfy the applicable requirements of paragraph 11 of SFAS 133, which provides guidance on identifying those contracts that should not be accounted for as derivative instruments, and paragraphs 12-33 of EITF 00-19. Accordingly, we intend to classify such instruments within permanent equity as additional paid-in capital.

Related Party Transactions

From January 24, 2006 to May 27, 2011, we sold an aggregate of 8,697,316 shares of common stock to our directors and officers for an aggregate purchase price of $30,927.84, or $0.003556 per share. On March 31, 2011 and April 28, 2011, we repurchased an aggregate of 1,947,316 shares from two former stockholders for an aggregate repurchase price of $6,928, or $0.003556 per share. All these repurchased shares were recorded as treasury stock.

On March 9, 2007, we entered into a loan agreement with BCM with a total amount of $12,500. BCM had previously advanced the $12,500 on our behalf. Interest accrued on the outstanding principal balance of this loan on the basis of a 360-day year daily from January 24, 2006, the effective date of the loan, until paid in full at the rate of four percent (4%) per annum. The loan, which has been fully refinanced as described below, was due on or before the earlier of (i) December 31, 2012 or (ii) the date that we (or one of our wholly owned subsidiaries) consummate a merger or similar transaction with an operating business.

On April 15, 2008, Michael Rapp, Philip Wagenheim, and Clifford Chapman, a former director and stockholder, loaned us $5,000, $3,000 and $2,000, respectively with interest at an annual rate of 8.25%. On March 31, 2011, we repaid the $2,000 outstanding loan with interest to the former stockholder. The loans made by Messrs. Rapp and Wagenheim, each of which has been fully refinanced as described below, were due on or before the earlier of (i) April 15, 2013 or (ii) the date that we (or one of our wholly owned subsidiaries) consummate a merger or similar transaction with an operating business.

On March 16, 2009, we entered into a loan agreement with BCM with a total amount of $14,500. Interest accrued on the outstanding principal balance of this loan at an annual rate of 8.25%. The loan, which has been fully refinanced as described below, was due on or before the earlier of (i) March 16, 2014 or (ii) the date that we (or one of our wholly owned subsidiaries) consummate a merger or similar transaction with an operating business.

On August 12, 2009, we entered into a loan agreement with BCM with a total amount of $12,000. Interest accrued on the outstanding principal balance of this loan at an annual rate of 8.25%. The loan, which has been fully refinanced as described below, was due on or before the earlier of (i) August 12, 2013 or (ii) the date that we (or one of our wholly owned subsidiaries) consummate a merger or similar transaction with an operating business.

During the year ended December 31, 2010, we received loans of $26,382 from BCM with an imputed interest rate of 8.25% per annum. These loans, which have been fully refinanced as described below, were due and payable upon demand.

During the three months ended March 31, 2011, we received a total of $14,795 from BCM with an imputed interest rate of 8.25% per annum. These loans, which have been fully refinanced as described below, were due and payable upon demand.

On May 27, 2011, we entered into a loan payable agreement for approximately $120,000 with BCM, which consolidated all of our accrued interest-related party, related party advances and note payable-related party outstanding as of such date into one instrument as well as provided additional advances to us. The loan is payable upon the consummation of our initial business transaction, bears no interest and contains a waiver of any and all rights to the funds in the trust account resulting from the consummation of this offering. Accordingly, the loan will become worthless and will not be repaid unless and until the consummation of our initial business transaction.

All of the expenses associated with this offering (estimated at $322,926) have been or will be funded to us by BCM through non-interest bearing loans. Following the consummation of this offering and prior to the consummation of our initial business transaction, in order to fund all expenses relating to investigating and selecting a target business, negotiating an acquisition agreement and consummating such acquisition and our other working capital requirements, BCM has agreed to loan us funds from time to time, or at any time, in whatever amount it deems reasonable in its sole discretion. All these loans will be due and payable upon the completion of our initial business transaction and will be on terms that waive any and all rights to the funds in the trust account.

In addition, in the event we are forced to liquidate, BCM has agreed to advance us the funds necessary to pay any and all costs involved or associated with the process of liquidation and the return of the funds in the trust account to our public stockholders (currently anticipated to be no more than approximately $30,000) and have agreed not to seek repayment for such expenses.

BCM and Mr. Rapp have agreed that each will be liable to us jointly and severally, if and to the extent that any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $5.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, BCM and Mr. Rapp will not be responsible to the extent of any liability for such third party claims. In the event that the proceeds in the trust account are reduced below $5.00 per share in the event we redeem our public shares for a per share pro rata portion of the trust account, or upon our liquidation and BCM and Mr. Rapp assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our directors would determine whether to take legal action against BCM and Mr. Rapp to enforce their indemnification obligations. While we currently expect that our directors would take legal action on our behalf against BCM and Mr. Rapp to enforce their indemnification obligations to us, it is possible that our directors in exercising their business judgment may choose not to do so in any particular instance. We have not, however, independently verified whether BCM and Mr. Rapp have sufficient funds to satisfy their indemnity obligations or asked BCM and Mr. Rapp to reserve for such indemnification obligations. As such, there is no assurance BCM and Mr. Rapp will be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the (i) per share redemption price or (ii) per share liquidation price will not be less than $5.00 per share.

Our initial stockholders and their designees have committed to purchase 2,000,000 shares of our common stock at $5.00 per share in a private placement to occur concurrently with the closing of our initial business transaction for gross proceeds of $10,000,000. Our board of directors will have the ability to increase the size of the private placement at their discretion.

Our initial stockholders, private placement investors and their permitted transferees will be entitled to registration rights. Such holders will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares and the placement shares, commencing, in the case of the initial shares, one year after the consummation of our initial business transaction and, in the case of the placement shares, 30 days after the consummation of our initial business transaction.

We will reimburse our initial stockholders, officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business transactions. Reimbursable out-of-pocket expenses incurred by our initial stockholders, officers and directors will not be repaid out of proceeds held in the trust account until these proceeds are released to us upon the completion of a business transaction, provided there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business transaction is in our public stockholders’ best interest.

Other than the reimbursable out-of-pocket expenses payable to our initial stockholders, officers and directors, no compensation, reimbursements, cash payments or fees of any kind, including finders, consulting fees or other similar compensation, will be paid to our initial stockholders, officers or directors, or to any of our or their respective affiliates prior to or with respect to a business transaction. However, upon the closing of our initial business transaction, our board of directors will have the sole discretion to determine the number of initial shares to be forfeit by each of our initial stockholders, based on the degree of participation of our initial stockholders in activities relating to the initial business transaction; provided that after such forfeiture, the initial shares beneficially owned by P&P 2, LLC and Michael Serruya will be equal to at least two percent (2%) and one percent (1%) of our issued and outstanding shares of common stock, respectively. As a result, certain of our initial stockholders may forfeit a lesser number of their initial shares than other initial stockholders if our board of directors determines that such individuals played a more prominent role in identifying, evaluating and closing a business transaction. See “Principal Stockholders — Forfeiture of Initial Shares” and “Management — Compensation for Officers and Directors.”

After the consummation of a business transaction, if any, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business transaction, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies.

Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our management is responsible for establishing and maintaining a system of disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

In accordance with Exchange Act Rules 13a-15 and 15d-15, an evaluation was completed under the supervision and with the participation of our management, including our President, Principal Financial Officer and Secretary, of the effectiveness of the design and operation of our disclosure controls and procedures as of March 31, 2011. Based on that evaluation, our management including the President, Principal Financial Officer and Secretary, concluded that our disclosure controls and procedures were effective in providing reasonable assurance that information required to be disclosed in our reports filed or submitted under the Exchange Act was recorded, processed, summarized, and reported within the time periods specified in the Commission’s rules and forms.

Evaluation of Internal Controls and Procedures

Our management is also responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Our internal control over financial reporting includes those policies and procedures that:

•	Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;
•	Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and
•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

As of December 31, 2010, we carried out an evaluation of the effectiveness of our internal control over financial reporting based on the framework in “Internal Control — Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on our evaluation, our management concluded that our internal control over financial reporting was effective as of December 31, 2010.

Changes in Internal Controls over Financial Reporting

There have been no significant changes to our internal controls over financial reporting that occurred during the three months ended March 31, 2011, that materially affected, or were reasonably likely to materially affect, our internal controls over financial reporting.

Quantitative and Qualitative Disclosures About Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government securities with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 of the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2011, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the company’s financial statements.

PROPOSED BUSINESS

Introduction

Committed Capital Acquisition Corporation was incorporated in the State of Delaware on January 24, 2006 and maintains its principal executive office at 712 Fifth Avenue 22nd Floor, New York, NY 10019. We were formed as a vehicle to pursue a business transaction through the acquisition of, or merger with, an operating business that we have not yet identified. We filed a Registration Statement on Form 10-SB with the SEC, and since its effectiveness in May 2007, we have not conducted any active operations, except for (i) minimal efforts to locate suitable acquisition candidates unrelated and prior to this offering and (ii) activities relating to this offering. We have not conducted any material search activities nor had any specific discussions with any potential business transaction candidate. We do not have any specific initial business transaction under consideration or discussion as of the date of this prospectus.

We will seek to capitalize on the 57 years of combined transaction and investing experience of our management team: Michael Rapp, our founder, President and Chairman, and Philip Wagenheim, our Secretary and director. Our management team has been involved in excess of 65 transactions ranging from financing activities to advisory engagements. In addition, Messrs. Rapp and Wagenheim are the founders of BCM, a boutique investment bank and broker-dealer, which has arranged financings, provided advisory services for, invested in, and has held interests in a diverse portfolio of high-growth companies. BCM has led numerous initial public offerings and private placements and has also specialized in providing its clients solutions with regard to accessing the capital markets through non-traditional methods such SPACs and reverse mergers. Prior to forming BCM, Messrs. Rapp and Wagenheim were managing directors and founders of Oscar Gruss & Son Incorporated's private client group.

Our initial stockholders also include: P&P 2, LLC, the managing members of which are Richard E. Perlman and James K. Price; and Michael Serruya.

P&P 2, LLC and Mr. Serruya collectively beneficially own 3,881,250 initial shares of our common stock as of the date of this prospectus, a portion of which will be subject to forfeiture as described in this prospectus. Notwithstanding such forfeiture, the initial shares beneficially owned by P&P 2, LLC and Mr. Serruya will be equal to at least two percent (2%) and one percent (1%) of our issued and outstanding shares of common stock, respectively. These initial stockholders do not have a contractual or fiduciary obligation to assist in the identification of potential candidates for our initial business transaction or present business opportunities to us.

Business Strategy

While we intend to utilize the criteria listed below in evaluating business transaction opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business transaction opportunity which we ultimately determine to pursue may not meet one or more of these criteria:

•	Domestic U.S. Business. We will seek to acquire a business that is focused primarily on doing business in and is headquartered in the United States. However, we will consider acquiring businesses domiciled overseas or with significant operations overseas if those businesses meet a significant portion of our other investment criteria.
•	Established Companies with Proven Track Records. We will seek to acquire established companies with sound historical financial performance. We intend to focus our search for acquisition targets on companies with a history of strong operating and financial results. We do not intend to acquire start-up companies with a limited history of operations.
•	Companies with Strong Free Cash Flow Characteristics. We will seek to acquire companies that have a history of strong, stable free cash flow generation (i.e. companies that typically generate cash in excess of that required to maintain or expand the business’s asset base).
•	Strong Industry Position. We will seek to acquire businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry.

•	Competitive Barriers. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability, and deliver strong free cash flow. Factors that we will consider include the strengths and weaknesses of target businesses relative to their competitors with regard to product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning.
•	Experienced Management Team. We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our officers and directors will complement, not replace, the target’s management team.
•	Diversified Customer and Supplier Base. We will seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business transaction may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

Competitive Strengths

We believe the experience and contacts of our directors and officers will give us an advantage in sourcing, structuring and consummating a business transaction. The future role of our key personnel following a business transaction, however, cannot presently be fully ascertained. Specifically, none of the members of our current management team are obligated to remain with us subsequent to a business transaction, and we cannot assure you that the resignation or retention of our current management will be included as a term or condition in any agreement relating to a business transaction. We also believe that our corporate structure, our capital structure and our status as a public company will provide us with competitive advantages in attracting a target for and consummating our initial business transaction. In addition, despite the competitive advantages we believe we enjoy, we remain subject to significant competition with respect to identifying and executing a business transaction.

We believe we have the following competitive strengths:

•	Established Deal Sourcing Network. Our management team members have an extensive base of contacts in the public and private equity markets and mergers and acquisitions industry that they have developed through their collective experience. We believe that the members of our management team have strong working relationships with principals as well as intermediaries who constitute our most likely source of identifying prospective business transactions. In addition, members of our management team, through their present and historical membership on various boards of directors, have developed a network of business relationships with members on the boards of directors of other businesses, which greatly extends our access to privately held companies. We believe that these contacts will be important in generating acquisition opportunities for us.
•	Strong Financial Position and Flexibility. With a trust account initially in the amount of $25,000,000 and proceeds from a private placement (which will occur concurrently with the closing of our initial business transaction), and a public market for our common stock, we offer a target business a variety of options to facilitate a future business transaction and fund the growth and expansion of business operations. Because we are able to consummate a business transaction using our capital stock, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if our initial business transaction requires us to use substantially all of our cash to pay the purchase price, we may need to arrange third party financing to help fund our initial business transaction. Since we have no specific business transaction under consideration, we have not taken any steps to secure third party financing other than the private placement, and would only do so simultaneously with the consummation of our initial business transaction. Accordingly, our flexibility in structuring a business transaction will be subject to these contingencies.
•	Status as a Public Company. We believe our structure will make us an attractive business transaction partner to prospective target businesses. As an existing public company, we will offer a target business an alternative to the traditional initial public offering through a merger or other business transaction. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with stockholders’ interests than it would as a private company. Being public can also augment a company’s profile among potential new customers and vendors and aid it in attracting and retaining talented employees.
•	Substantial Co-investment Obligation from Initial Stockholders. Our initial stockholders and their designees have committed to purchase 2,000,000 shares of our common stock at $5.00 per share in a private placement to occur concurrently with the closing of our initial business transaction for gross proceeds of $10,000,000. Our board of directors will have the ability to increase the size of the private placement at its discretion. We believe that this additional capital obligation from our initial stockholders will increase our attractiveness as an acquirer for potential targets.
•	No Required Shareholder Vote or Redemption Rights Related to a Business Transaction. Unlike most blank check companies, the stockholders have no rights to vote on our initial business transaction or redemption rights in connection with the consummation of our initial business transaction (except where required by state law). The consummation of a business transaction will only be subject to approval by our board of directors. We believe target businesses will find this a more attractive path to becoming a public company and accessing capital than is afforded by other blank check companies.
•	Limited Life of Warrants. The warrants issued with our units in this offering will become exercisable upon effectiveness of the post-effective amendment or new registration statement, which we have agreed to use our best efforts to file to cover the shares of common stock underlying the public warrants after the consummation of our initial business transaction, and will expire 45 days from that effectiveness date. We believe that the limited life of our warrants compared to those of many other blank check companies will be a competitive advantage with regard to attracting potential targets for our initial business transaction.
•	No Underwriting Fee. Our underwriters will not receive a fee for work performed in connection with this offering. As a result, we will be able to use of a greater percentage of the gross proceeds of our initial public offering for our initial business transaction than most other blank check companies.

Effecting a Business Transaction

General

We are a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified. We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating our initial business transaction. Our officers and directors have agreed that we will have only 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period) to consummate our initial business transaction. If we do not consummate a business transaction within such 21-month (or 24-month) period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably practicable, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate as part of our plan of dissolution and liquidation. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction under consideration and we have not conducted any material search activities to date. As of the date of this prospectus, we have not had any specific discussions with any potential business transaction candidate.

We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business transaction. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business transaction as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business transactions.

We will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. We plan to consummate a business transaction with a target business in the United States having a fair market value of between $100,000,000 and $300,000,000 at the time of our signing a definitive agreement in connection with our initial business transaction, although we are not required to set a minimum valuation on either the fair market value or the net assets of a target business and, accordingly, the target business may have a fair market value of substantially less than $100,000,000. We anticipate structuring a business transaction to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business transaction to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest. We will acquire a controlling interest through the acquisition of at least 50.1% of the voting equity interests in the target. Upon the completion of our initial business transaction, we will file a Form 8-K which will include disclosure responsive to the applicable items of Form 8-K, including Items 2.01 and 5.06, within the time periods required by such form.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business transaction. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business transaction. Our initial stockholders and their designees have committed to purchase 2,000,000 shares of our common stock at $5.00 per share in a private placement to occur concurrently with the closing of our initial business transaction for gross proceeds of $10,000,000. Our board of directors will have the ability to increase the size of the private placement at their discretion. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business transaction. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise other than the private placement.

No stockholder vote or redemption rights on consummation of our business transaction.

Unlike most other blank check companies, we will not provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account upon the consummation of our initial business transaction. We will not provide our stockholders with the right to vote on our business transaction unless required by law. If a stockholder vote is required by law, we will conduct a proxy solicitation pursuant to the proxy rules but will not offer our stockholders the opportunity to redeem their shares of common stock in connection with such vote. Our stockholders will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses or assets, since our board of directors will have the sole discretion and authority to approve and consummate our initial business transaction without seeking stockholder approval.

We have not identified a target business

To date, we have not conducted any material search activities nor have we selected any target business or held any specific discussions with any potential business transaction candidate. As of the date of this prospectus, we have not had any specific discussions with any potential business transaction candidate. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable stock transaction or other similar business transaction under consideration. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business transaction on favorable terms.

Sources of target businesses

While we have not yet identified any candidates for a business transaction, we believe that there are numerous acquisition candidates for us to target. Following the consummation of the offering, we expect to generate a list of prospective target opportunities from a host of different sources. We anticipate that target business candidates will be brought to our attention from members of our management team and various unaffiliated sources, including investment bankers, business brokers, venture capital funds, private equity funds, management teams we have worked with in the past, accountants, lawyers and other members of the financial community who are aware that we are seeking a business transaction partner via public relations and marketing efforts, direct contact by management or other similar efforts. Target businesses may also be brought to our attention by unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements or through attendance at industry trade shows. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation may be paid upon the consummation of our initial business transaction. Target businesses also will be brought to our attention by our officers and directors through their network of joint venture partners and other industry relationships located in the United States and elsewhere that regularly, in the course of their daily business activities, see numerous varied opportunities.

In no event will any of our initial stockholders, including our officers, directors, or any of our or their respective affiliates, be paid any finder’s fee, consulting fee or any other form of compensation, prior to, or for any services they render in connection with, the consummation of a business transaction. However, upon the closing of our initial business transaction, our board of directors will have the sole discretion to determine the number of initial shares to be forfeit by each of our initial stockholders, based on the degree of participation of our initial stockholders in activities relating to the initial business transaction; provided that after such forfeiture, the initial shares beneficially owned by P&P 2, LLC and Michael Serruya will be equal to at least two percent (2%) and one percent (1%) of our issued and outstanding shares of common stock, respectively. As a result, certain of our initial stockholders may forfeit a lesser number of their initial shares than other initial stockholders if our board of directors determines that such individuals played a more prominent role in identifying, evaluating and closing a business transaction. See “Principal Stockholders — Forfeiture of Initial Shares” and “Management — Compensation for Officers and Directors.”

While we do not intend to pursue our initial business transaction with a target business that is affiliated with our initial stockholders, officers or directors, or any of our affiliates (including BCM), we are not prohibited from pursuing such a transaction. In the event we seek to complete our initial business transaction with such a target business, we would obtain an opinion from an independent investment banking firm which is a member of FINRA that such an initial business transaction is fair to our stockholders from a financial point of view and require approval of a majority of the disinterested members of our board of directors. Generally, such opinion is rendered to a company’s board of directors and investment banking firms may take the view that stockholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Selection of a target business and structuring of a business transaction

In applying the criteria set forth in “Proposed Business — Business Strategy”, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about such opportunities. In evaluating a prospective business transaction, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies, our limited personnel and financial resources and the potential inexperience of our management with respect to such activities to the extent that a target business is in an industry or area outside our management’s areas of expertise. We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspections of its facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, including, but not limited to, attorneys, accountants, consultants or other professionals. At this time, we have not specifically identified any third parties that we may engage. The costs associated with hiring third parties to complete a business transaction target may be significant and are difficult to determine as such costs may vary depending on a variety of factors, including the amount of time it takes to complete a business transaction, the location of the target company and the size and the complexity of the target company.

As part of our intended processes, we may create a contact database indicating the materials received from any prospective target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to move forward with any particular acquisition candidate.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional business transaction opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. However, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition that provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our stockholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

The time and costs required to select and evaluate a target business and to structure and complete a business transaction cannot presently be ascertained with any degree of certainty. The amount of time it takes to complete a business transaction, the location of the target company and the size and complexity of the business of the target company are all factors that determine the costs associated with completing a business transaction. Any costs incurred with respect to the evaluation of the initial prospective business transaction that is not ultimately completed will be borne by BCM.

We intend (although we are not obligated) to pursue a transaction with a target business in the United States having a fair market value of between $100,000,000 and $300,000,000 at the time of our signing a definitive agreement in connection with our initial business transaction. Therefore, we could pursue a transaction, such as a reverse merger or other similar transaction, in which we issue a substantial number of new shares and, as a result, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction.

No minimum fair market value of target business or businesses

We will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. We plan to consummate a business transaction with a target business in the United States having a fair market value of between $100,000,000 and $300,000,000 at the time of our signing a definitive agreement in connection with our initial business transaction. However, there is no required minimum valuation on either the fair market value or net assets of a target business. Accordingly, the value of the target business could be substantially less than $100,000,000.

We anticipate structuring a business transaction to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business transaction to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest. We will acquire a controlling interest through the acquisition of at least 50.1% of the voting equity interests in the target.

In order to consummate such an initial business transaction, we may issue a significant amount of our debt, equity or other securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt, equity or other securities. There are no limitations on our ability to incur debt or issue securities in order to consummate our initial business transaction. If we issue securities in order to consummate such an initial business transaction, our stockholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our stockholders own a certain percentage of our company (or, depending on the structure of the initial business transaction, an ultimate parent company that may be formed) after our initial business transaction. Since we have no specific business transaction under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so except that our initial stockholders and their designees have committed to purchase 2,000,000 shares of our common stock at $5.00 per share in a private placement to occur concurrently with the closing of our initial business transaction for gross proceeds of $10,000,000. Our board of directors will have the ability to increase the size of the private placement at its discretion.

Possible lack of business diversification

We may seek to effect business transactions with more than one target business, and there is no required minimum valuation standard for any target at the time of such acquisition, as discussed above. We expect to complete only a single business transaction, although this process may entail the simultaneous acquisitions of several operating businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike many other entities that may have the resources to complete several business transactions of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of the losses. By consummating a business transaction with a single entity or asset, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business transaction; and
•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete our initial business transaction. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the businesses or assets into a single operating business.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business transaction and have extensive experience doing so through our evaluation of numerous businesses in the past, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business transaction will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business transaction cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business transaction, they may not devote their full time and efforts to our affairs subsequent to a business transaction. Moreover, they would only be able to remain with us after the consummation of a business transaction if they are able to negotiate employment or consulting agreements in connection with such business transaction. Such negotiations would take place simultaneously with the negotiation of our initial business transaction and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of our initial business transaction. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business transaction will not be the determining factor in our decision as to whether or not we will proceed with any potential business transaction. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business transaction, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Redemption of common stock and liquidation if no initial business transaction

Unlike most other blank check companies, we will not provide our stockholders with the opportunity to redeem their shares of our common stock for cash in connection with the consummation of our initial business transaction or the right to approve our business transaction. Our officers and directors have agreed that we will have only 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period) to consummate our initial business transaction. If we do not consummate a business transaction within such 21-month (or 24-month) period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably practicable, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Such redemption of public shares from our funds in the trust account shall be done automatically by function of our amended and restated certificate of incorporation and prior to any voluntary winding up, although at all times subject to the Delaware General Corporation Law. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time period for consummating a business transaction will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation.

There will be no liquidating distribution with respect to our warrants, which will expire worthless in the event we do not consummate a business transaction. We expect that all costs associated with the implementation and completion of our liquidation will be funded by loans provided to us from BCM (currently anticipated to be approximately $30,000).

If any of our officers, directors, initial stockholders or affiliates acquire shares in or after this offering, they will be entitled to a pro rata share of the trust account with respect to such shares upon our redemption in the event we do not consummate a business transaction within the required time period.

Upon consummation of this offering, and assuming no exercise of the underwriters’ over-allotment option, we expect to have $25,000,000 of the offering proceeds deposited in the trust account for the benefit of our public stockholders. In the event no business transaction is consummated within 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period) and we are unable to redeem the shares sold in this offering because such redemption would be in violation of Section 160 of the Delaware General Corporation Law or

other applicable law, we intend to submit a plan of dissolution to our public stockholders, requiring a majority of shares voted for approval, in which (i) the proceeds held in our trust account, together with interest, less taxes and amounts released to us for working capital purposes, would be distributed to only our public stockholders on a per share pro rata basis and (ii) the remaining net assets of the company, if any, would be distributed on a per share pro rata basis to our stockholders. If we are required to submit such plan of dissolution to our public stockholders for approval, the initial stockholders have agreed to vote their initial shares in accordance with the majority of the public stockholders. In such a case, we will also hire a proxy solicitor in order to maximize the number of public shares that vote on the plan of dissolution and increase the likelihood of dissolving the company and returning the pro rata portion of the proceeds held in the trust account. Although we believe it is unlikely that we would not be able to redeem the public shares due to the applicability of Section 160 of the Delaware General Corporation Law or other applicable law, if we were required to submit a plan of dissolution to our public stockholders for approval, our public stockholders may be forced to wait longer than 21 months (or 24 months if extended) before they receive their pro rata portion of the proceeds from our trust account. To the extent that the public stockholders did not approve such plan of dissolution, our public stockholders would not receive their pro rata portion of the proceeds from our trust account until such approval was obtained.

If all of the net proceeds of this offering were used for redemption, and without taking into account interest, if any, earned on the trust account, we anticipate that the (i) per share redemption price or (ii) per share liquidation price would be $5.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors that have a higher priority than the claims of our public stockholders. We cannot assure you that the actual value of the (i) per share redemption price or (ii) per share liquidation price will not be less than $5.00. Under Section 281(b) of the Delaware General Corporation Law, our plan of distribution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent accountants), prospective target businesses or other entities with which we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, BCM and Mr. Rapp have agreed that each will be liable to us jointly and severally, if and to the extent that any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $5.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, BCM and Mr. Rapp will not be responsible to the extent of any liability for such third party claims. We have not, however, independently verified whether BCM and Mr. Rapp have sufficient funds to satisfy their indemnity obligations or asked BCM and Mr. Rapp to reserve for such indemnification obligations. As such, there is no assurance BCM and Mr. Rapp will be able to satisfy those obligations.

In the event that the proceeds in the trust account are reduced below $5.00 per share in the event we redeem our public shares for a per share pro rata portion of the trust account, or upon our liquidation and BCM and Mr. Rapp assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our directors would determine whether to take legal action against BCM and Mr. Rapp to enforce their indemnification obligations. While we currently expect that our directors would take legal action on our behalf against BCM and Mr. Rapp to enforce their indemnification obligations to us, it is possible that our directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per share redemption price (or per share liquidation distribution if we are unable to effect our redemption) will not be less than $5.00 per share.

We will seek to reduce the possibility that BCM and Mr. Rapp will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. BCM and Mr. Rapp will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon our redemption of our public shares in the event we do not consummate our initial business transaction within 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period) may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, if we do not effect a business transaction within such required timeframe, we shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably practicable, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate as part of our plan of dissolution and liquidation. Accordingly, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible following our 21st month or 24th month, as applicable, and, therefore, we do not intend to comply with those procedures. Therefore, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers (other than our independent accountants) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim would result in any liability extending to the trust account is remote. We have an obligation to pursue indemnification from BCM and Mr. Rapp pursuant to the terms of their agreement with us. Further, BCM and Mr. Rapp may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below $5.00 per share less any per share amounts distributed from our trust account to our public stockholders in the event we are unable to consummate a business transaction within 21 (or 24) months from the date of effectiveness of the registration statement, and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, BCM and Mr. Rapp will not be responsible to the extent of any liability for such third party claims.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent that any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders an aggregate of at least $5.00 per share. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or as having acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business for our initial business transaction, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business transactions directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. These factors may place us at a competitive disadvantage in successfully negotiating our initial business transaction.

Facilities

We currently maintain our executive offices at 712 Fifth Avenue 22nd Floor, New York, NY 10019 which space is rented from BCM.

Employees and Directors

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the initial business transaction and the stage of the initial business transaction process we are in. Accordingly, once our management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the initial business transaction

(and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We expect our executive officers to devote a reasonable amount of time to our business.

Periodic Reporting and Audited Financial Statements

We have been subject to reporting obligations since May 2007 when our Form 10-SB was declared effective, including the requirement that we file annual, quarterly and current reports with the SEC. We are current with all of our periodic filings, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In accordance with the requirements of the Exchange Act, our annual reports contain financial statements audited and reported on by our independent registered public accountants.

Currently, as a smaller reporting company, we are not required to have our internal control procedures audited, However, upon the completion of our initial business transaction, we may be required to provide an attestation report on our internal controls by our independent registered accounting firm. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us, our initial stockholders or any of our officers or directors in their capacities as such.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds and offering expenses would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds:	$25,000,000, the gross offering proceeds, will be deposited into the trust account at , maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$22,455,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds:	All the proceeds from this offering will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 of the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business:	We will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. We plan to consummate a business transaction with a target business having a fair market value of between $100,000,000 and $300,000,000 at the time of our signing a definitive agreement in connection with our initial business transaction, although we are not required to set a minimum valuation on either the fair market value or net assets of a target business.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued:	The units will begin trading on or promptly after the date of this prospectus. Each of the shares of our common stock and warrants shall begin to trade separately on the tenth business day following the earlier to occur of: the expiration of the underwriters’ over-allotment option; its exercise in full; or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option.	No trading of the units or the underlying shares of our common stock and warrants would be permitted until the completion of a business transaction. During this period, the securities would be held in the escrow or trust account.
In no event will the shares of our common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the underwriters’ over-allotment option.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants:	The warrants cannot be exercised until the day after the effectiveness of the post-effective amendment or new registration statement which we intend to file after the consummation of our initial business transaction and, accordingly, will be exercisable only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business transaction, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor:	We will not provide our public stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account upon the consummation of our initial business transaction.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he elects to remain a stockholder of the company or requires the return of his investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust account or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the trust account or escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business transaction deadline:	If we are unable to complete a business transaction by , 2013 (21 months from the date of effectiveness of the registration statement) or, if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period, by , 2013 (24 months from the date of effectiveness of the registration statement), we shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably practicable, but not more than five business days thereafter, redeem our public shares for a per share pro rata portion of the trust account, including the interest earned thereon, but net of any taxes and (iii) as promptly as reasonably practicable following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust account or escrow account would be returned to investors.
Release of funds:	The proceeds held in the trust account will not be released until the consummation of our initial business transaction or our dissolution and liquidation upon failure to effect a business transaction within the allotted time, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay taxes on such interest and for working capital purposes.	The proceeds held in the escrow account, would not be released until the earlier of the completion of a business transaction or the failure to effect a business transaction within the allotted time.
Interest on proceeds held in the trust account:	Interest earned may be disbursed to fund any taxes payable and for our working capital requirements.	Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business transaction or the failure to effect a business transaction within the allotted time stated above.

Comparison of This Offering to Those of Most Blank Check Companies Not Subject to Rule 419

The following table compares the terms of this offering to the terms of most blank check companies that are not subject to Rule 419. Each term of this offering described in the table below is located in our amended and restated certificate of incorporation other than “— Warrant terms” which is located in the warrant agreement.

	Terms of Our Offering	Terms of Most Blank Check Offerings	Potential Impact on Whether a Particular Business Transaction is Completed
No requirement to conduct a tender offer or hold a stockholder vote	Except as required by law, we will not provide our stockholders with the opportunity to redeem their shares of common stock in connection with the consummation of our initial business transaction or to vote on our business transactions.	Most blank check companies are required to file a proxy statement with the SEC and hold a stockholder vote to approve their initial business transaction regardless of whether such a vote is required by law. These blank check companies may not consummate a business transaction if the majority of the company’s public shares voted are voted against a proposed business transaction. Alternatively, they will conduct a tender offer to provide the stockholders the opportunity to redeem their shares in connection with the consummation of a business transaction.	We believe that our ability to consummate our initial business transaction without conducting a stockholder vote in the event that a stockholder vote is not required by law or a redemption will increase the likelihood that we will be able to complete our initial business transaction because the consummation of a business transaction will only be subject to approval by our board of directors. We believe that this will provide certainty to the target business both as to the consummation of the business transaction and the amount of capital available upon closing and should substantially reduce the time and costs of completing a business transaction. Accordingly, we believe that we may be able to attract higher quality targets than other blank check companies.
Regardless of whether there is a stockholder vote or tender offer, most blank check companies will provide our stockholders with the opportunity to redeem their shares of common stock upon the consummation of an initial business transaction.

	Terms of Our Offering	Terms of Most Blank Check Offerings	Potential Impact on Whether a Particular Business Transaction is Completed
Accelerated deadline to complete business transaction	We will only have 21 months (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period), to complete our initial business transaction.	Many blank check companies have between 24 and 36 months to complete their initial business transactions.	The 21 month or 24 month deadline for us to complete our initial business transaction may decrease the likelihood that we will be able to complete our initial business transaction compared to many blank check companies. However, since we will not seek stockholder approval or provide redemption rights in connection with our initial business transaction, which we believe will enable us to close our initial business transaction within a shorter period of time after we enter into a letter of intent than other blank check companies, we do not believe the accelerated deadline will have significant impact on our business transaction.
Substantial co-investment obligation from initial stockholders	Our initial stockholders and their designees have committed to purchase 2,000,000 shares of our common stock at $5.00 per share in a private placement to occur concurrently with the closing of our initial business transaction for gross proceeds of $10,000,000. Our board of directors will have the ability to increase the size of the private placement at their discretion. Together with the proceeds of this offering, we expect that the total gross proceeds available to us will be $35,000,000, of which 28.57% will have been provided by our initial stockholders group.	The initial stockholders of most blank check companies commit to investing between 3% and 6% of the total gross proceeds available to them.	We believe that this additional capital obligation from our initial stockholders will increase our attractiveness as an acquirer for potential targets relative to other blank check companies.

	Terms of Our Offering	Terms of Most Blank Check Offerings	Potential Impact on Whether a Particular Business Transaction is Completed
Minimum fair market value of target	We are not required to consider a target’s valuation when entering into or consummating our initial business transaction though we plan to consummate a business transaction with a target business having a fair market value of between $100,000,000 and $300,000,000 at the time of our signing a definitive agreement in connection with our initial business transaction.	Many blank check companies are required to consummate their initial business transaction with a target whose fair market value is equal to at least 80% of the amount of money held in the trust account of the blank check company at the time of entry into a definitive agreement for a business transaction.	We believe not setting a minimum fair market value may increase the likelihood that we will be able to complete our initial business transaction. However, if a business transaction is below our targeted minimum level of $100,000,000 to $300,000,000, our market value may be too small to attract the attention and following of investors in our company.

	Terms of Our Offering	Terms of Most Blank Check Offerings	Potential Impact on Whether a Particular Business Transaction is Completed
Warrant terms	The warrants issued in this offering (i) have an exercise price that is the same as the public offering price of our units and that is subject to reduction in the event that we pay extraordinary dividends, (ii) will become exercisable upon effectiveness of the post-effective amendment or new registration statement, which we have agreed to use our best efforts to file to cover the shares of common stock underlying the public warrants after the consummation of our initial business transaction and will expire 45 days from that effectiveness date, (iii) can only be exercised for cash, and (iv) may be amended without the consent of any holder to extend the exercise period, reduce the exercise price, cure any ambiguity or correct any defective provision, but require the approval by the holders of at least a majority of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.	The warrants issued in many blank check offerings (i) have an exercise price that is lower than the initial public offering price of their units and that is not subject to reduction in the event that they pay extraordinary dividends, (ii) expire five years from the closing of the company’s initial public offering or earlier upon redemption or liquidation, (iii) only require the consent of holders of a majority of such warrants to amend their terms and (iv) are not exercisable unless a registration statement covering shares underlying the warrants is effective within 60 days following the initial business transaction (subject to compliance with state blue sky laws).	Many target businesses typically view the warrants in offerings by traditional blank check companies as a negative feature instead of a potential source of capital. Accordingly, we believe that our short warrant exercise period coupled with the higher than usual exercise price may be considered a positive factor by our potential target businesses. The shorter exercise period and higher exercise price may, however, reduce the value of the warrant included in the units in a sale.
Underwriting Discounts and Commissions	We are not paying any cash underwriting discounts or commissions or other fees to the underwriters (other than $50,000 to Rodman & Renshaw as the qualified independent underwriter) in this offering.	The underwriters in most blank check offerings receive underwriting discounts and commissions that range from 2.0% to 7.0%.	Because we are not paying any cash underwriting discounts or commissions or other fees to the underwriters (other than $50,000 to Rodman & Renshaw as the qualified independent underwriter), all of the proceeds from the offering will be retained by us and be held in the trust account.

	Terms of Our Offering	Terms of Most Blank Check Offerings	Potential Impact on Whether a Particular Business Transaction is Completed
Ownership of Initial Stockholders	Immediately after our initial public offering but prior to the consummation of our initial business transaction and the issuance of any placement shares, our initial stockholders will beneficially own 6,750,000 initial shares, representing 57.45% of our outstanding common stock. Immediately following the warrant expiration time, assuming: no exercise of the over-allotment option, the consummation of our initial business transaction, the issuance of the placement shares, that our initial stockholders do not purchase any public shares in the open market and that no shares of common stock are issued to the target in connection with our initial business transaction, our initial stockholders will beneficially own 3,000,000 initial shares, representing 20% of our issued and outstanding common stock. Additionally, assuming a $10,000,000 private placement and that all such placement shares (2,000,000) are purchased by our initial stockholders, at such time our initial stockholders will own an aggregate of 5,000,000 shares of our common stock, representing 33.33% of our issued and outstanding common stock.	The initial stockholders in most blank check offerings collectively beneficially own between 15% and 20% of the issued and outstanding shares of common stock	We do not believe that this difference will affect us positively or negatively in any way in respect of the completion of a particular business transaction.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position	Term
Michael Rapoport (a/k/a Michael Rapp)	43	President and Chairman	March 1, 2006 through present
Philip Wagenheim	40	Secretary and Director	March 1, 2006 through present
Jason Eiswerth	41	Director	May 20, 2011 through present

Michael Rapp is our President and chairman of our board of directors. Mr. Rapp has over 22 years of experience in the financial industry and is the co-founder and chairman of Broadband Capital Management LLC since 2000. BCM is a boutique investment bank and broker-dealer which has arranged financings, provided advisory services for, invested in, and has held interests in a diverse portfolio of high-growth companies. BCM has led numerous initial public offerings and private placements and has also specialized in providing its clients solutions with regard to accessing the capital markets through non-traditional methods such as SPACs and reverse mergers. From February 2009, Mr. Rapp has also served as a member of the board of directors of Omtool, Ltd. Prior to co-founding BCM in 2000, Mr. Rapp was a managing director and co-founder of Oscar Gruss & Son’s Private Client Group beginning in 1997. From 1994 through 1997, Mr. Rapp worked at PaineWebber serving as a senior vice president of investments. From 1990 to 1994, Mr. Rapp worked at Prudential Securities serving as a senior vice president of investments. Mr. Rapp received his Bachelor of Arts degree in psychology from the University of Michigan-Ann Arbor in 1989. Mr. Rapp’s given surname is Rapoport, however, he uses the alias “Rapp” because it is a short and convenient name to use for business purposes.

As our chairman, Mr. Rapp will have general supervision and control of our activities, including matters relating to the initial business transaction, subject to the ultimate authority of our board of directors, and shall be responsible for the execution of the policies of our board of directors with respect to such matters. Mr. Rapp’s experience, qualifications, attributes and skills that led to the conclusion that he should serve as chairman of our board of directors include his background of 22 years in the financial industry, and his substantial experience in identifying and investing in a wide variety of businesses.

Philip Wagenheim is our Secretary and a director. Mr. Wagenheim has over 19 years of experience in the financial industry and is currently the vice chairman of BCM. Prior to co-founding BCM in 2000, Mr. Wagenheim was a managing director and co-founder of Oscar Gruss & Son’s Private Client Group in 1997. From 1994 to 1997, Mr. Wagenheim worked at PaineWebber and from 1992 to 1994, Mr. Wagenheim worked at Prudential Securities. Mr. Wagenheim received his degree in Business Administration from the University of Miami in 1992. Mr. Wagenheim’s experience, qualifications, attributes and skills that led to the conclusion that he should serve on our board of directors include his experience as a co-founder and vice-chairman of BCM, his other business experience and education.

Jason Eiswerth is our director. Mr. Eiswerth is currently a Senior Managing Director at BCM. From June 2011, Mr. Eiswerth has also served as a member of the board of directors of Manx Energy, Inc. Prior to joining BCM, from 2002 from 2010, Mr. Eiswerth was Vice President of Business Development for The Markets.com and General Manager of MeritMark, a leading financial technology firm that was acquired by Capital-IQ in 2010. From 2000 to 2002, Mr. Eiswerth was Managing Consultant at Sapient Corporation, where he was responsible for leading the incubation, business structuring, creation and launch of TheMarkets.com. Prior to this, Mr. Eiswerth worked with Lehman Brothers in corporate debt trading and strategy from 1996 until 2000 and with Goldman Sachs in fixed income sales from 1993 until 1996. Mr. Eiswerth holds a BA from Lafayette College with a dual major in English Literature and Economics and Business. Mr. Eiswerth’s experience, qualifications, attributes and skills that led to the conclusion that he should serve on our board of directors include his extensive experience with operating companies, his financial expertise and education, and his business experience.

Messrs. Rapp and Wagenheim, along with BCM, have significant experience in investing in and serving as an advisor to blank check companies, including:

•	Sole bookrunning manager in connection with the $32 million initial public offering of Hambrecht Asia Acquisition Corp. (OTCBB: HMAQF) in March 2008. Hambrecht Asia’s name changed to SGOCO Technology Ltd. post merger. The company is currently in operation.
•	Co-manager in connection with the $480 million initial public offering of shares for Triplecrown Acquisition Corp. (OTCBB: CAGZ) in October 2007. Triplecrown’s name changed to Cullen Agricultural Holding Corp. post reverse-merger. The company is currently in operation.
•	Financial advisor to Healthcare Acquisition Corp. in connection with its initial business combination with PharmAthene, Inc. Healthcare Acquisition’s name changed to PharmAthene, Inc. post merger. The company is currently in operation.
•	Financial advisor to American Apparel in connection with its initial business combination with Endeavor Acquisition Corp. (AMEX: APP) in December 2006. Also, co-manager in connection with the $129.3 million initial public offering of Endeavor in December 2005. Upon consummation of Endeavor’s acquisition of American Apparel, the name changed to American Apparel. The company is currently in operation.
•	Financial advisor to Tremisis Energy Acquisition Corp. in connection with its initial business combination with RAM Energy, Inc. Tremisis’s name changed to RAM Energy, Inc. post merger and is now known as RAM Energy Resources, Inc. The company is currently in operation.
•	Exclusive placement agent for the $231.6 million private placement of Services Acquisition Corp. (Nasdaq GM: JMBA) in March 2006 and sole manager in connection with the $138 million initial public offering of Services Acquisition Corp. International in June 2005. Upon consummation of Service Acquisition’s acquisition of Jamba Juice Company, the name changed to Jamba, Inc. The company is currently in operation.
•	Sole manager in connection with the $27.1 million initial public offering of Great Wall Acquisition Corp. (Nasdaq GS: CAST) in March 2004. Upon consummation of Great Wall’s acquisition of ChinaCast Education Corporation, the name changed to ChinaCast Education Corporation. The company is currently in operation.
•	Financial advisor to North Shore Acquisition Corp. in connection with its proposed initial business combination with Sungdong Industries Co., Ltd. North Shore did not consummate the acquisition and liquidated.
•	Co-manager for the $300 million initial public offering of Victory Acquisition Corp. (OTCBB: VRY) in April 2007. The company has been liquidated.
•	Sole manager in connection with the $24 million initial public offering of China Mineral Acquisition Corp. (OTCBB: CMAQ) in August 2004. The company has been liquidated.

Number and Terms of Office of Directors

Our board of directors will be divided into three classes after the closing of this offering with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of         , will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of          will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of          will expire at the third annual meeting of stockholders. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business transaction. Collectively, through their positions described above, our directors have extensive experience in the private equity businesses.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business transaction, and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business transaction, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

Compensation for Officers and Directors

No initial stockholder, executive officer or director has received compensation of any kind for services rendered. Furthermore, in no event will any of our initial stockholders, officers or directors, or any of our or their respective affiliates be paid any finder’s fee, consulting fee or any other form of compensation, prior to, or for any services they render in connection with, the consummation of a business transaction. However, upon the closing of our initial business transaction, our board of directors will have the sole discretion to determine the number of initial shares to be forfeit by each of our initial stockholders, based on the degree of participation of our initial stockholders in activities relating to the initial business transaction; provided that after such forfeiture, the initial shares beneficially owned by P&P 2, LLC and Michael Serruya will be equal to at least two percent (2%) and one percent (1%) of our issued and outstanding shares of common stock, respectively. As a result, certain of our initial stockholders may forfeit a lesser number of their initial shares than other initial stockholder if our board of directors determines that such individuals played a more prominent role in identifying, evaluating and closing a business transaction. In no event will the total number of initial shares held by the initial stockholders exceed 20.0% of our total issued and outstanding shares of common stock after giving effect to (i) this offering, (ii) any exercise of the over-allotment option, (iii) a private placement of $10,000,000, (iv) any exercises of the public warrants, and (iv) any forfeitures of initial shares. Accordingly, the investors in this offering will not be subject to any additional dilution as a result of such reallocation of shares among the initial stockholders. See “Principal Stockholders — Illustration of Forfeiture of Initial Shares and Effect on Beneficial Ownership” for examples relating to the forfeiture of initial shares.

Our initial stockholders, officers and directors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying prospective target businesses and performing due diligence on suitable business transactions. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. As of the date of this prospectus, none of our directors is deemed “independent.” As such, we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

After our initial business transaction, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely of independent directors or by a majority of the independent directors on our board of directors, in accordance with the rules of any securities exchange on which our shares of common stock may then be listed.

Director Independence

Since we anticipate that our securities will be quoted on the Over-the-Counter Bulletin Board, we do not intend to establish a board of directors comprised of a majority of independent directors until after we consummate our initial business transaction.

Board Committees

Our board of directors intends to establish an audit committee and a compensation committee upon consummation of a business transaction. At that time our board of directors intends to adopt charters for these committees. Prior to such time we do not intend to establish either one. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses. Our whole Board of Directors acts as the audit committee. We do not believe a compensation committee is necessary prior to a business transaction as there will be no salary, fees or other compensation being paid to our officers or directors prior to a business transaction other than as disclosed in this prospectus.

Code of Conduct

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Conflicts of Interest

Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our officers or directors is required to commit his full time to our affairs and, accordingly, each may have conflicts of interest in allocating his time among various business activities. None of our other initial stockholders are obligated to commit any time to our affairs.
•	Our officers and directors are affiliated with other entities, and hold positions in such entities that give rise to fiduciary and similar duties to such other entities. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business transaction.
•	As of the date of this prospectus, our initial stockholders, including our officers and directors, own an aggregate of 6,750,000 initial shares of common stock, a portion of which will be subject to forfeiture as described in this prospectus. Immediately after our initial public offering but prior to the consummation of our initial business transaction and the issuance of any placement shares, our initial stockholders will beneficially own 6,750,000 initial shares, representing 57.45% of our outstanding common stock. Immediately following the warrant expiration time, assuming: no exercise of the over-allotment option, the consummation of our initial business transaction, the issuance of the placement shares, that our initial stockholders do not purchase any public shares in the open market and that no shares of common stock are issued to the target in connection with our initial business transaction, our initial stockholders will beneficially own 3,000,000 initial shares, representing 20% of our issued and outstanding common stock. Additionally, assuming a $10,000,000 private placement and that all such placement shares (2,000,000) are purchased by our initial stockholders, at such time our initial stockholders will own an aggregate of 5,000,000 shares of our common stock, representing 33.33% of our issued and outstanding common stock. All of the initial shares not subject to forfeiture will be released from transfer restrictions if our initial business transaction is successfully completed. Since our officers and directors may own securities which will become worthless or be forfeited if our initial business transaction is not consummated, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business transaction.
•	All of the expenses associated with this offering and up to $800,000 of expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business after this offering but prior to the consummation of our initial business transaction have been or will be funded by BCM via loans to us. All BCM loans will be on terms that waive any and all rights to the funds in the trust account. Since BCM may not be repaid unless our initial business transaction is consummated, our directors, who are affiliated with BCM, may have a conflict of interest in determining whether a particular target business is appropriate to effect a business transaction.
•	If our management negotiates to be retained post-business transaction as a condition to any potential business transaction, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

As a result of multiple business affiliations, our officers or directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor. Furthermore, our amended and restated certificate of incorporation provides that the corporate opportunity doctrine will not apply to any of our officers or directors in respect of existing and future fiduciary duties or contractual obligations that they may owe to third parties due to relationships and agreements with such third parties that exist on the date on which the amended and restated certificate of incorporation is filed with the Secretary of State of the State of Delaware, other than such duties or obligations our officers or directors may have to Plastron Acquisition Corp. III and Plastron Acquisition Corp. IV.

Below is a table summarizing the companies to which our officers and directors owe fiduciary obligations that would conflict with their fiduciary obligations to us, all of which would have to (i) be presented appropriate potential target businesses by our officers or directors, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Individual	Entity	Affiliation
Michael Rapp	Broadband Capital Management LLC	Chairman
	Omtool, Ltd.	Director
Philip Wagenheim	Broadband Capital Management LLC	Vice-Chairman
Jason Eiswerth	Broadband Capital Management LLC	Senior Managing Director
	Manx Energy, Inc.	Director

Mr. Rapp, our Chairman, is the chairman of BCM, a registered broker-dealer, and is also a director of Omtool, Ltd., a provider of document and information handling solutions that control the enterprise document lifecycle. As such, Mr. Rapp is obligated to present corporate opportunities relating to the broker-dealer business and enterprise document and information handling solutions business to BCM and Omtool, Ltd., respectively, prior to presenting such opportunities to us. Mr. Wagenheim is the Vice Chairman of BCM and owes fiduciary duties to BCM similar to those of Mr. Rapp. Mr. Eiswerth is a senior managing director of BCM, and is subject to certain employment policies of BCM that require all employees to present business opportunities to BCM prior to any other person or entity. Mr. Eiswerth is also a director of Manx Energy, Inc. and, as such, he is required to present corporate opportunities in the oil and gas industry to Manx Energy, Inc. prior to presenting such opportunity to us. In addition, Mr. Rapp and Mr. Wagenheim are officers and directors of Plastron Acquisition Corp. III and Plastron Acquisition Corp. IV, which are recently formed shell corporations.

Although we do not intend to enter into a business transaction with a target business that is affiliated with our initial stockholders, directors or officers, or any of our affiliates (including BCM), we are not prohibited from doing so. In the event we enter into such a transaction, we will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business transaction is fair to our stockholders from a financial point of view. Furthermore, in no event will any of our initial stockholders, officers or directors, or any of their respective affiliates, be paid any finder’s fee, consulting fee or any other form of compensation, prior to, or for any services they render in connection with, the consummation of a business transaction. However, upon the closing of our initial business transaction, our board of directors will have the sole discretion to determine the number of initial shares to be forfeit by each of our initial stockholders, based on the degree of participation of our initial stockholders in activities relating to the initial business transaction; provided that after such forfeiture, the initial shares beneficially owned by P&P 2, LLC and Michael Serruya will be equal to at least two percent (2%) and one percent (1%) of our issued and outstanding shares of common stock, respectively. As a result, certain of our initial stockholders may forfeit a lesser number of their initial shares than other initial stockholders if our board of directors determines that such individuals played a more prominent role in identifying, evaluating and closing a business transaction. See “Principal Stockholders — Forfeiture of Initial Shares” and “Management — Compensation for Officers and Directors.”

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of July 21, 2011 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to the Offering(1)		After the Offering(2)
Name and Address of Beneficial Owners	Amount and nature of beneficial ownership	Percentage of outstanding common stock	Amount and nature of beneficial ownership	Percentage of outstanding common stock
Directors and Officers:
Michael Rapp(3) 712 Fifth Avenue New York, New York 10019	1,914,948	28.37%	1,914,948	17.41%
Philip Wagenheim(3) 712 Fifth Avenue New York, New York 10019	638,316	9.46%	638,316	5.80%
Jason Eiswerth(4) 712 Fifth Avenue New York, New York 10019	315,486	4.67%	315,486	2.87%
5% Beneficial Owners:
P&P 2, LLC(5) 4418 Club Drive, NE Atlanta, Georgia 30319	2,587,500	38.33%	2,587,500	23.52%
Michael Serruya 4000 Island Blvd. Suite PH-#6 Aventura, Florida 33160	1,293,750	19.17%	1,293,750	11.76%
All directors and officers as a group (3 persons)	2,868,750	42.50%	2,868,750	26.08%

(1)	Based on 6,750,000 shares of common stock outstanding immediately prior to the completion of this offering. If we increase the size of the offering pursuant to Rule 462(b) under the Securities Act or if we decrease the size of our offering, immediately prior to the consummation of this offering, we may effect a forward stock split or a reverse stock split, as the case may be, by an amount such that the aggregate number of initial shares beneficially owned by our initial stockholders would continue to equal 20.0% of our issued and outstanding shares of common stock after giving effect to all forfeitures discussed in this prospectus.
(2)	Based on 11,000,000 shares of common stock outstanding at the completion of the offering. This figure assumes no exercise of the underwriters’ over-allotment option and excludes the 750,000 initial shares to be forfeited due to the underwriters not exercising their over-allotment option. This figure includes (i) up to 2,875,000 initial shares which are subject to pro-rata forfeiture if the public warrants are not exercised in full, and (ii) up to 3,375,000 initial shares which are subject to forfeiture based on the degree of participation of our initial stockholders in activities relating to the initial business transaction. Does not include 2,000,000 shares of common stock to be issued in the private placement. The initial shares held by the stockholders named above will be subject to forfeiture as described in this prospectus. See “— Forfeiture of Initial Shares.”
(3)	Each of Messrs. Rapp and Wagenheim own 6.03% and 2.68%, respectively, of the membership interest of Committed Capital Holdings LLC. The 315,486 shares of our common stock beneficially owned by Committed Capital Holdings LLC, however, are not included in the respective ownership numbers of Messrs. Rapp and Wagenheim because they do not have voting or investment control over such shares of common stock. Based on their membership interests in Committed Capital Holdings LLC, Messrs. Rapp and Wagenheim each have a pecuniary interest in 19,037 and 8,452 shares of our common stock owned by Committed Capital Holdings LLC, respectively. See Note (4) below for a description of the voting and dispositive power over the shares of common stock owned by Committed Capital Holdings LLC.
(4)	Jason Eiswerth holds a 33.6% interest in Committed Capital Holdings LLC and is its managing member. As the managing member, Mr. Eiswerth exercises sole voting and dispositive power of the 315,486 shares of our common stock beneficially owned by Committed Capital Holdings LLC. As such, Mr. Eiswerth can be deemed to be the beneficial owner of all such shares. Other than the shares of our common stock to which Mr. Eiswerth has an indirect pecuniary interest, Mr. Eiswerth disclaims beneficial ownership over the shares of our common stock beneficially owned by Committed Capital Holdings LLC. Other than the shares of common stock beneficially owned by Committed Capital Holdings LLC, Mr. Eiswerth does not beneficially own any shares of our common stock.
(5)	Richard E. Perlman and James K. Price are the managing members of P&P 2, LLC. As managing members, Messrs. Perlman and Price jointly exercise voting and dispositive power over the 2,587,500 shares held by P&P 2, LLC. Except to the extent of their respective pecuniary interest, each of Messrs. Perlman and Price disclaims beneficial ownership over the shares of our common stock beneficially owned by P&P 2, LLC.

Transfers of Initial Shares

As of the date of this prospectus, we have 6,750,000 shares of common stock outstanding, which we refer to in this prospectus as the initial shares, all of which were issued from March 2006 to May 2009 for nominal consideration. Immediately after our initial public offering but prior to the consummation of our initial business transaction and the issuance of any placement shares, our initial stockholders will beneficially own 6,750,000 initial shares, representing 57.45% of our outstanding common stock. Immediately following the warrant expiration time, assuming: no exercise of the over-allotment option, the consummation of our initial business transaction, the issuance of the placement shares, that our initial stockholders do not purchase any public shares in the open market and that no shares of common stock are issued to the target in connection with our initial business transaction, our initial stockholders will beneficially own 3,000,000 initial shares, representing 20% of our issued and outstanding common stock. Additionally, assuming a $10,000,000 private placement and that all such placement shares (2,000,000) are purchased by our initial stockholders, at such time our initial stockholders will own an aggregate of 5,000,000 shares of our common stock, representing 33.33% of our issued and outstanding common stock.

On May 27, 2011, Mr. Rapp and Mr. Wagenheim transferred 2,067,187 and 1,814,062 initial shares, respectively, to P&P 2, LLC and Mr. Serruya. As a result of the transfers, each of P&P 2, LLC and Mr. Serruya received 2,587,500 and 1,293,750 initial shares, respectively. The purchase price for each initial share was $0.003556.

On May 27, 2011, Mr. Rapp and Mr. Wagenheim contributed 236,613 and 78,873 initial shares, respectively, to Committed Capital Holdings LLC, as a result of which Committed Capital Holdings LLC became the beneficial owner of 315,486 shares of our common stock. Each of Messrs. Rapp and Wagenheim own 6.03% and 2.68%, respectively, of the membership interest of Committed Capital Holdings LLC, but do not exercise voting or dispositive power over the shares of common stock held by Committed Capital Holdings LLC. In addition to Messrs. Rapp and Wagenheim, the members of Committed Capital Holdings LLC include Mr. Eiswerth and certain other employees of BCM. Mr. Eiswerth is the managing member of Committed Capital Holdings LLC and holds a 33.6% interest in Committed Capital Holdings LLC.

Forfeiture of Initial Shares

As of the date of this prospectus, our initial stockholders will collectively own an aggregate of 6,750,000 initial shares. The initial shares will be subject to forfeiture in an amount such that the aggregate number of initial shares beneficially owned by our initial stockholders would equal 20.0% of our issued and outstanding common stock after giving effect to (i) this offering, (ii) any exercise of the over-allotment option, (iii) a private placement of $10,000,000, and (iv) any exercises of the public warrants. Notwithstanding such forfeiture, the initial shares beneficially owned by P&P 2, LLC and Michael Serruya will be equal to at least two percent (2%) and one percent (1%) of our issued and outstanding shares of common stock, respectively. If shares of common stock are issued in the initial business transaction, the initial shares will not be subject to any adjustment and the beneficial ownership of the initial stockholders, as a percentage of the outstanding shares of common stock, will decrease. All shares subject to forfeiture will be forfeited as promptly as practicable after the warrant expiration time.

Our initial stockholders will be required to forfeit (i) up to 750,000 initial shares on a pro rata basis if the underwriters’ over-allotment option is not exercised in full, (ii) up to 2,875,000 initial shares on a pro rata basis if the public warrants are not exercised in full, and (iii) up to an aggregate of 3,375,000 initial shares based on the contribution made by each of our initial stockholders in identifying and evaluating potential target businesses and consummating the initial business transaction. In respect of the 3,375,000 initial shares subject to forfeiture based on contributions made in respect of the initial business transaction, our board of directors will have the sole discretion to decide how many initial shares will be forfeited by each initial stockholder, subject to the minimum ownership threshold for each of P&P 2, LLC and Mr. Serruya discussed above. In determining the number of initial shares to be forfeited by each initial stockholder, our board of directors will take into account various factors including, but not limited to the individual effort that each initial stockholder provided in introducing us to the target of our initial business transaction, the role and involvement of each such person throughout the due diligence, negotiation and transaction process, and other contributions made by each such person in connection with our initial business transaction. See “— Illustration of Forfeiture of Initial Shares and Effect on Beneficial Ownership” for examples relating to the forfeiture of initial shares.

Lockup of Initial Shares

All of the initial shares of common stock outstanding prior to the date of this prospectus are subject to lockup provisions and may not be transferred, sold or assigned, released from transfer restrictions until the earlier of (i) one year after the completion of our initial business transaction or earlier if, subsequent to our initial business transaction, the last sales price of our common stock equals or exceeds $7.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after our initial business transaction and all public warrants either have been exercised or expire, or (ii) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided, however, that all or any part of the initial shares may be transferred in a permitted transfer. “Permitted transfers” include transfers (i) to our officers or directors, the initial stockholders or the private placement investors, to any affiliate of our officers or directors, the initial stockholders or the private placement investors, or to any immediate family member of our officers or directors, the initial stockholders or the private placement investors or their respective affiliates; (ii) by gift to a member of the immediate family of an initial stockholder or, if the initial stockholder is an entity, a member of the immediate family of a Member, or a trust, the beneficiary of which is an immediate family member of the initial stockholder or an immediate family member of a Member of the initial stockholder, or to an affiliate of the initial stockholder or a Member of the initial stockholder, or to a charitable organization; (iii) by virtue of the laws of descent and distribution upon death of an initial stockholder or a Member of the initial stockholder; (iv) pursuant to a qualified domestic relations order; (v) if the initial stockholder is an entity, by virtue of the laws of the state of formation of the initial stockholder or the organizational documents of the initial stockholder upon dissolution of the initial stockholder; (vi) in the event of our liquidation prior to the completion of the initial business transaction; or (vii) in the event that we consummate a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the consummation of our initial business transaction; provided, however, that, in the case of clauses (i) through (v), such transferees enter into a written agreement with us agreeing to be bound by the transfer restrictions.

During the lockup period, our officers, directors, and initial stockholders will not be able to sell or transfer such securities except in a permitted transfer. Our officers, directors, initial stockholders and private placement investors will retain all other rights as a stockholder, including, without limitation, the right to vote such initial shares and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lockup and will be released pro rata, in accordance with the initial shares. If we are unable to effect a business transaction, our initial stockholders will not receive any portion of the liquidation proceeds with respect to shares of common stock owned by it prior to this offering.

Messrs. Rapp, and Wagenheim and BCM are deemed to be our “parents” and “promoters,” as these terms are defined under the federal securities laws.

Private Placement

Our initial stockholders and their designees have committed to purchase 2,000,000 shares of our common stock at $5.00 per share in a private placement to occur concurrently with the closing of our initial business transaction for gross proceeds of $10,000,000. Our board of directors will have the ability to increase the size of the private placement at their discretion.

The placement shares are not subject to the transfer restrictions set forth above.

Our initial stockholders, private placement investors and their permitted transferees will be entitled to registration rights. Such holders will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares and the placement shares, commencing, in the case of the initial shares, one year after the consummation of our initial business transaction and, in the case of the placement shares, 30 days after the consummation of our initial business transaction.

Assuming (i) no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 750,000 shares of common stock, (ii) the full exercise of the public warrants, (iii) the forfeiture of an aggregate of 3,000,000 shares of common stock based on the degree of participation of our initial stockholders in activities relating to the initial business transaction, and (iv) the completion of a $10,000,000 private placement in which our initial stockholders are the sole participants and acquire an additional 2,000,000 shares of common stock, our initial stockholders would hold 3,000,000 initial shares. As a result, based on the above, if we assume that the initial stockholders do not acquire any shares of common stock in this offering or in open market purchases and that we do not issue any shares as part of the consideration for the initial business transaction, the initial stockholders will collectively own 5,000,000 shares of our common stock, which would equal 33.3% of our outstanding shares of common stock, after the completion of the warrant expiration time.

Illustration of Forfeiture of Initial Shares and Effect on Beneficial Ownership

The initial stockholders’ beneficial ownership of the initial shares and all shares of common stock, represented as percentages of the issued and outstanding shares of the common stock, contained in this prospectus are calculated based on the assumptions set forth in this prospectus. Such percentages will vary depending on the assumptions. The tables below represent a variety of potential scenarios related to the ownership of common stock by our initial stockholders.

Each of the tables below presents two different ownership percentages for our initial stockholders: (i) Total Shares held by Initial Stockholders % of Total Outstanding and (ii) Initial Shares % of Total Outstanding. The former represents the percentage ownership of our initial stockholders including the placement shares, while the latter represents the percentage ownership of our initial stockholders based solely on their ownership of the initial shares (i.e. this percentage excludes the effect of placement shares on our initial stockholders’ ownership in us). Although we believe that both percentages are relevant for an investor’s overall consideration, we believe that the total shares of common stock held by the initial stockholders as a percentage of total outstanding shares would be more relevant to other stockholders following the initial business transaction and after giving effect to all forfeitures because it represents the ownership of the initial stockholders as compared to the ownership of other stockholders after the number of initial shares held by the initial stockholders has been determined.

Table 1 below assumes the following: (i) the underwriters exercise their over-allotment option, (ii) no shares of common stock are issued in connection with the initial business transaction, (iii) the completion of a $10,000,000 private placement in which our initial stockholders are the sole participants and acquire an additional 2,000,000 shares of common stock, (iv) all of the public warrants are exercised at least thirty days after the consummation of our initial business transaction but prior to the warrant expiration time, and (v) the initial stockholders do not acquire any public shares sold in this offering (whether in this offering or thereafter in the open market).

Table 1

	Pre-Offering	Post-Offering	Post-Private Placement	Post-Warrant Expiration Date	Post Forfeiture
Total Shares Outstanding	6,750,000	12,500,000	14,500,000	20,250,000	16,875,000
Public Shares	0	5,750,000	5,750,000	5,750,000	5,750,000
Shares underlying Warrants issued in this Offering	0	0	0	5,750,000	5,750,000
Initial Shares	6,750,000	6,750,000	6,750,000	6,750,000	3,375,000
Placement Shares	0	0	2,000,000	2,000,000	2,000,000
Total Shares held by Initial Stockholders	6,750,000	6,750,000	8,750,000	8,750,000	5,375,000
Total Shares held by Initial Stockholders % of Total Outstanding	100.00%	54.00%	60.34%	43.21%	31.85%
Initial Shares % of Total Outstanding	100.00%	54.00%	46.55%	33.33%	20.00%

Table 2 below assumes the following: (i) the underwriters exercise their over-allotment option, (ii) no shares of common stock are issued in connection with the initial business transaction, (iii) the completion of a $10,000,000 private placement in which our initial stockholders are the sole participants and acquire an additional 2,000,000 shares of common stock, (iv) all of the public warrants expire and are not exercised, and (v) the initial stockholders do not acquire any public shares sold in this offering (whether in this offering or thereafter in the open market).

Table 2

	Pre-Offering	Post-Offering	Post-Private Placement	Post-Warrant Expiration Date	Post Forfeiture
Total Shares Outstanding	6,750,000	12,500,000	14,500,000	14,500,000	9,687,500
Public Shares	0	5,750,000	5,750,000	5,750,000	5,750,000
Shares underlying Warrants issued in this Offering	0	0	0	0	0
Initial Shares	6,750,000	6,750,000	6,750,000	6,750,000	1,937,500
Placement Shares	0	0	2,000,000	2,000,000	2,000,000
Total Shares held by Initial Stockholders	6,750,000	6,750,000	8,750,000	8,750,000	3,937,500
Total Insider Stock % of Total Outstanding	100.00%	54.00%	60.34%	60.34%	40.65%
Initial Shares % of Total Outstanding	100.00%	54.00%	46.55%	46.55%	20.00%

Table 3 below assumes the following: (i) the underwriters exercise their over-allotment option, (ii) no shares of common stock are issued in connection with the initial business transaction, (iii) the completion of a $12,000,000 private placement in which our initial stockholders are the sole participants and acquire an additional 2,400,000 shares of common stock, (iv) all of the public warrants are exercised at least thirty days after the consummation of our initial business transaction but prior to the warrant expiration time, and (v) the initial stockholders do not acquire any public shares sold in this offering (whether in this offering or thereafter in the open market).

Table 3

	Pre-Offering	Post-Offering	Post-Private Placement	Post-Warrant Expiration Date	Post Forfeiture
Total Shares Outstanding	6,750,000	12,500,000	14,900,000	20,650,000	17,275,000
Public Shares	0	5,750,000	5,750,000	5,750,000	5,750,000
Shares underlying Warrants issued in this Offering	0	0	0	5,750,000	5,750,000
Initial Shares	6,750,000	6,750,000	6,750,000	6,750,000	3,375,000
Placement Shares	0	0	2,400,000	2,400,000	2,400,000
Total Shares held by Initial Stockholders	6,750,000	6,750,000	9,150,000	9,150,000	5,775,000
Total Insider Stock % of Total Outstanding	100.00%	54.00%	61.41%	44.31%	33.43%
Initial Shares % of Total Outstanding	100.00%	54.00%	45.30%	32.69%	19.54%

Table 4 below assumes the following: (i) the underwriters exercise their over-allotment option, (ii) no shares of common stock are issued in connection with the initial business transaction, (iii) the completion of a $12,000,000 private placement in which our initial stockholders are the sole participants and acquire an additional 2,400,000 shares of common stock, (iv) all of the public warrants expire and are not exercised, and (v) the initial stockholders do not acquire any public shares sold in this offering (whether in this offering or thereafter in the open market).

Table 4

	Pre-Offering	Post-Offering	Post-Private Placement	Post-Warrant Expiration Date	Post Forfeiture
Total Shares Outstanding	6,750,000	12,500,000	14,900,000	14,900,000	10,087,500
Public Shares	0	5,750,000	5,750,000	5,750,000	5,750,000
Shares underlying Warrants issued in this Offering	0	0	0	0	0
Initial Shares	6,750,000	6,750,000	6,750,000	6,750,000	1,937,500
Placement Shares	0	0	2,400,000	2,400,000	2,400,000
Total Shares held by Initial Stockholders	6,750,000	6,750,000	9,150,000	9,150,000	4,337,500
Total Insider Stock % of Total Outstanding	100.00%	54.00%	61.41%	61.41%	43.00%
Initial Shares % of Total Outstanding	100.00%	54.00%	45.30%	45.30%	19.21%

Table 5 below assumes the following: (i) the underwriters exercise their over-allotment option, (ii) 10,000,000 shares of common stock are issued in connection with the initial business transaction, (iii) the completion of a $10,000,000 private placement in which our initial stockholders are the sole participants and acquire an additional 2,000,000 shares of common stock, (iv) all of the public warrants are exercised at least thirty days after the consummation of our initial business transaction but prior to the warrant expiration time, and (v) the initial stockholders do not acquire any public shares sold in this offering (whether in this offering or thereafter in the open market).

Table 5

	Pre-Offering	Post-Offering	Post-Private Placement/Merger	Post-Warrant Expiration Date	Post Forfeiture
Total Shares Outstanding	6,750,000	12,500,000	24,500,000	30,250,000	26,875,000
Public Shares	0	5,750,000	5,750,000	5,750,000	5,750,000
Shares underlying Warrants issued in this Offering	0	0	0	5,750,000	5,750,000
Merger Consideration	0	0	10,000,000	10,000,000	10,000,000
Initial Shares	6,750,000	6,750,000	6,750,000	6,750,000	3,375,000
Placement Shares	0	0	2,000,000	2,000,000	2,000,000
Total Shares held by Initial Stockholders	6,750,000	6,750,000	8,750,000	8,750,000	5,375,000
Total Insider Stock % of Total Outstanding	100.00%	54.00%	35.71%	28.93%	20.00%
Initial Shares % of Total Outstanding	100.00%	54.00%	27.55%	22.31%	12.56%

Table 6 below assumes the following: (i) the underwriters exercise their over-allotment option, (ii) 10,000,000 shares of common stock are issued in connection with the initial business transaction, (iii) the completion of a $10,000,000 private placement in which our initial stockholders are the sole participants and acquire an additional 2,000,000 shares of common stock, (iv) all of the public warrants expire and are not exercised, and (v) the initial stockholders do not acquire any public shares sold in this offering (whether in this offering or thereafter in the open market).

Table 6

	Pre-Offering	Post-Offering	Post-Private Placement/Merger	Post-Warrant Expiration Date	Post Forfeiture
Total Shares Outstanding	6,750,000	12,500,000	24,500,000	24,500,000	19,687,500
Public Shares	0	5,750,000	5,750,000	5,750,000	5,750,000
Shares underlying Warrants issued in this Offering	0	0	0	0	0
Merger Consideration	0	0	10,000,000	10,000,000	10,000,000
Initial Shares	6,750,000	6,750,000	6,750,000	6,750,000	1,937,500
Placement Shares	0	0	2,000,000	2,000,000	2,000,000
Total Shares held by Initial Stockholders	6,750,000	6,750,000	8,750,000	8,750,000	3,937,500
Total Insider Stock % of Total Outstanding	100.00%	54.00%	35.71%	35.71%	20.00%
Initial Shares % of Total Outstanding	100.00%	54.00%	27.55%	27.55%	9.84%

Table 7 below assumes the following: (i) the underwriters do not exercise their over-allotment option, (ii) no shares of common stock are issued in connection with the initial business transaction, (iii) the completion of a $10,000,000 private placement in which our initial stockholders are the sole participants and acquire an additional 2,000,000 shares of common stock, (iv) all of the public warrants are exercised at least thirty days after the consummation of our initial business transaction but prior to the warrant expiration time, and (v) the initial stockholders do not acquire any public shares sold in this offering (whether in this offering or thereafter in the open market).

Table 7

	Pre-Offering	Post-Offering	Post-Private Placement	Post-Warrant Expiration Date	Post Forfeiture
Total Shares Outstanding	6,750,000	11,750,000	13,750,000	18,750,000	15,000,000
Public Shares	0	5,000,000	5,000,000	5,000,000	5,000,000
Shares underlying Warrants issued in this Offering	0	0	0	5,000,000	5,000,000
Initial Shares	6,750,000	6,750,000	6,750,000	6,750,000	3,000,000
Placement Shares	0	0	2,000,000	2,000,000	2,000,000
Total Shares held by Initial Stockholders	6,750,000	6,750,000	8,750,000	8,750,000	5,000,000
Total Shares held by Initial Stockholders % of Total Outstanding	100.00%	57.45%	63.64%	46.67%	33.33%
Initial Shares % of Total Outstanding	100.00%	57.45%	49.09%	36.00%	20.00%

Table 8 below assumes the following: (i) the underwriters do not exercise their over-allotment option, (ii) no shares of common stock are issued in connection with the initial business transaction, (iii) the completion of a $10,000,000 private placement in which our initial stockholders are the sole participants and acquire an additional 2,000,000 shares of common stock, (iv) all of the public warrants expire and are not exercised, and (v) the initial stockholders do not acquire any public shares sold in this offering (whether in this offering or thereafter in the open market).

Table 8

	Pre-Offering	Post-Offering	Post-Private Placement	Post-Warrant Expiration Date	Post Forfeiture
Total Shares Outstanding	6,750,000	11,750,000	13,750,000	13,750,000	8,750,000
Public Shares	0	5,000,000	5,000,000	5,000,000	5,000,000
Shares underlying Warrants issued in this Offering	0	0	0	0	0
Initial Shares	6,750,000	6,750,000	6,750,000	6,750,000	1,750,000
Placement Shares	0	0	2,000,000	2,000,000	2,000,000
Total Shares held by Initial Stockholders	6,750,000	6,750,000	8,750,000	8,750,000	3,750,000
Total Insider Stock % of Total Outstanding	100.00%	57.45%	63.64%	63.64%	42.86%
Initial Shares % of Total Outstanding	100.00%	57.45%	49.09%	49.09%	20.00%

Table 9 below assumes the following: (i) the underwriters do not exercise their over-allotment option, (ii) no shares of common stock are issued in connection with the initial business transaction, (iii) the completion of a $12,000,000 private placement in which our initial stockholders are the sole participants and acquire an additional 2,400,000 shares of common stock, (iv) all of the public warrants are exercised at least thirty days after the consummation of our initial business transaction but prior to the warrant expiration time, and (v) the initial stockholders do not acquire any public shares sold in this offering (whether in this offering or thereafter in the open market).

Table 9

	Pre-Offering	Post-Offering	Post-Private Placement	Post-Warrant Expiration Date	Post Forfeiture
Total Shares Outstanding	6,750,000	11,750,000	14,150,000	19,150,000	15,400,000
Public Shares	0	5,000,000	5,000,000	5,000,000	5,000,000
Shares underlying Warrants issued in this Offering	0	0	0	5,000,000	5,000,000
Initial Shares	6,750,000	6,750,000	6,750,000	6,750,000	3,000,000
Placement Shares	0	0	2,400,000	2,400,000	2,400,000
Total Shares held by Initial Stockholders	6,750,000	6,750,000	9,150,000	9,150,000	5,400,000
Total Insider Stock % of Total Outstanding	100.00%	57.45%	64.66%	47.78%	35.06%
Initial Shares % of Total Outstanding	100.00%	57.45%	47.70%	35.25%	19.48%

Table 10 below assumes the following: (i) the underwriters do not exercise their over-allotment option, (ii) no shares of common stock are issued in connection with the initial business transaction, (iii) the completion of a $12,000,000 private placement in which our initial stockholders are the sole participants and acquire an additional 2,400,000 shares of common stock, (iv) all of the public warrants expire and are not exercised, and (v) the initial stockholders do not acquire any public shares sold in this offering (whether in this offering or thereafter in the open market).

Table 10

	Pre-Offering	Post-Offering	Post-Private Placement	Post-Warrant Expiration Date	Post Forfeiture
Total Shares Outstanding	6,750,000	11,750,000	14,150,000	14,150,000	9,150,000
Public Shares	0	5,000,000	5,000,000	5,000,000	5,000,000
Shares underlying Warrants issued in this Offering	0	0	0	0	0
Initial Shares	6,750,000	6,750,000	6,750,000	6,750,000	1,750,000
Placement Shares	0	0	2,400,000	2,400,000	2,400,000
Total Shares held by Initial Stockholders	6,750,000	6,750,000	9,150,000	9,150,000	4,150,000
Total Insider Stock % of Total Outstanding	100.00%	57.45%	64.66%	64.66%	45.36%
Initial Shares % of Total Outstanding	100.00%	57.45%	47.70%	47.70%	19.13%

Table 11 below assumes the following: (i) the underwriters do not exercise their over-allotment option, (ii) 10,000,000 shares of common stock are issued in connection with the initial business transaction, (iii) the completion of a $10,000,000 private placement in which our initial stockholders are the sole participants and acquire an additional 2,000,000 shares of common stock, (iv) all of the public warrants are exercised at least thirty days after the consummation of our initial business transaction but prior to the warrant expiration time, and (v) the initial stockholders do not acquire any public shares sold in this offering (whether in this offering or thereafter in the open market).

Table 11

	Pre-Offering	Post-Offering	Post-Private Placement/Merger	Post-Warrant Expiration Date	Post Forfeiture
Total Shares Outstanding	6,750,000	11,750,000	23,750,000	28,750,000	25,000,000
Public Shares	0	5,000,000	5,000,000	5,000,000	5,000,000
Shares underlying Warrants issued in this Offering	0	0	0	5,000,000	5,000,000
Merger Consideration	0	0	10,000,000	10,000,000	10,000,000
Initial Shares	6,750,000	6,750,000	6,750,000	6,750,000	3,000,000
Placement Shares	0	0	2,000,000	2,000,000	2,000,000
Total Shares held by Initial Stockholders	6,750,000	6,750,000	8,750,000	8,750,000	5,000,000
Total Insider Stock % of Total Outstanding	100.00%	57.45%	36.84%	30.43%	20.00%
Initial Shares % of Total Outstanding	100.00%	57.45%	28.42%	23.48%	12.00%

Table 12 below assumes the following: (i) the underwriters do not exercise their over-allotment option, (ii) 10,000,000 shares of common stock are issued in connection with the initial business transaction, (iii) the completion of a $10,000,000 private placement in which our initial stockholders are the sole participants and acquire an additional 2,000,000 shares of common stock, (iv) all of the public warrants expire and are not exercised, and (v) the initial stockholders do not acquire any public shares sold in this offering (whether in this offering or thereafter in the open market).

Table 12

	Pre-Offering	Post-Offering	Post-Private Placement/Merger	Post-Warrant Expiration Date	Post Forfeiture
Total Shares Outstanding	6,750,000	11,750,000	23,750,000	23,750,000	18,750,000
Public Shares	0	5,000,000	5,000,000	5,000,000	5,000,000
Shares underlying Warrants issued in this Offering	0	0	0	0	0
Merger Consideration	0	0	10,000,000	10,000,000	10,000,000
Initial Shares	6,750,000	6,750,000	6,750,000	6,750,000	1,750,000
Placement Shares	0	0	2,000,000	2,000,000	2,000,000
Total Shares held by Initial Stockholders	6,750,000	6,750,000	8,750,000	8,750,000	3,750,000
Total Insider Stock % of Total Outstanding	100.00%	57.45%	36.84%	36.84%	20.00%
Initial Shares % of Total Outstanding	100.00%	57.45%	28.42%	28.42%	9.33%

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

From January 24, 2006 to May 27, 2011, we sold an aggregate of 8,697,316 shares of common stock to our directors and officers for an aggregate purchase price of $30,927.84, or $0.003556 per share. On March 31, 2011 and April 28, 2011, we repurchased an aggregate of 1,947,316 shares from two former stockholders for an aggregate repurchase price of $6,928, or $0.003556 per share. All these repurchased shares were recorded as treasury stock.

On March 9, 2007, we entered into a loan agreement with BCM with a total amount of $12,500. BCM had previously advanced the $12,500 on our behalf. Interest accrued on the outstanding principal balance of this loan on the basis of a 360-day year daily from January 24, 2006, the effective date of the loan, until paid in full at the rate of four percent (4%) per annum. The loan, which has been fully refinanced as described below, was due on or before the earlier of (i) December 31, 2012 or (ii) the date that we (or one of our wholly owned subsidiaries) consummate a merger or similar transaction with an operating business.

On April 15, 2008, Michael Rapp, Philip Wagenheim, and Clifford Chapman, a former director and stockholder, loaned us $5,000, $3,000 and $2,000, respectively with interest at an annual rate of 8.25%. On March 31, 2011, we repaid the $2,000 outstanding loan with interest to the former stockholder. The loans made by Messrs. Rapp and Wagenheim, each of which has been fully refinanced as described below, were due on or before the earlier of (i) April 15, 2013 or (ii) the date that we (or one of our wholly owned subsidiaries) consummate a merger or similar transaction with an operating business.

On March 16, 2009, we entered into a loan agreement with BCM with a total amount of $14,500. Interest accrued on the outstanding principal balance of this loan at an annual rate of 8.25%. The loan, which has been fully refinanced as described below, was due on or before the earlier of (i) March 16, 2014 or (ii) the date that we (or one of our wholly owned subsidiaries) consummate a merger or similar transaction with an operating business.

On August 12, 2009, we entered into a loan agreement with BCM with a total amount of $12,000. Interest accrued on the outstanding principal balance of this loan at an annual rate of 8.25%. The loan, which has been fully refinanced as described below, was due on or before the earlier of (i) August 12, 2013 or (ii) the date that we (or one of our wholly owned subsidiaries) consummate a merger or similar transaction with an operating business.

During the year ended December 31, 2010, we received loans of $26,382 from BCM with an imputed interest rate of 8.25% per annum. These loans, which have been fully refinanced as described below, were due and payable upon demand.

During the three months ended March 31, 2011, we received a total of $14,795 from BCM with an imputed interest rate of 8.25% per annum. These loans, which have been fully refinanced as described below, were due and payable upon demand.

On May 27, 2011, we entered into a loan payable agreement for approximately $120,000 with BCM, which consolidated all of our accrued interest-related party, related party advances and note payable-related party outstanding as of such date into one instrument as well as provided additional advances to us. The loan is payable upon the consummation of our initial business transaction, bears no interest and contains a waiver of any and all rights to the funds in the trust account resulting from the consummation of this offering. Accordingly, the loan will become worthless and will not be repaid unless and until the consummation of our initial business transaction.

All of the expenses associated with this offering (estimated at $322,926) have been or will be funded to us by BCM through non-interest bearing loans. Following the consummation of this offering and prior to the consummation of our initial business transaction, in order to fund all expenses relating to investigating and selecting a target business, negotiating an acquisition agreement and consummating such acquisition and our other working capital requirements, BCM has agreed to loan us funds from time to time, or at any time, in whatever amount it deems reasonable in its sole discretion. All these loans will be due and payable upon the completion of our initial business transaction and will be on terms that waive any and all rights to the funds in the trust account.

In addition, in the event we are forced to liquidate, BCM has agreed to advance us the funds necessary to pay any and all costs involved or associated with the process of liquidation and the return of the funds in the trust account to our public stockholders (currently anticipated to be no more than approximately $30,000) and have agreed not to seek repayment for such expenses.

BCM and Mr. Rapp have agreed that each will be liable to us jointly and severally, if and to the extent that any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $5.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, BCM and Mr. Rapp will not be responsible to the extent of any liability for such third party claims. In the event that the proceeds in the trust account are reduced below $5.00 per share in the event we redeem our public shares for a per share pro rata portion of the trust account, or upon our liquidation and BCM and Mr. Rapp assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our directors would determine whether to take legal action against BCM and Mr. Rapp to enforce their indemnification obligations. While we currently expect that our directors would take legal action on our behalf against BCM and Mr. Rapp to enforce their indemnification obligations to us, it is possible that our directors in exercising their business judgment may choose not to do so in any particular instance. We have not, however, independently verified whether BCM and Mr. Rapp have sufficient funds to satisfy their indemnity obligations or asked BCM and Mr. Rapp to reserve for such indemnification obligations. As such, there is no assurance BCM and Mr. Rapp will be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the (i) per share redemption price or (ii) per share liquidation price will not be less than $5.00 per share.

Our initial stockholders and their designees have committed to purchase 2,000,000 shares of our common stock at $5.00 per share in a private placement to occur concurrently with the closing of our initial business transaction for gross proceeds of $10,000,000. Our board of directors will have the ability to increase the size of the private placement at their discretion.

Our initial stockholders, private placement investors and their permitted transferees will be entitled to registration rights. Such holders will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares and the placement shares, commencing, in the case of the initial shares, one year after the consummation of our initial business transaction and, in the case of the placement shares, 30 days after the consummation of our initial business transaction.

We will reimburse our initial stockholders, officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business transactions. Reimbursable out-of-pocket expenses incurred by our initial stockholders, officers and directors will not be repaid out of proceeds held in the trust account until these proceeds are released to us upon the completion of a business transaction, provided there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business transaction is in our public stockholders’ best interest.

Other than the reimbursable out-of-pocket expenses payable to our initial stockholders, officers and directors, no compensation, reimbursements, cash payments or fees of any kind, including finders, consulting fees or other similar compensation, will be paid to our initial stockholders, officers or directors, or to any of our or their respective affiliates prior to or with respect to a business transaction. However, upon the closing of our initial business transaction, our board of directors will have the sole discretion to determine the number of initial shares to be forfeit by each of our initial stockholders, based on the contribution made by each such person in identifying and evaluating potential target businesses and consummating the initial business transaction; provided that after such forfeiture, the initial shares beneficially owned by P&P 2, LLC and Michael Serruya will be equal to at least two percent (2%) and one percent (1%) of our issued and outstanding shares of common stock, respectively. As a result, certain of our initial stockholders may forfeit a lesser number of their initial shares than other initial stockholders if our board of directors determines that such individuals played a more prominent role in identifying, evaluating and closing a business transaction. See “Principal Stockholders — Forfeiture of Initial Shares” and “Management — Compensation for Officers and Directors.”

After the consummation of a business transaction, if any, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business transaction, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the effective date of the registration statement, 6,750,000 shares of common stock will be outstanding, held by our initial stockholders. These initial shares are subject to forfeiture as described in “Principal Stockholders — Forfeiture of Initial Shares”. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of our common stock and one warrant. Each warrant entitles its holder to purchase one share of our common stock.

The units will begin trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin separate trading on the tenth business day following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full, or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the shares of our common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We intend to file this Form 8-K promptly after the date of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the underwriters’ over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Following the date that the shares of our common stock and warrants are eligible to trade separately, the units will continue to be quoted, and any security holder may elect to separate a unit and trade the shares of common stock or warrants separately or as a unit. Even if the component securities of the units are separated and traded separately, the units will continue to be quoted as a separate security, and consequently, any subsequent security holder owning shares of our common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire.

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. We will not seek stockholder vote in connection with our initial business transaction unless it is required by law, in which case, our initial stockholders, officers and directors have also agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of our initial business transaction submitted to our stockholders for approval.

Presented in the table below is a graphic explanation of the types of initial business transactions we may consider and whether we expect stockholder approval would be required under the Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target with a subsidiary of the company	No
Merger of the company with a target	Yes

Under the Delaware General Corporation Law, corporations are generally required to obtain the approval of only a majority of the outstanding stock entitled to vote on a merger in which stockholder approval is required. If our stockholders were required to vote on such a merger, the initial stockholders will collectively beneficially own 6,750,000 shares of common stock at the time of such vote after giving effect to all forfeitures discussed in this prospectus, which would represent approximately 57.45% of the outstanding shares of common stock at such time. Accordingly, such initial stockholders would be able to control the outcome of such vote.

Our board of directors will be divided into three classes after the closing of this officering, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business transaction within 21 months or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably practicable, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business transaction, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock. Unlike many other blank check companies which hold stockholder votes and conduct proxy solicitations in conjunction with their initial business transactions and related redemptions of public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account upon consummation of such initial business transactions even when a vote is not required by law or conduct such redemption under the tender offer rules, we intend to consummate our initial business transaction without a redemption or stockholder vote. Our board of directors will have the sole discretion and authority to approve and consummate our initial business transaction without seeking stockholder approval. If, however, a stockholder vote is required by law, we will conduct a proxy solicitation pursuant to the proxy rules but will not offer our stockholders the opportunity to redeem their shares of common stock in connection with such vote.

Due to the fact that our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, if we were to enter into a business transaction, we may (depending on the terms of such a business transaction) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholder vote on our business transaction to the extent we seek stockholder approval in connection with a business transaction.

We do not currently intend to hold an annual meeting of stockholders until after we consummate our initial business transaction, and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of our initial business transaction, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 10,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are currently issued or outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to our initial business transaction, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business transaction. We may issue some or all of the preferred stock to effect our initial business transaction. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Public Stockholder Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing upon the effectiveness of a post-effective amendment or new registration statement, which we have agreed to use our best efforts to file to cover the shares of common stock underlying the public warrants after our completion of our initial business transaction. The warrants will expire 45 days from that effectiveness date at 5:00 p.m., New York City time. We will issue a press release and file a Current Report on Form 8-K announcing that effectiveness of the post-effective amendment or new registration statement no later than 6:00 p.m. New York City time on the second trading day after we telephonically confirm effectiveness of such registration statement with the SEC.

Holders of our public warrants will be only able to exercise the warrants for cash and only if we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock and, such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the warrants following completion of this offering, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to extend the exercise period, reduce exercise price, cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders. The material provisions of the warrants are set forth herein and a copy of the warrant agreement has been filed or will be filed as an exhibit to the registration statement. We have agreed not to reduce the warrant exercise period unless it is approved by the holders of all then outstanding warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or before the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Amendments to our Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business transaction. These provisions cannot be amended without the approval of 65% of our stockholders. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon the date of this prospectus, $25,000,000, or $28,750,000 if the underwriters’ over-allotment option is exercised in full, shall be placed into the trust account;
•	if our initial business transaction is not consummated within 21 months of the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably practicable, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;
•	prior to our initial business transaction, we may not issue additional stock or debt securities that participate in any manner in the proceeds of the trust account;
•	we may not enter into any initial business transaction with any of our affiliates (including BCM) without the prior approval by a majority of the members of our board of directors who do not have an interest in such transaction who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested directors determine that the terms of such transaction are no less favorable to it than those that would be available to us with respect to such a transaction from unaffiliated third parties; and
•	although we do not intend to enter into a business transaction with a target business that is affiliated with our initial stockholders, directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business transaction is fair to our stockholders from a financial point of view and receive approval from a majority of the disinterested members of our board of directors.

We and our initial stockholders have agreed not to take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us not to redeem our public shares if we do not complete our initial business transaction within 21 months from the date of effectiveness of the registration statement (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed within 21 months from the date of effectiveness of the registration statement and our business transaction relating thereto has not yet been completed within such 21-month period).

Quotation of Securities

It is anticipated that our units, common stock and warrants will be quoted on the on the OTC Bulletin Board under the symbols “      ”, “      ”, “      ”, respectively. We anticipate that our units will be quoted on the OTC Bulletin Board on or promptly after the effective date of the registration statement. Following the date the shares of our common stock and warrants are eligible to trade separately, the shares of our common stock and warrants will be quoted separately and as a unit on the on the OTC Bulletin Board.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers upon consummation of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business transaction” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•	an affiliate of an interested stockholder; or
•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business transaction” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
•	on or subsequent to the date of the transaction, our business transaction is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least 66.7% of the outstanding voting stock not owned by the interested stockholder.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 11,750,000 shares of our common stock outstanding (which include initial shares subject to forfeiture as described below) or 12,500,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 5,000,000 shares of common stock sold in this offering, or 5,750,000 shares of common stock if the underwriters’ over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

All of the remaining 6,750,000 shares of common stock are initial shares held by our initial stockholders. Such initial shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, those shares of common stock are subject to transfer restrictions and will only be released prior to certain dates or events under limited exceptions (as described in this prospectus). Of these initial shares, (i) up to 750,000 initial shares are subject to pro-rata forfeiture by our initial stockholders if the underwriters’ over-allotment option is not exercised in full, (ii) up to 2,875,000 initial shares are subject to pro-rata forfeiture if the public warrants are not exercised in full, and (iii) up to 3,375,000 initial shares are subject to forfeiture based on the degree of participation of our initial stockholders in activities relating to the initial business transaction. See “Principal Stockholders.” The initial shares and placement shares are entitled to registration rights as described below under “Registration Rights.”

Rule 144

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 and apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of shares of our common stock then outstanding, which will equal 110,000 shares of our common stock immediately after this offering (based on the assumptions set forth in “Dilution”) or 125,000 shares of our common stock if the underwriters’ over-allotment are exercised in full; or
•	the average weekly trading volume of the shares of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers that have been at any time previously a shell company. However, the SEC has provided an important exception to this prohibition, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell the initial shares and initial stockholders pursuant to Rule 144 without registration one year after we have completed our initial business transaction.

Registration Rights

The initial shares and placement shares will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of this prospectus. Such holders will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares and the placement shares, commencing, in the case of the initial shares, one year after the consummation of our initial business transaction and commencing, in the case of the placement shares, 30 days after the consummation of our initial business transaction.

UNDERWRITING

In accordance with the terms and subject to the conditions contained in an underwriting agreement, we have agreed to sell to the underwriters named below, for which Broadband Capital Management LLC is acting as representative and sole book-running manager, and the underwriters have severally, and not jointly, agreed to purchase, on a firm commitment basis, the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Broadband Capital Management LLC	5,000,000
Total	5,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement.

All of the gross proceeds of this offering will be held in the trust account. There is no compensation, commission or discounts to the underwriters except $50,000 to be paid to Rodman & Renshaw, the “qualified independent underwriter” for this offering. All expenses of this offering, including the compensation to the qualified independent underwriter, and expenses relating to investigating and selecting a target business and other working capital requirements after this offering and prior to our initial business transaction have been or will be funded by loans provided to us from BCM and interest earned on the amount in the trust account. The loan from BCM will bear no interest.

BCM will pay for all of its expenses as the underwriter for the offering, including, but not limited to legal fees, due diligence expenses and road show costs.

The underwriting agreement provides that the underwriters are obligated to purchase all the units set forth opposite their name in the offering if any are purchased, other than those units covered by the over-allotment option described below. We have been advised by the representative of the underwriters that the underwriters do not expect sales to accounts over which the underwriters have discretionary authority to exceed 5% of the units being offered.

We have granted the representative of the underwriters a 45-day option to purchase up to 750,000 additional units at the public offering price. The option may be exercised only to cover any over-allotments of units.

We estimate that the total expenses for this offering, will be approximately $322,926, all of which will be paid via loans made to us from BCM which loans will be repaid upon consummation of our initial business transaction.

The underwriters may deliver prospectuses via e-mail both as a PDF document and by a link to the Securities and Exchange Commission’s website and websites hosted by the underwriters and other parties, and this prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Conflict of Interest

Michael Rapp, our President and Chairman, Philip Wagenheim, our Secretary and director, and Jason Eiswerth, our director, who collectively own approximately 42.5% of our issued and outstanding shares before this offering, all serve as management of BCM. Therefore, we are deemed to be an affiliate of BCM, a member of the Financial Industry Regulatory Authority or FINRA. As a result, BCM is deemed to have a “conflict of interest” under Rule 5121(f)(5) of the Conduct Rules of FINRA. Accordingly, this offering will be made in compliance with Rule 5121(a)(2) of FINRA’s Conduct Rules, which requires that a “qualified independent underwriter,” as defined by FINRA participate in the preparation of the registration statement and exercise the usual standard of due diligence with respect to such document. We have engaged Rodman & Renshaw to be the qualified independent underwriter and participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. We agreed to pay Rodman &

Renshaw a fee of $50,000 in consideration for its services and expenses as the qualified independent underwriter. We will pay such fee from the proceeds of a loan provided to us from BCM. Rodman & Renshaw will receive no other compensation.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, Georgia, Hawaii, Illinois, Indiana, Louisiana, Minnesota, Missouri, New York, Rhode Island, South Dakota, Utah, Wisconsin and Wyoming. We have applied to have the units registered for sale, or we are relying on exemptions from registration in the states mentioned above. In states that require registration, we will not sell the units to retail customers in these states until such registration is effective in each of these states (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

The National Securities Markets Improvement Act of 1996 (“NSMIA”), which is a federal statute, prevents or preempts the states from regulating transactions in certain securities, which are referred to as “covered securities”. This statute allows the states to investigate companies if there is a suspicion of fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. If there is a finding of fraudulent activity, the states can regulate or bar the sale of covered securities in a particular case.

State securities laws either require that a company’s securities be registered for sale or that the securities themselves or the transaction under which they are issued, are exempt from registration. When a state law provides an exemption from registration, it is excusing an issuer from the general requirement to register securities before they may be sold in that state. States, may by rule or regulation, place conditions on the use of exemptions, so that certain companies may not be allowed to rely on the exemption for the sale of their securities. If an exemption is not available and the securities the company wishes to sell are not covered securities under the federal statute, then the company must register its securities for sale in the state in question.

We will file periodic and current reports under the Exchange Act. Therefore, under NSMIA, the states and territories of the United States are preempted from regulating the resale by stockholders of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, because our securities will be covered securities. However, NSMIA does allow states and territories of the United States to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states and territories do not require any notice filings or fee payments and stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable:

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, Virginia, Virgin Islands, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid in the following states and territories:

The District of Columbia, Maryland, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which of these states, if any, we will submit the required filings or pay the required fee. Additionally, if any of the states that have not yet adopted a statute, rule or regulation relating to the NSMIA adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

In addition, aside from the exemption from registration provided by the NSMIA, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states, without any notice filings or fee payments, based upon the availability of an applicable exemption from the state’s registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Despite the exemption from state registration provided by the NSMIA described above, the state of Idaho deems blank check offerings inherently fraudulent and such offerings may not be registered or qualify for an exemption from registration in that state. Although we are not aware of any other state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Sales of Our Securities in Canada

The units sold in this offering have not been and will not be qualified for distribution under applicable Canadian securities laws. Units may be offered to residents of Canada pursuant to exemptions from this prospectus requirements of such laws.

Pricing of Securities and Size of Offering

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price and in the number set forth on the cover page of this prospectus.

Before this offering, there has been no market for our securities. The public offering price, the terms of the warrants, the aggregate proceeds we are raising, and the amount to be placed in trust were determined by negotiation between us and the underwriters. The principal factors that were considered in making these determinations include:

•	the information presented in this prospectus and otherwise available to the underwriters;
•	the history of and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	the ability of our management and their experience in identifying operating companies suitable for our initial business transaction;
•	our prospects for acquiring an operating business at attractive values;
•	the present state of our development and our current financial condition and capital structure;
•	the recent market prices of, and the demand for, publicly traded securities of generally comparable companies;
•	the general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

The factors described above were not assigned any particular weight. Rather, these factors were considered as a totality in our negotiation with the underwriters. We offer no assurances that the public offering price will correspond to the price at which our units will trade in the public market subsequent to the offering or that an active trading market for the units, common stock or will develop and continue after the offering. We determined the offering size, in consultation with the underwriters, based upon the amount of equity capital that we believe would give us sufficient flexibility in selecting an initial business transaction. This belief is not based on any specific research, analysis, evaluations, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization, and there can be no assurance that the offering size is sufficient for us to consummate an initial business transaction in a satisfactory manner.

Over-allotment and Stabilizing Transactions

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the prices of the securities if it discourages resales.

Neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the prices of our securities. These transactions may occur on the OTC Bulletin Board, another over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event the underwriters were to exercise their over-allotment option to purchase securities in excess of their actual syndicate short position, the distribution will not be deemed to have been completed until all of the securities have been sold.

Commissions and Discounts

We will not pay any commissions or discounts to the underwriters. We have agreed to pay Rodman & Renshaw, our qualified independent underwriter, a fee of $50,000 in consideration for its services and expenses which will be funded by loans provided to us from BCM. Rodman & Renshaw will receive no other compensation.

Lock-up of Initial Shares of Committed Capital Holdings LLC

On May 27, 2011, Mr. Rapp and Mr. Wagenheim contributed an aggregate of 315,486 initial shares to Committed Capital Holdings LLC. Each of Messrs. Rapp and Wagenheim own 6.03% and 2.68%, respectively, of the membership interest of Committed Capital Holdings LLC, but do not have voting or dispositive power over these shares now held by Committed Capital Holdings LLC. In addition to Messrs. Rapp and Wagenheim, the members of Committed Capital Holdings LLC include Mr. Eiswerth and certain other employees of BCM. Mr. Eiswerth is the managing member of Committed Capital Holdings LLC and holds a 33.6% interest in Committed Capital Holdings LLC. As the managing member, Mr. Eiswerth exercises sole voting and dispositive power of the 315,486 initial shares beneficially owned by Committed Capital Holdings LLC.

The 315,486 initial shares beneficially owned by Committed Capital Holdings LLC have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Conduct Rules. Additionally, such shares may not be sold, transferred, assigned, pledged or hypothecated for 180 days following the effective date of the registration statement of which this prospectus forms a part. However, such shares may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

Other Services

The underwriters and their respective affiliates may in the future perform, various financial advisory, commercial banking and investment banking services for us or certain of our affiliates in the ordinary course of business, for which they will receive, customary fees and expenses.

Indemnification

We have agreed to indemnify the underwriters, including Rodman & Renshaw, against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Quotation

It is anticipated that the units will be quoted on the OTC Bulletin Board under the symbol “      ”. Upon separate trading of the securities comprising the units, it is anticipated that the common stock and the warrants will be quoted on the OTC Bulletin Board under the symbols “      ” and “      ”, respectively. Following the date that the shares of our common stock and warrants are eligible to trade separately, the units will continue to be quoted for trading, and any security holder may elect to separate a unit and trade the common stock or warrants separately or as a unit.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, is passing on the validity of the securities offered in this prospectus. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the underwriters in this offering. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. has represented Broadband Capital Management LLC in the past and expects to represent them in the future.

CHANGE IN ACCOUNTANTS

Effective April 26, 2011, upon the approval of our board of directors, we dismissed De Joya Griffith & Company, LLC as our independent registered public accountant.

During the fiscal years ended December 31, 2010 and 2009, De Joya Griffith & Company, LLC’s reports on the financial statements contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2010 and 2009 and subsequent period through April 26, 2011, there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between us and De Joya Griffith & Company, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of De Joya Griffith & Company, LLC, would have caused it to make reference thereto in its report on financial statements for such years.

During the fiscal years ended December 31, 2010 and 2009 and subsequent period through April 26, 2011, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

On April 26, 2011, upon the approval of our board of directors, Rothstein Kass & Company, P.C. was appointed as our independent registered public accounting firm. During our fiscal years ended December 31, 2010 and 2009, we did not consult with Rothstein Kass & Company, P.C. regarding any of the matters or events set forth in Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K.

EXPERTS

The financial statements of Committed Capital Acquisition Corporation (formerly known as Plastron Acquisition Corp. II) as of December 31, 2010 and for the period from January 1, 2010 to December 31, 2010, as appearing in this prospectus and the related registration statement, have been audited by Rothstein Kass & Company, P.C., an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Committed Capital Acquisition Corporation (formerly known as Plastron Acquisition Corp. II) for the fiscal years ended December 31, 2009, appearing in this prospectus and the related registration statement have been audited by De Joya Griffith & Company, LLC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Committed Capital Acquisition Corporation
(formerly Plastron Acquisition Corp. II)
A Development Stage Company

CONDENSED BALANCE SHEETS

	As of March 31, 2011 (Unaudited)	As of December 31, 2010 (Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$521	$612
Prepaid expenses	225	4,500
Total current assets	746	5,112
TOTAL ASSETS	$746	$5,112
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$—	$—
Accrued interest – related party	9,994	9,024
Related party advances	41,177	26,382
Note payable – related party	47,000	49,000
Total current liabilities	98,171	84,406
TOTAL LIABILITIES	98,171	84,406
STOCKHOLDERS’ DEFICIT:
Preferred stock, $.0001 par value; 10,000,000 shares authorized; 0 issued and outstanding	—	—
Common stock, $.0001 par value; 316,406,250 shares authorized; 8,698,455 issued and 7,010,955 and 8,698,455 shares outstanding at March 31, 2011 and December 31, 2010, respectively	869	869
Additional paid-in capital	30,059	30,059
Treasury stock	(6,000)	—
Deficit accumulated during the development stage	(122,353)	(110,222)
TOTAL STOCKHOLDERS’ DEFICIT	(97,425)	(79,294)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$746	$5,112

*	Common shares retroactively restated for a 4.21875 for 1 forward stock split effected on May 20, 2011. See Note 5.

The accompanying condensed notes are an integral part of the financial statements.

Committed Capital Acquisition Corporation
(formerly Plastron Acquisition Corp. II)
A Development Stage Company

CONDENSED STATEMENTS OF OPERATIONS

	January 1, 2011 to March 31, 2011 (Unaudited)	January 1, 2010 to March 31, 2010 (Unaudited)	Inception (January 24, 2006) to March 31, 2011 (Unaudited)
REVENUE	$—	$—	$—
OPERATING EXPENSES:
General and administrative expenses	10,677	3,020	111,874
LOSS FROM OPERATIONS	(10,677)	(3,020)	(111,874)
OTHER (EXPENSE)
Interest expense – related party	(1,454)	(868)	(10,479)
Total other (expense)	(1,454)	(868)	(10,479)
NET LOSS	$(12,131)	$(3,888)	$(122,353)
BASIC NET LOSS PER SHARE	$(0.00)	$(0.00)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC	8,698,455	8,698,455

*	Common shares retroactively restated for a 4.21875 for 1 forward stock split effected on May 20, 2011. See Note 5.

The accompanying condensed notes are an integral part of the financial statements.

Committed Capital Acquisition Corporation
(formerly Plastron Acquisition Corp. II)
A Development Stage Company

CONDENSED STATEMENT OF STOCKHOLDERS’ DEFICIT

From January 24, 2006 (Inception) to March 31, 2011

	Preferred Stock		Common Stock		Additional Paid-in Capital	Treasury Stock	Deficit Accumulated During the Development Stage	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
BALANCE AT JANUARY 24, 2006, (INCEPTION)	—	$—	—	$—	$—	$—	$—	$—
Issuance of common stock for cash at $.0001 per share	—	—	8,437,500	843	29,157	—	—	30,000
Net loss	—	—	—	—	—	—	(12,951)	(12,951)
BALANCE AT DECEMBER 31, 2006	—	—	8,437,500	843	29,157	—	(12,951)	17,049
Net loss	—	—	—	—	—	—	(11,777)	(11,777)
BALANCES AT JUNE 30, 2007	—	—	8,437,500	843	29,157	—	(24,728)	5,272
Net loss	—	—	—	—	—	—	(16,879)	(16,879)
BALANCE AT DECEMBER 31, 2007	—	—	8,437,500	843	29,157	—	(41,607)	(11,607)
Net loss	—	—	—	—	—	—	(13,201)	(13,201)
BALANCE AT December 31, 2008 (Audited)	—	—	8,437,500	843	29,157	—	(54,808)	(24,808)
Issuance of common stock for cash at $.004 per share	—	—	260,955	26	902	—	—	928
Net loss	—	—	—	—	—	—	(24,973)	(24,973)
BALANCE AT December 31, 2009 (Audited)	—	—	8,698,455	869	30,059	—	(79,781)	(48,853)
Net loss	—	—	—	—	—	—	(30,441)	(30,441)
BALANCE AT December 31, 2010 (Audited)	—	—	8,698,455	869	30,059	—	(110,222)	(79,294)
Purchase treasury stock	—	—	—	—	—	(6,000)	—	(6,000)
Net loss	—	—	—	—	—	—	(12,131)	(12,131)
BALANCE AT March 31, 2011 (Unaudited)	—	$—	8,698,455	$869	$30,059	$(6,000)	$(122,353)	$(97,425)

*	Common shares retroactively restated for a 4.21875 for 1 forward stock split effected on May 20, 2011. See Note 5.

The accompanying condensed notes are an integral part of the financial statements.

Committed Capital Acquisition Corporation
(formerly Plastron Acquisition Corp. II)
A Development Stage Company

CONDENSED STATEMENTS OF CASH FLOWS

	January 1, 2011 to March 31, 2011 (Unaudited)	January 1, 2010 to March 31, 2010 (Unaudited)	Inception (January 24, 2006) to March 31, 2011 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,131)	$(3,888)	$(122,353)
Changes in operating assets and liabilities:
Decrease (Increase) in prepaid expenses	4,275	—	(225)
Increase in accounts payable	—	868	—
Increase (Decrease) in accrued interest – related party	970	(1,135)	9,994
Net cash used in operating activities	(6,886)	(4,155)	(112,584)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	—	—	30,928
Payments for treasury stock	(6,000)		(6,000)
Proceeds from related party advances	14,795	—	41,177
Proceeds from note payable – related party	—	—	49,000
Payments for note payable – related party	(2,000)	—	(2,000)
Net cash provided by financing activities	6,795	—	113,105
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(91)	(4,155)	521
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF PERIOD	612	6,559	—
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$521	$2,404	$521

The accompanying condensed notes are an integral part of the financial statements.

COMMITTED CAPITAL ACQUISITION CORPORATION
(FORMERLY PLASTRON ACQUISITION CORP. II)
(A Development Stage Company)

CONDENSED NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a) Organization and Business:

Committed Capital Acquisition Corporation (formerly Plastron Acquisition Corp. II) (the “Company”) was incorporated in the state of Delaware on January 24, 2006 for the purpose of raising capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business.

The Company is currently in the development stage as defined in ASC Topic 915. All activities of the Company to date relate to its organization, initial funding and share issuances.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has not begun generating revenue, is considered a development stage company, has experienced recurring net operating losses, had an accumulated deficit of ($122,353) and had a working capital deficiency of ($97,425) as of March 31, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to issue more shares of common stock in order to raise funds. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

(b) Basis of Presentation:

The accompanying unaudited financial statements have been prepared in accordance with Securities and Exchange Commission requirements for financial statements. The financial statements should be read in conjunction with the Form 10-K for the year ended December 31, 2010.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The financial information is unaudited. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position as of March 31, 2011 and the results of operations and cash flows presented herein have been included in the financial statements.

(c) Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d) Cash and cash equivalents:

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

(e) Income taxes:

The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or

COMMITTED CAPITAL ACQUISITION CORPORATION
(FORMERLY PLASTRON ACQUISITION CORP. II)
(A Development Stage Company)

CONDENSED NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  – (continued)

all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of March 31, 2011, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of March 31, 2011 and 2010, no income tax expense has been incurred.

(f) Loss per common share:

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

(g) Fair value of financial instruments:

The carrying value of cash equivalents and accrued expenses approximates fair value due to the short period of time to maturity.

(h) New accounting pronouncements:

The Company has evaluated the recent accounting pronouncements through ASU 2011-03 and believes that none of them will have a material effect on the company’s financial statements.

NOTE 2 — RELATED PARTY ADVANCES:

During the year ended December 31, 2010, the Company received a total of $26,382 from Broadband Capital Management, LLC (“BCM”). The loans are due upon demand and have an imputed interest rate of 8.25% per annum. Clifford Chapman, our director, Michael Rapp, our President and director, and Philip Wagenheim, our Secretary and director, all serve as management of BCM, a registered broker-dealer.

During the three months ended March 31, 2011, the Company received a total of $14,795 from BCM. The loans are due upon demand and have an imputed interest rate of 8.25% per annum. Clifford Chapman, our director, Michael Rapp, our President and director, and Philip Wagenheim, our Secretary and director, all serve as management of BCM, a registered broker-dealer.

For the three months ended March 31, 2011 and 2010, interest expense was $586 and $0, respectively.

COMMITTED CAPITAL ACQUISITION CORPORATION
(FORMERLY PLASTRON ACQUISITION CORP. II)
(A Development Stage Company)

CONDENSED NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 — NOTE PAYABLE — RELATED PARTY:

On March 9, 2007, the Company entered into a loan agreement with BCM, pursuant to which the Company agreed to repay $12,500 on or before the earlier of (i) December 31, 2012 or (ii) the date that the Company (or a wholly owned subsidiary of the Company) consummates a merger or similar transaction with an operating business. BCM had previously advanced the $12,500 on behalf of the Company. Interest shall accrue on the outstanding principal balance of this loan on the basis of a 360-day year daily from January 24, 2006, the effective date of the loan, until paid in full at the rate of four percent (4%) per annum. Clifford Chapman, our director, Michael Rapp, our President and director, and Philip Wagenheim, our Secretary and director, all serve as management of BCM, a registered broker-dealer.

On April 15, 2008, Michael Rapp, the President and a director of the Company, Philip Wagenheim, the Secretary and a director of the Company, and Clifford Chapman, a director of the Company, loaned the Company $5,000, $3,000 and $2,000, respectively. The Company issued promissory notes (each the “April 15 Note” and together, the “April 15 Notes”) to Messrs Rapp, Wagenheim and Chapman, pursuant to which the principal amounts thereunder shall accrue interest at an annual rate of 8.25%, and such principal and all accrued interest shall be due and payable on or before the earlier of (i) the fifth anniversary of the date of the Note or (ii) the date the Company consummates a business combination with a private company in a reverse merger or reverse takeover transaction or other transaction after which the company would cease to be a shell company.

On March 16, 2009, the Company entered into a loan agreement with BCM, pursuant to which the Company agreed to repay $14,500 on or before the earlier of (i) March 16, 2014 or (ii) the date that the Company (or a wholly owned subsidiary of the Company) consummates a merger or similar transaction with an operating business. Interest shall accrue on the outstanding principal balance of this loan at an annual rate of 8.25%. Clifford Chapman, our director, Michael Rapp, our President and director, and Philip Wagenheim, our Secretary and director, all serve as management of BCM, a registered broker-dealer.

On August 12, 2009, the Company entered into a loan agreement with BCM, pursuant to which the Company agreed to repay $12,000 on or before the earlier of (i) August 12, 2013 or (ii) the date that the Company (or a wholly owned subsidiary of the Company) consummates a merger or similar transaction with an operating business. Interest shall accrue on the outstanding principal balance of this loan at an annual rate of 8.25%. Clifford Chapman, our director, Michael Rapp, our President and director, and Philip Wagenheim, our Secretary and director, all serve as management of BCM, a registered broker-dealer.

During the three months ended March 31, 2011, the Company repaid a total of $2,000 on principal and $484 of accrued interest to Clifford Chapman for full satisfaction of debt.

For the three months ended March 31, 2011 and 2010, interest expense was $868 and $868, respectively.

NOTE 4 — STOCKHOLDERS’ DEFICIT:

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 326,406,250 shares of capital stock, of which 316,406,250 are shares of common stock, par value $.0001 per share (the “Common Stock”) and 10,000,000 are shares of preferred stock, par value $.0001 per share (the “Preferred Stock”).

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

COMMITTED CAPITAL ACQUISITION CORPORATION
(FORMERLY PLASTRON ACQUISITION CORP. II)
(A Development Stage Company)

CONDENSED NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 4 — STOCKHOLDERS’ DEFICIT:  – (continued)

On March 1, 2006, the Company issued 4,218,750, 2,531,250, and 1,687,500 shares to Michael Rapp, Philip Wagenheim, and Clifford Chapman, respectively, for total cash consideration of $30,000 or $.004 per share.

On May 14, 2009, the Company issued 61,856 shares to Charles Allen, for total cash consideration of $927.84 or $.004 per share.

On March 31, 2011, the Company repurchased 1,687,500 shares from Clifford Chapman for total cash consideration of $6,000 which was recorded as treasury stock.

As of March 31, 2011, 7,010,955 shares of Common Stock were issued and outstanding.

NOTE 5 — SUBSEQUENT EVENTS:

On April 28, 2011, the Company repurchased 260,955 shares from Charles Allen for total cash consideration of $928 which was recorded as treasury stock.

The Company effectuated a 4.21875 for 1 forward stock split on May 20, 2011. Unless otherwise noted, all share and per share amounts in this filing have been retroactively restated to reflect such post-forward stock split amounts.

Also on May 20, 2011 the Company changed its name from Plastron Acquisition Corp. II to Committed Capital Acquisition Corporation.

Proposed Offering of Securities

On May 27, 2011, the Company has commenced the process to convert Plastron Acquisition Corporation II, Inc. to a special purpose acquisition corporation. In connection with this conversion the Company is filing a form S-1 with the United States Securities and Exchange Commission whereby it is offering to sell up to 5,000,000 units at a price of $5.00 per unit. Each unit consists of one share of common stock and one warrant to purchase one share of common stock. Under the terms of the warrant agreement, the Company has agreed to use their best efforts to file a post-effective or new registration statement under the Securities Act of 1933, as amended, or the completion of the initial business transaction. Each warrant entitles the holder to purchase one share of common stock at a price of $5.00 provided, however, that if a registration statement covering the shares of common stock issuable upon exercise of the Warrants is not effective within a specified period following the consummation of a Business transaction, Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise such Warrants only for cash. Each Warrant will become exercisable upon the effectiveness of the registration statement to be filed upon the completion of a Business Transaction and will expire 45 days thereafter, or earlier upon redemption or liquidation. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of Warrants during the exercise period, there will be no cash settlement of the Warrants and the Warrants will expire worthless.

In connection with the proposed offering, our initial stockholder and designees have committed to purchase 2,000,000 shares of common stock at a price of $5.00 per share in a private placement which will occur concurrently with the closing of the Company’s initial business transaction. Just prior to the closing of the proposed offering the Company will amend its charter to become a special purpose acquisition corporation and as a result the Company will have 21 months from the date of effectiveness of the registration statement of which the prospectus forms a part (the “registration statement”) (or 24 months from the date of effectiveness of the registration statement if a letter of intent or a definitive agreement has been executed

COMMITTED CAPITAL ACQUISITION CORPORATION
(FORMERLY PLASTRON ACQUISITION CORP. II)
(A Development Stage Company)

CONDENSED NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 5 — SUBSEQUENT EVENTS:  – (continued)

within 21 months from the date of effectiveness of the registration statement and the business transaction relating thereto has not yet been completed within such 21-month period) to enter into negotiations and consummate a business transaction.

Refinancing of Debt

On May 27, 2011, the Company entered into a loan payable agreement for approximately $120,000 with BCM, which consolidated all of the Company’s accrued interest-related party, related party advances and note payable-related party outstanding as of such date into one instrument as well as provided additional advances to the Company. The loan is payable upon the consummation of the Company’s initial business transaction, bears no interest and contains a waiver of any and all rights to the funds in the trust account resulting from the consummation of the proposed offering.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Committed Capital Acquisition Corporation
(Formerly Plastron Acquisition Corp. II)

We have audited the accompanying balance sheet of Committed Capital Acquisition Corporation (Formerly Plastron Acquisition Corp. II) (a corporation in the development stage) (collectively, “Company”) as of December 31, 2010, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended and the period from January 24, 2006 (inception) to December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Committed Capital Acquisition Corporation (Formerly Plastron Acquisition Corp. II) (a development stage company) from January 24, 2006 to December 31, 2009, were audited by other auditors whose report dated April 9, 2010, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Committed Capital Acquisition Corporation (Formerly Plastron Acquisition Corp. II) (a development stage company) as of December 31, 2010 and the results of their operations and their cash flow for the year ended and the period from January 24, 2006 (inception) to December 31, 2010, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
May 23, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Capital Acquisition Corporation (formerly Plastron Acquisition Corp. II)

We have audited the accompanying balance sheets of Capital Acquisition Corporation (formerly Plastron Acquisition Corp. II) (A Development Stage Company) as of December 31, 2009, and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2009 and from inception (January 24, 2006) to December 31, 2009. Capital Acquisition Corporation (formerly Plastron Acquisition Corp. II) management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Acquisition Corporation (formerly Plastron Acquisition Corp. II) (A Development Stage Company) as of December 31, 2009, and the results of its operations and its cash flows for the period ended December 31, 2009 and from inception (January 24, 2006) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying financial statements have been prepared to reflect the stock split effected on May 20, 2011. As discussed in Note 6 to the financial statements Company effectuated the forward stock split, thereby all share and per share amounts in the financials have been retroactively restated to reflect such post forward stock split amounts.

De Joya Griffith & Company, LLC /s/ De Joya Griffith & Company, LLC Henderson, Nevada April 9, 2010, except for Note 6 as to which the date is May 20, 2011.

Committed Capital Acquisition Corporation
(formerly Plastron Acquisition Corp. II)
A Development Stage Company

BALANCE SHEETS

	As of December 31, 2010	As of December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$612	$6,559
Prepaid expenses	4,500	—
Total current assets	5,112	6,559
TOTAL ASSETS	$5,112	$6,559
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$—	$1,735
Accrued interest – related party	9,024	4,677
Related party advances	26,382	—
Note payable – related party	49,000	49,000
Total current liabilities	84,406	55,412
TOTAL LIABILITIES	84,406	55,412
STOCKHOLDERS’ DEFICIT:
Preferred stock, $.0001 par value; 10,000,000 shares authorized; 0 issued and outstanding	—	—
Common stock, $.0001 par value; 316,406,250 shares authorized; 8,698,455 and 8,698,455 shares issued and outstanding*	869	869
Additional paid-in capital	30,059	30,059
Deficit accumulated during the development stage	(110,222)	(79,781)
TOTAL STOCKHOLDERS’ DEFICIT	(79,294)	(48,853)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$5,112	$6,559

*	Common shares retroactively restated for a 4.21875 for 1 forward stock split effected on May 20, 2011. See Note 6.

The accompanying notes are an integral part of the financial statements.

Committed Capital Acquisition Corporation
(formerly Plastron Acquisition Corp. II)
A Development Stage Company

STATEMENTS OF OPERATIONS

	January 1, 2010 to December 31, 2010	January 1, 2009 to December 31, 2009	Inception (January 24, 2006) to December 31, 2010
REVENUE	$—	$—	$—
OPERATING EXPENSES:
General and administrative expenses	26,094	22,331	101,197
LOSS FROM OPERATIONS	(26,094)	(22,331)	(101,197)
OTHER (EXPENSE)
Interest expense – related party	(4,347)	(2,642)	(9,025)
Total other (expense)	(4,347)	(2,642)	(9,025)
NET LOSS	$(30,441)	$(24,973)	$(110,222)
BASIC NET LOSS PER SHARE	$(0.00)	$(0.00)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC*	8,698,455	8,603,367

*	Common shares retroactively restated for a 4.21875 for 1 forward stock split effected on May 20, 2011. See Note 6.

The accompanying notes are an integral part of the financial statements.

Committed Capital Acquisition Corporation
(formerly Plastron Acquisition Corp. II)
A Development Stage Company

STATEMENT OF STOCKHOLDERS’ DEFICIT
From January 24, 2006 (Inception) to December 31, 2010

	Preferred Stock		Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
BALANCE AT JANUARY 24, 2006, (INCEPTION)	—	$—	—	$—	$—	$—	$—
Issuance of common stock for cash at $.004 per share	—	—	8,437,500	843	29,157	—	30,000
Net loss	—	—	—	—	—	(12,951)	(12,951)
BALANCE AT DECEMBER 31, 2006	—	—	8,437,500	843	29,157	(12,951)	17,049
Net loss	—	—	—	—	—	(11,777)	(11,777)
BALANCES AT JUNE 30, 2007	—	—	8,437,500	843	29,157	(24,728)	5,272
Net loss	—	—	—	—	—	(16,879)	(16,879)
BALANCE AT DECEMBER 31, 2007	—	—	8,437,500	843	29,157	(41,607)	(11,607)
Net loss	—	—	—	—	—	(13,201)	(13,201)
BALANCE AT December 31, 2008	—	—	8,437,500	843	29,157	(54,808)	(24,808)
Issuance of common stock for cash at $.004 per share	—	—	260,955	26	902	—	928
Net loss	—	—	—	—	—	(24,973)	(24,973)
BALANCE AT December 31, 2009	—	—	8,698,455	869	30,059	(79,781)	(48,853)
Net loss	—	—	—	—	—	(30,441)	(30,441)
BALANCE AT December 31, 2010	—	$—	8,698,455	$869	$30,059	$(110,222)	$(79,294)

*	Common shares retroactively restated for a 4.21875 for 1 forward stock split effected on May 20, 2011. See Note 6.

The accompanying notes are an integral part of the financial statements.

Committed Capital Acquisition Corporation
(formerly Plastron Acquisition Corp. II)
A Development Stage Company

STATEMENTS OF CASH FLOWS

	January 1, 2010 to December 31, 2010	January 1, 2009 to December 31, 2009	Inception (January 24, 2006) to December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,441)	$(24,973)	$(110,222)
Changes in operating assets and liabilities:
Increase in prepaid expenses	(4,500)	—	(4,500)
(Decrease) Increase in accounts payable	(1,735)	881	—
Increase in accrued interest – related party	4,347	2,641	9,024
Net cash used in operating activities	(32,329)	(21,451)	(105,698)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	—	928	30,928
Proceeds from related party advances	26,382	—	26,382
Proceeds from note payable – related party	—	26,500	49,000
Net cash provided by financing activities	26,382	27,428	106,310
NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(5,947)	5,977	612
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF PERIOD	6,559	582	—
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$612	$6,559	$612

The accompanying notes are an integral part of the financial statements.

COMMITTED CAPITAL ACQUISITION CORPORATION
(FORMERLY PLASTRON ACQUISITION CORP. II)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a) Organization and Business:

Committed Capital Acquisition Corporation (formerly Plastron Acquisition Corp. II) (the “Company”) was incorporated in the state of Delaware on January 24, 2006 for the purpose of raising capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business.

The Company is currently in the development stage as defined in ASC Topic 915. All activities of the Company to date relate to its organization, initial funding and share issuances.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has not begun generating revenue, is considered a development stage company, has experienced recurring net operating losses, had an accumulated deficit of ($110,222) and had a working capital deficiency of ($79,294) as of December 31, 2010. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to issue more shares of common stock in order to raise funds. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

(b) Basis of Presentation:

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

(c) Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d) Cash and cash equivalents:

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

(e) Income taxes:

The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

COMMITTED CAPITAL ACQUISITION CORPORATION
(FORMERLY PLASTRON ACQUISITION CORP. II)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  – (continued)

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of December 31, 2010, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions. Generally, the Company is no longer subject to income tax examinations by major taxing authorities for years before 2007.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2010 and 2009, no income tax expense has been incurred.

(f) Loss per common share:

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

(g) Fair value of financial instruments:

The carrying value of cash equivalents and accrued expenses approximates fair value due to the short period of time to maturity.

(h) New accounting pronouncements:

The Company has evaluated the recent accounting pronouncements through ASU 2011-01 and believes that none of them will have a material effect on the company’s financial statements.

NOTE 2 — RELATED PARTY ADVANCES:

During the year ended December 31, 2010, the Company received a total of $26,382 from Broadband Capital Management, LLC (“BCM”). The loans are due upon demand and have an imputed interest rate of 8.25% per annum. Clifford Chapman, our director, Michael Rapp, our President and director, and Philip Wagenheim, our Secretary and director, all serve as management of BCM, a registered broker-dealer.

For the years ended December 31, 2010 and 2009, interest expense was $845 and $0, respectively.

NOTE 3 — NOTE PAYABLE — RELATED PARTY:

On March 9, 2007, the Company entered into a loan agreement with BCM, pursuant to which the Company agreed to repay $12,500 on or before the earlier of (i) December 31, 2012 or (ii) the date that the Company (or a wholly owned subsidiary of the Company) consummates a merger or similar transaction with an operating business. BCM had previously advanced the $12,500 on behalf of the Company. Interest shall accrue on the outstanding principal balance of this loan on the basis of a 360-day year daily from January 24, 2006, the effective date of the loan, until paid in full at the rate of four percent (4%) per annum. Clifford Chapman, our director, Michael Rapp, our President and director, and Philip Wagenheim, our Secretary and director, all serve as management of BCM, a registered broker-dealer.

COMMITTED CAPITAL ACQUISITION CORPORATION
(FORMERLY PLASTRON ACQUISITION CORP. II)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 3 — NOTE PAYABLE — RELATED PARTY:  – (continued)

On April 15, 2008, Michael Rapp, the President and a director of the Company, Philip Wagenheim, the Secretary and a director of the Company, and Clifford Chapman, a director of the Company, loaned the Company $5,000, $3,000 and $2,000, respectively. The Company issued promissory notes (each the “April 15 Note” and together, the “April 15 Notes”) to Messrs Rapp, Wagenheim and Chapman, pursuant to which the principal amounts thereunder shall accrue interest at an annual rate of 8.25%, and such principal and all accrued interest shall be due and payable on or before the earlier of (i) the fifth anniversary of the date of the Note or (ii) the date the Company consummates a business combination with a private company in a reverse merger or reverse takeover transaction or other transaction after which the company would cease to be a shell company.

On March 16, 2009, the Company entered into a loan agreement with BCM, pursuant to which the Company agreed to repay $14,500 on or before the earlier of (i) March 16, 2014 or (ii) the date that the Company (or a wholly owned subsidiary of the Company) consummates a merger or similar transaction with an operating business. Interest shall accrue on the outstanding principal balance of this loan at an annual rate of 8.25%. Clifford Chapman, our director, Michael Rapp, our President and director, and Philip Wagenheim, our Secretary and director, all serve as management of BCM, a registered broker-dealer.

On August 12, 2009, the Company entered into a loan agreement with BCM, pursuant to which the Company agreed to repay $12,000 on or before the earlier of (i) August 12, 2013 or (ii) the date that the Company (or a wholly owned subsidiary of the Company) consummates a merger or similar transaction with an operating business. Interest shall accrue on the outstanding principal balance of this loan at an annual rate of 8.25%. Clifford Chapman, our director, Michael Rapp, our President and director, and Philip Wagenheim, our Secretary and director, all serve as management of BCM, a registered broker-dealer.

During the year ended December 31, 2010, the Company received a total of $26,382 from BCM. The loans are due upon demand and have an imputed interest rate of 8.25% per annum. Clifford Chapman, our director, Michael Rapp, our President and director, and Philip Wagenheim, our Secretary and director, all serve as management of BCM, a registered broker-dealer.

For the years ended December 31, 2010 and 2009, interest expense was $3,502 and $2,642, respectively.

NOTE 4 — STOCKHOLDERS’ DEFICIT:

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 326,406,250 shares of capital stock, of which 316,406,250 are shares of common stock, par value $.0001 per share (the “Common Stock”) and 10,000,000 are shares of preferred stock, par value $.0001 per share (the “Preferred Stock”).

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

On March 1, 2006, the Company issued 4,218,750, 2,531,250, and 1,687,500 shares to Michael Rapp, Philip Wagenheim, and Clifford Chapman, respectively, for total cash consideration of $30,000 or $.004 per share.

On May 14, 2009, the Company issued 260,955 shares to Charles Allen, for total cash consideration of $927.84 or $.004 per share.

As of December 31, 2010 and 2009, 8,698,455 shares of Common Stock were issued and outstanding.

COMMITTED CAPITAL ACQUISITION CORPORATION
(FORMERLY PLASTRON ACQUISITION CORP. II)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 5 — INCOME TAXES:

At December 31, 2010 and 2009, the Company had a federal operating loss carryforward of approximately $110,222 and $79,781 respectively, which begins to expire between 2026 and 2029.

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31:

	2010	2009
Deferred tax assets:
Net operating loss carryforward	$110,222	$79,781
Total deferred tax assets	38,578	27,923
Less: Valuation Allowance	(38,578)	(27,923)
Net Deferred Tax Assets	$—	$—

The valuation allowance for deferred tax assets as of December 31, 2010 and 2009 was $38,578 and $27,923, respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2010 and 2009, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows for the years ended December 31:

	2010	2009
Federal statutory tax rate	(35.0)%	(35.0)%
Change in valuation allowance	35.0%	35.0%
Effective tax rate	0.0%	0.0%

NOTE 6 — SUBSEQUENT EVENTS:

Related Party Transactions

During the three months ended March 31, 2011, the Company received a total of $14,795 from BCM. The loans are due upon demand and have an imputed interest rate of 8.25% per annum. Clifford Chapman, our director, Michael Rapp, our President and director, and Philip Wagenheim, our Secretary and director, all serve as management of BCM, a registered broker dealer.

During the three months ended March 31, 2011, the Company repaid a total of $2,000 on principal and $484 of accrued interest to Clifford Chapman for full satisfaction of debt.

Stockholder Transactions

In March and April of 2011 the Company entered into separate agreements with two Stockholders to repurchase all of their outstanding shares, a total of 1,948,455 shares, for a total purchase of approximately $7,000. In connection with those agreements the Company also agreed to repay all outstanding Notes Payable to those stockholders, including accrued interest. Total amounts repaid for Notes Payable and accrued interest was approximately $2,500. The funding for both the repurchase of the shares and the repayment of the Notes Payable and accrued interest was provided by BCM under additional Note payable agreements.

COMMITTED CAPITAL ACQUISITION CORPORATION
(FORMERLY PLASTRON ACQUISITION CORP. II)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 6 — SUBSEQUENT EVENTS:  – (continued)

Stock Split

The Company effectuated a 4.21875 for 1 forward stock split on May 20, 2011. Unless otherwise noted, all share and per share amounts in this filing have been retroactively restated to reflect such post-forward stock split amounts.

Also on May 20, 2011 the Company changed its name from Plastron Acquisition Corp. II to Committed Capital Acquisition Corporation.

COMMITTED CAPITAL ACQUISITION CORPORATION

5,000,000 Units

PROSPECTUS

BROADBAND CAPITAL MANAGEMENT LLC

           , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the compensation to qualified independent underwriter) will be as follows:

SEC filing fee	$6,676
FINRA filing fee	6,250
Accounting fees and expenses	35,000
Printing and engraving expenses	30,000
Legal fees and expenses	150,000
Blue Sky legal and filing fees	35,000
Compensation to qualified independent underwriter(1)	50,000
Miscellaneous expenses(2)	10,000
Total	$322,926

(1)	We have engaged Rodman & Renshaw, LLC to be the qualified independent underwriter and agreed to pay Rodman & Renshaw, LLC a fee of $50,000 in consideration for its services and expenses as the qualified independent underwriter. We will pay such fee from the proceeds of a loan provided to us from BCM. Rodman & Renshaw, LLC will receive no other compensation.
(2)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145.  Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our amended and restated certificate of incorporation provides:

The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our amended and restated certificate of incorporation.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On May 14, 2009, we sold 149,808 shares of common stock to a former stockholder for an aggregate purchase price equal to $927.84. All these shares were repurchased at the original purchase price and recorded as treasury stock on April 20, 2011. We sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On May 20, 2011, we effected a 4.21875-for-1 forward stock split. As a result of such forward stock split, we had an aggregate of 6,750,000 shares of common stock outstanding as of the date of this filing.

On May 27, 2011, Mr. Rapp and Mr. Wagenheim transferred 2,067,187 and 1,814,062 initial shares, respectively, to P&P 2, LLC and Mr. Serruya. As a result of the transfers, each of P&P 2, LLC and Mr. Serruya received 2,587,500 and 1,293,750 initial shares, respectively. The purchase price for each initial share was $0.003556.

On May 27, 2011, Mr. Rapp and Mr. Wagenheim contributed 236,613 and 78,873 initial shares, respectively, to Committed Capital Holdings LLC, as a result of which Committed Capital Holdings LLC became the beneficial owner of 315,486 shares of our common stock. Each of Messrs. Rapp and Wagenheim own 6.03% and 2.68%, respectively, of the membership interest of Committed Capital Holdings LLC, but do not exercise voting or dispositive power over the shares of common stock held by Committed Capital Holdings LLC. In addition to Messrs. Rapp and Wagenheim, the members of Committed Capital Holdings LLC include Mr. Eiswerth and certain other employees of BCM. Mr. Eiswerth is the managing member of Committed Capital Holdings LLC and holds a 33.6% interest in Committed Capital Holdings LLC.

If we increase the size of the offering pursuant to Rule 462(b) under the Securities Act or if we decrease the size of our offering, immediately prior to the consummation of this offering, we may effect a forward stock split or a reverse stock split, as the case may be, by an amount such that the aggregate number of initial shares beneficially owned by our initial stockholders would continue to equal 20.0% of our issued and outstanding shares of common stock after giving effect to all forfeitures discussed in the prospectus contained in this registration statement.

Item 16. Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page and which is incorporated by reference herein.

Item 17. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.  To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the registrant under the Securities Act in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of July, 2011.

Committed Capital Acquisition Corporation
By: /s/ Michael Rapp Name: Michael Rapp Title: President and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Michael Rapp Michael Rapp	President and Chairman (principal financial officer) (principal executive officer) (principal accounting officer)	July 22, 2011
* Philip Wagenheim	Secretary and Director	July 22, 2011
* Jason Eiswerth	Director	July 22, 2011

*By: /s/ Michael Rapp Michael Rapp As Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation filed as an exhibit to the Registrant’s Form 10-SB filed with the Securities and Exchange Commission on May 15, 2007.**
3.2	First Amendment to Certificate of Incorporation filed as an exhibit to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 24, 2011.**
3.3	Form of Amended and Restated Certificate of Incorporation.
3.4	Bylaws filed as an exhibit to the Registrant’s Form 10-SB filed with the Securities and Exchange Commission on May 15, 2007.**
3.5	Form of Amended and Restated Bylaws.**
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate (included in Exhibit 4.4).
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Form of Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.*
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.2	Form of Registration Rights Agreement among the Registrant and security holders.
10.3	Form of Letter Agreement by and between the Registrant and each of Michael Rapp, Philip Wagenheim and Jason Eiswerth.
10.4	Form of Letter Agreement by and between the Registrant and each of P&P 2, LLC and Michael Serruya.
10.5	Form of Letter Agreement by and between the Registrant and Committed Capital Holdings LLC.
10.6	Form of Promissory Note of the Registrant issued and to be issued to Broadband Capital Management LLC.**
10.7	Form of Indemnity Agreement.**
10.8	Form of Expense Advancement Agreement by and between the Registrant and Broadband Capital Management LLC.
10.9	Form of Trust Indemnification Agreement by and among the Registrant, Broadband Capital Management LLC and Michael Rapp.
23.1	Consent of De Joya Griffith & Company, LLC.
23.2	Consent of Rothstein, Kass & Company, P.C.
23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).*
24.1	Powers of Attorney of the Directors and Officers of the Registrant.**

*	To be filed by amendment
**	Previously filed